Amendment No. 3 to
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☑           Preliminary Information Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐           Definitive Information Statement

ABC FUNDING, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑           No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

ABC FUNDING, INC.
6630 Cypresswood Drive, Suite 200
Spring, Texas 77379

INFORMATION STATEMENT
February [     ], 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE STOCKHOLDERS OWNING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK (THE “MAJORITY STOCKHOLDERS”).  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement is being furnished on or about the date first set forth above (the “Mailing Date”) to holders of record as of the close of business on January 28, 2009 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of ABC Funding, Inc., a Nevada corporation (the “Company” or “we”), in connection with the following (the “Actions”):

1.	Amending the Company’s Articles of Incorporation (the “Charter Amendment”) to provide for:

•	a change of our name from “ABC Funding, Inc.” to “Cross Canyon Energy Corp.”; and

•	an increase in the number of shares of Common Stock that the Company is presently authorized to issue from 24,000,000 to 149,000,000 shares; and

2.
Adopting the Company’s 2008 Stock Incentive Plan (the “2008 Plan”), pursuant to which  up to an aggregate of 8,500,000 shares of our Common Stock shall be reserved for issuance to employees and non-employee directors of the Company (or our affiliates) in connection with their retention and/or continued employment by the Company.

We are increasing the number of our authorized shares of Common Stock because we do not presently have sufficient shares of common stock available upon the exercise or conversion, as the case may be, of securities that we have previously issued or granted.  Set forth below is a brief summary of such outstanding securities (collectively, the “Outstanding Derivative Securities”):

•
Shares of Series D Preferred Stock issued on September 2, 2008, in partial consideration for our purchase on that date of 100% of the outstanding capital stock of Voyager Gas Corporation (the “Voyager Acquisition”);

•
Warrants granted on September 2, 2008 to CIT Capital USA, Inc., our lender, as additional consideration for a term loan and revolving credit facility (“CIT Credit Facility”) entered into by us to fund the Voyager Acquisition;

•
Warrants granted in May 2008 (the “Bridge Warrants”), as additional consideration for a bridge loan made to us, enabling us to fund the performance deposit in connection with the Voyager Acquisition (the “Bridge Loan”);

•	Shares of Series E Preferred issued on September 2, 2008 to an investor in satisfaction of a debenture issued by us to such investor for funds advanced in the Bridge Loan;

i

•
Shares of Series A Preferred and Series B Preferred issued during May 2008 in exchange for the surrender of certain convertible promissory notes evidencing outstanding indebtedness, consummated in anticipation of our entry into the Bridge Loan (the “Exchange Transaction”);

•
Options awarded and future restricted stock awards agreed to by us on May 22, 2008 and October 1, 2008, as applicable, to our newly hired Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations (collectively, the “Executive Officer Awards”); and

•	Options granted by us between May 2006 and February 2008 to a former officer and certain consultants to the Company (the “Legacy Options”).

All of the transactions pursuant to which we issued, granted or agreed to grant, as the case may be, the Outstanding Derivative Securities have been previously reported in our Current Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

We are adopting the 2008 Plan to enable our Board of Directors (the “Board”) to offer stock options and the other stock-based incentives in connection with retaining the services of outstanding personnel and in encouraging such personnel, together with existing employees, to have a greater financial investment in the Company.

This Information Statement contains information required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to: (i) the authorization of sufficient shares of Common Stock to be available for issuance upon the conversion and exercise, as applicable, of the overlying Outstanding Derivative Securities; (ii) the amendment of the Articles of Incorporation to effect, in part, such increase; and (iii) the adoption of the 2008 Plan.

        With respect to the authorization of additional shares of our Common Stock, we have also included in this Information Statement certain information with respect to the Voyager Acquisition completed on September 2, 2008, pursuant to which a portion of the purchase price we paid for the outstanding stock of Voyager Gas Corporation (“Voyager”) and of the consideration given for related financing consisted of certain of the Outstanding Derivative Securities. Such information includes a description of the acquisition, the related financing, and the business and properties of Voyager to which we succeeded, this later information which is incorporated in the description of the Company contained herein as a result of Voyager being designated as our predecessor after the acquisition. Such information also includes predecessor financial information of Voyager up to the date of the Voyager Acquisition and thereafter, the financial information of the Company, as the successor to substantially all of the business of Voyager.

          By Order of the Board of Directors

February  [    ], 2009                                                                                     /s/ Robert P. Munn
          Robert P. Munn, Chairman

ii

SUMMARY

The following summary highlights selected information from this Information Statement regarding the Actions, the Company and each of the 2008 Plan and the Outstanding Derivative Securities for which a portion of the to be newly-authorized shares of Common Stock will be issued.  The Summary may not contain all of the information that may be important to you and we encourage you to read carefully this entire Information Statement, its exhibits and the other documents referred to herein.  Capitalized terms not otherwise defined herein have the meanings assigned to them elsewhere in this Information Statement.

Overview
The Company
We are an independent oil and natural gas company newly engaged in the exploration, production, development, acquisition and exploitation of natural gas and crude oil properties.  Prior to our completion of the Voyager Acquisition on September 2, 2008, we were a “shell company” defined by, and subject to, the rules and regulations promulgated under the Exchange Act.

Record Date	January 28, 2009.
Effective Date	21st day after mailing of a definitive Information Statement to our stockholders of record on the Record Date, or March ___ 2009 based upon a mailing date of February ___, 2008.
Majority Stockholders	Beneficial holders of 14,151,000 shares of our Common Stock, constituting 60.6% of the Common Stock issued and outstanding at the Record Date, who signed the Consent.
Consent	Consent by the Majority Shareholders approving (i) changing our name, (ii) increasing the authorized shares of Common Stock for issuance and (iii) adopting the 2008 Plan.
Amendment to Articles of Incorporation
Charter Amendment
Certificate of Amendment of our Articles of Incorporation, providing for (i) a change in our name to “Cross Canyon Energy Corp.” and (ii) an increase in the number of authorized shares of our Common Stock to 149,000,000.

Outstanding Derivative Securities
Series A Preferred
99,395 shares of our outstanding preferred stock designated as “Series A” in that Certificate of Designation filed with the State of Nevada on May 15, 2008 and convertible into 1,987,900 shares of Common Stock upon the effectiveness of the Charter Amendment.  Series A Preferred were issued in May 2008 in exchange for outstanding convertible notes issued by us in a prior capital raise.

Series B Preferred
37,100 shares of our outstanding authorized preferred stock, designated as “Series B” in that Certificate of Designation filed with the State of Nevada on May 15, 2008 and convertible into 1,060,318 shares of Common Stock upon the effectiveness of the Charter Amendment. Series B Preferred were issued in May 2008 in exchange for outstanding convertible notes issued by us in a prior capital raise.

Series D Preferred
10,000 shares of our outstanding preferred stock, designated as “Series D” in that Certificate of Designation filed with the State of Nevada on August 27, 2008 and convertible into 17,500,000 shares of Common Stock upon the effectiveness of the Charter Amendment.  Series D Preferred was issued on September 2, 2008 as partial consideration in the Voyager Acquisition (defined below).

Series E Preferred
10,000 shares of our outstanding preferred stock, designated as “Series E” in that Certificate of Designation filed with the State of Nevada on May 29, 2008 and convertible into 1,363,636 shares of Common Stock upon the effectiveness of the Charter Amendment.  Shares of our Series E Preferred were issued on September 2, 2008 in satisfaction of a portion of the Bridge Loan (defined below).

CIT Warrant
Warrant granted to CIT Capital, our lender, as part of the CIT Credit Facility (defined below) and, subject to the effectiveness of the Charter Amendment, exercisable to purchase up to 24,199,996 shares of Common Stock at an initial exercise price of $0.35 per share.  CIT Warrant was granted on September 2, 2008

GHS Warrant
Warrant granted to Global Hunter Securities LLC, our financial advisor, in connection with the CIT Credit Facility and, subject to the effectiveness of the Charter Amendment, exercisable to purchase up to 225,000 shares of Common Stock at an initial exercise price of $0.33 per share.  GHS Warrant was granted on September 2, 2008

Bridge Warrants
Warrants issued to three accredited investors in connection with the Bridge Loan (defined below), exercisable to purchase up to 3,000,000 shares of Common Stock at an exercise price of $0.33 per share.  Bridge Warrants were granted on May 21, 2008.

Legacy Options
Options granted to one former officer and certain consultants to the Company, exercisable for up to 10,500,000 shares of Common Stock at exercised prices ranging between $0.05 and $0.60 per share.  Such Legacy Options were granted between March 2006 and February 2008.

Executive Officer Awards
Options granted and restricted stock (to be awarded upon effectiveness of Charter Amendment) to our Chief Executive Officer and Chief Financial Officer on May 22, 2008 and to our Senior Vice President of Operations on October 1, 2008. Options are exercisable to purchase up to an aggregate of 3,625,000 shares of Common Stock and Restricted Stock Awards consist of an aggregate of 3,375,000 shares of Common Stock, in each case subject to a two-year vesting schedule commencing upon the effectiveness of the Charter Amendment once awarded.

2008 Stock Incentive Plan
2008 Plan
8,500,000 shares of Common Stock reserved at the Effective Date permitting us to grant from time to time any one or a combination of stock options and other stock-based incentives to retain the services of personnel and employees of the Company

Voyager Acquisition
Transaction
Our September 2, 2008 purchase of 100% of the outstanding capital stock of Voyager Gas Corporation (“Voyager”), whereby Voyager was designated as our predecessor and we succeeded as owner, lessee and/or operator of all of Voyager’s oil and gas properties and assets.

Purchase Price	Consideration of $35.0 million in cash and 10,000 shares of our Series D Preferred, having an agreed upon value of $7.0 million
Financing
• Proceeds of $800,000 from the sale of our senior secured convertible debentures due September 29, 2008 (the “Debentures”), to fund payment of the performance deposit in the Voyager Acquisition (the “Bridge Loan”).
• Senior credit facility entered into with CIT Capital USA, Inc. on September 2, 2008, consisting of $50.0 million revolving credit facility and $22.0 million term loan (the “CIT Credit Facility”).

CONSENT AND
DELIVERY OF INFORMATION STATEMENT

This Information Statement is first being mailed on or about February [   ], 2009 to our stockholders of record on the Record Date to provide material information regarding the Actions and, in connection with the Voyager Acquisition, the transaction terms and the business, property and financial information of Voyager and us.

Mr. Alan D. Gaines, one of our directors, and his affiliates, being the respective record holders of 14,151,000 shares our Common Stock, representing, in the aggregate, approximately 60.6% of the outstanding shares of our Common Stock at the Record Date and constituting the Majority Stockholders, have consented in writing to the Actions.  Such approval and consent are sufficient under Section 78.320 of the Nevada Revised Statutes and our bylaws to approve the Actions.  Our Board does not intend to solicit any proxies or consents in connection with the Actions.  Accordingly, the Actions will not be submitted to our other stockholders for a vote and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Actions and the Company in accordance with the requirements of Nevada law and Regulation 14C promulgated under the Exchange Act.

Our Board has previously unanimously approved the Actions.

Regulation 14C promulgated by the SEC under Section 14(c) of the Exchange Act requires that we distribute to our stockholders of record on the Record Date this Information Statement with respect to the Actions authorized by consent of the Majority Shareholders.  Regulation 14C also provides for an effective date of the Actions of not earlier than the 20th day after the mailing of this Information Statement in the definitive form filed with the SEC (the “Effective Date”).

Only one Information Statement is being delivered to two or more stockholders who share an address unless we have received a contrary instruction from one or more of such stockholders.  We will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of this Information Statement, or if in the future you would like to receive multiple copies of Information Statements or proxy statements, or annual reports, or if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at our executive offices at the address specified above.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding this Information Statement.

Our offices are located at 6630 Cypresswood Drive, Suite 200, Spring, Texas 77379 and our telephone number is (832) 559-6060.

 OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 24,000,000 shares of Common Stock, of which 23,363,136 shares were issued and outstanding.  Holders of Common Stock have equal rights to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefore.  Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights and are entitled, upon liquidation, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding.  Shares of Common Stock are not redeemable and have no preemptive or similar rights.  All outstanding shares of Common Stock are fully paid and non-assessable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of (1) the Record Date and (2) the Effective Date, giving pro forma effect only with respect to those additional shares of Common Stock issued under the Outstanding Derivative Securities which automatically convert upon the effectiveness of the Charter Amendment (e.g. outstanding shares of preferred stock and restricted stock awards) by (i) each person who, to our knowledge, beneficially owns more than five percent (5%) of the outstanding shares of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group.  Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	At Record Date(1)		At Effective Date(2)
Name of Beneficial Owner	Amount (3)	Percent of Class	Amount (3)	Percent of Class
Directors and Executive Officers (4)
Robert P. Munn, President, Chief Executive Officer and Director	1,000,000 (5)	4.1%	1,000,000 (5A)	2.1%
Alan D. Gaines, Director	11,151,000(6)	47.7%	11,151,000(6)	24.2%
Carl A. Chase, Chief Financial Officer	750,000 (7)	3.1%	750,000 (7A)	1.6%
Jim B. Davis, Senior Vice President of Operations	583,334 (8)	2.4%	583,334 (8A)	1.2%
Officers and Directors as a Group (4 persons)	13,484,334 (5) (6) (7)(8)	52.4%	13,484,334 (5A) (6) (7A)(8A)	28.3%
Holders of 5% or Greater
Amiel David	5,000,000 (8)	17.8%	5,000,000 (8)	9.8%
Whalehaven Capital Fund Limited	2,563,636 (9)	9.9%	2,563,636 (9A)	5.4%
Natural Gas Partners VII, LP	17,500,000 (10)	42.8%	17,500,000	37.9%
CIT Capital USA Inc.	24,199,996 (11)	50.9%	24,199,996 (11)	34.4%
____________________

(1)	At the Record Date, a total of 23,363,136 shares of our Common Stock were issued and outstanding.

(2)
Assumes issuance of 21,911,854 shares underlying Series A, B, D and E Preferred and 1,125,000 shares underlying Munn, Chase and Davis restricted stock awards upon the effectiveness of the Charter Amendment, for a total of 46,399,999 shares of our Common Stock issued and outstanding.

(3)
For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the Record Date, upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within sixty (60) days from the Record Date have been exercised or converted, as the case may be.

(4)	The address for each of our officers and directors is 6630 Cypresswood Drive, Suite 200, Spring, Texas 77379

(5)
Represents (i) option exercisable to purchase 500,000 shares of our Common Stock at a purchase price of $0.52 per share, which option will be exercisable upon the effectiveness of the Charter Amendment and (ii) 500,000 shares of restricted stock awarded May 22, 2008, issuable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 500,000 shares at $0.57 per share and options to purchase 500,000 shares at $0.62, per share, which options become exercisable on May 22, 2009 and 2010, respectively, and (ii) 500,000 shares of restricted stock that vest on May 22, 2009 and 500,000 shares of restricted stock that vest on May 22, 2010.

(5A)
Includes option exercisable to purchase 500,000 shares of our Common Stock at a purchase price of $0.52 per share, which option will be exercisable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 500,000 shares at $0.57 per share and options to purchase 500,000 shares at $0.62, per share, which options become exercisable on May 22, 2009 and 2010, respectively, and (ii) 500,000 shares of restricted stock that vest on May 22, 2009 and 500,000 shares of restricted stock that vest on May 22, 2010.

(6)
Excludes an aggregate of 3,000,000 shares of Common Stock held by two sons and a daughter of Mr. Gaines, each of whom is greater than 18 years of age, which shares Mr. Gaines may be deemed a beneficial owner thereof because of such relationship.  Mr. Gaines expressly disclaims beneficial ownership of these securities, and this report shall not be deemed to be an admission that he is the beneficial owner of these securities for purposes of Sections 13(d) or 16 or for any other purpose.

(7)
Represents (i) option exercisable to purchase 375,000 shares of our Common Stock at a purchase price of $0.52 per share, which option will be exercisable upon the effectiveness of the Charter Amendment and (ii) 375,000 shares of restricted stock awarded May 22, 2008, issuable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 375,000 shares at $0.57 per share and options to purchase 375,000 shares at $0.62 per share, which options become exercisable on May 22, 2009 and 2010, respectively, and (ii) 375,000 shares of restricted stock that vest on May 22, 2009 and 375,000 shares of restricted stock that vest on May 22, 2010.

(7A)
Includes option exercisable to purchase 375,000 shares of our Common Stock at a purchase price of $0.52 per share, which option will be exercisable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 375,000 shares at $0.57 per share and options to purchase 375,000 shares at $0.62 per share, which options become exercisable on May 22, 2009 and 2010, respectively, and (ii) 375,000 shares of restricted stock that vest on May 22, 2009 and 375,000 shares of restricted stock that vest on May 22, 2010.

(8)
Represents (i) option exercisable to purchase 333,334 shares of our Common Stock at a purchase price of $0.54 per share, which option will be exercisable upon the effectiveness of the Charter Amendment and (ii) 250,000 shares of restricted stock awarded October 1, 2008, issuable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 333,333 shares at $0.59 per share and options to purchase 333,333 shares at $0.65 per share, which options become exercisable on October 1, 2009 and 2010, respectively, and (ii) 250,000 shares of restricted stock that vest on October 1, 2009 and 250,000 shares of restricted stock that vest on October 1, 2010.

(8A)
Includes option exercisable to purchase 333,334 shares of our Common Stock at a purchase price of $0.54 per share, which option will be exercisable upon the effectiveness of the Charter Amendment.  Excludes (i) options to purchase 333,333 shares at $0.59 per share and options to purchase 333,333 shares at $0.65 per share, which options become exercisable on October 1, 2009 and 2010, respectively, and (ii) 250,000 shares of restricted stock that vest on October 1, 2009 and 250,000 shares of restricted stock that vest on October 1, 2010.

(9)
Includes (i) options currently exercisable at $0.35 per share for an aggregate of 1,500,000 shares of Common Stock and (ii) option currently exercisable at $0.53 per share for 3,300,00 shares of Common Stock.  Mr. David’s address is 5707 Spanish Oak Drive, Houston, Texas 77066.

(10)
Represents (i) 1,363,636 shares of our Common Stock underlying 10,000 shares of Series E Preferred issued by us in satisfaction of the Bridge Loan which automatically convert upon the effectiveness of the Charter Amendment (ii)  up to 1,200,000 shares of our Common Stock underlying a warrant granted by us in the Bridge Loan, at an exercise price of $0.33 per share, subject to adjustments and full-ratchet protection under certain circumstances. Whalehaven Capital Fund Limited’s address is 160 Summit Avenue, Montvale, NJ  07645.

(9A)
Includes warrant exercisable to purchase up to 1,200,000 shares of our Common Stock, at a warrant purchase price of $0.33 per share subject to adjustments and full-ratchet protection under certain circumstances.

(11)
Represents 17,500,000 shares of our Common Stock underlying 10,000 shares of Series D Preferred issued by us in the Voyager Acquisition which automatically convert upon the effectiveness of the Charter Amendment.  Holder’s address is c/o Natural Gas Partners, 125 E. John Carpenter Fwy., Ste. 600, Irving, TX  75062.

(12)
Represents up to 24,199,996 shares of our Common Stock underlying a warrant granted by us in connection with the CIT Credit Facility, which warrant is exercisable upon the effectiveness of the Charter Amendment at an exercise price of $0.35 per share, subject to adjustments and full-ratchet protection under certain circumstances.  CIT Capital USA Inc.’s address is 505 Fifth Avenue, 10th Floor, New York, NY 10017.

Change in Control

As disclosed elsewhere in this Information Statement, in connection with the Voyager Acquisition we issued 10,000 shares of our Series D Preferred, which shares will automatically convert into 17,500,000 shares of our Common Stock upon the effectiveness of the Charter Amendment.  After giving effect to the issuance of shares of Common Stock under the Series D Preferred, and assuming no additional issuance of our securities, the shares of Common Stock issuable upon conversion of the Series D Preferred represents an ownership interest of approximately 37.9% of our then issued and outstanding shares.

PROPOSAL ONE -  CHARTER AMENDMENT

The Board of Directors has unanimously adopted and declared advisable, and the Majority Stockholders have approved, the Charter Amendment.

As provided below, the only amendments to our Articles of Incorporation contemplated by the Charter Amendment are: (i) the name change from “ABC Funding, Inc.” to “Cross Canyon Energy Corp.” and (ii) the increase of the number of authorized shares of our Common Stock from 24,000,000 to 149,000,000.

Change of Name.  We believe that the name change from “ABC Funding, Inc.” to “Cross Canyon Energy Corp.” is appropriate because our business focus is in the energy industry, and specifically the oil and natural gas industry following the Voyager Acquisition.

Increase in Number of Authorized Shares of Common Stock. We believe that this increase in the number of our authorized shares is appropriate and in our best interests in order: (i) to cover obligations to issue shares of our Common Stock arising under the Outstanding Derivative Securities, including shares of our Series D Preferred issued to the seller in the Voyager Acquisition and warrants granted in the related acquisition financing; (ii) to issue Awards under the 2008 Plan; and (iii) to have an adequate number of shares of Common Stock available otherwise for issuance in the future.

We intend to effect the Charter Amendment by filing with the Secretary of the State of Nevada a Certificate of Amendment of Articles of Incorporation, substantially in the form attached hereto as Exhibit A, on the 21st day following the mailing of a definitive Information Statement to all of our stockholders of record on the Record Date. The Charter Amendment will be effective upon filing with the Secretary of State of the State of Nevada.

Increasing Number Of Authorized Shares

Increasing the number of our authorized shares enables us: (i) to satisfy our obligations to issue shares of Common Stock arising under the Outstanding Derivative Securities, including shares of our Series D Preferred issued in the Voyager Acquisition and warrants granted in the related acquisition financing; (ii) to grant Awards under our 2008 Stock Incentive Plan having been adopted by the Majority Stockholders as disclosed elsewhere in this Information Statement; and (iii) to have an adequate number of shares of Common Stock available otherwise for issuance in the future.

Current Capital Structure

Under Nevada law, we may only issue shares of capital stock to the extent such shares have been authorized under our Articles of Incorporation.  Currently, our Articles of Incorporation only authorize us to issue 24,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.  Accordingly, we do not presently have sufficient authorized shares to issue upon the conversion or exercise of the Outstanding Derivative Securities.

As of the Record Date, there were 23,363,136 shares of Common Stock issued and outstanding.  Additional shares of our Common Stock are issuable upon the exercise or conversion, as applicable, of derivative securities, as follows: (i) 13,675,000 shares underlying outstanding stock options, (ii) 27,424,996 shares underlying outstanding warrants, (iii) 3,375,000 shares underlying outstanding restrictive stock awards granted to our three executive officers and (iv) approximately 51,000 shares underlying an outstanding convertible promissory note.

Additionally, as of the Record Date there were issued and outstanding or reserved for issuance:  (i) 300,000 shares of Series A Preferred, of which 99,395 shares were outstanding; (ii) 200,000 shares of Series B Preferred, of which 37,500 shares were outstanding; (iii) 2,000 shares of Series C Preferred, of which 1,000 shares were outstanding; (iv) 10,000 shares of Series D Preferred; and (v) 10,000 shares of Series E Preferred.  Except for the Series C Preferred which is not convertible, the outstanding shares of preferred stock are convertible into an aggregate of 21,911,854 shares of Common Stock upon the effectiveness of the Charter Amendment.

Reasons for Increasing Authorized Shares

We believe that this increase in the number of our authorized shares is appropriate and in our best interests in order: (i) to have adequate additional shares of Common Stock available for conversion or exercise, as applicable, of the Outstanding Derivative Securities; (ii) to have shares of Common Stock available for granting Awards under the 2008 Plan to be adopted by the Majority Stockholders as of the Effective Date, as provided elsewhere in this Information Statement under “Adoption of 2008 Stock Incentive Plan”; and (iii) to have shares of Common Stock available for issuance in the future, whether in connection with capital raises, acquisitions or otherwise.

In addition, the number of shares of Common Stock that may be issuable under the Outstanding Derivative Securities is subject to adjustment in certain circumstances, and we may have to issue substantially more shares of Common Stock under these instruments. For instance, the CIT Warrant provides for the exercise price at which such warrant is exercisable to be adjusted downwards in the event that we issue future shares or derivative instruments exercisable for less than $0.35 per share.  Any increase in the number of shares of Common Stock to be reserved for issuance upon exercise or conversion of our outstanding derivative securities reduces the shares available for issuance by us in the future.

In addition to adjustments to the number of shares of our Common Stock issuable upon conversion or exercise of the Outstanding Derivative Securities as provided above, it is also possible that the holders of any warrants and options included in the Outstanding Derivative Securities may elect never to exercise such options or warrants for shares of our Common Stock.  As a result, we are not in a position to quantify how many shares of our Common Stock will ultimately be issuable upon the exercise of these Outstanding Derivative Securities.

By this Information Statement, the Majority Stockholders are adopting the 2008 Plan previously approved by our Board, which 2008 Plan provides for us, subject to the effectiveness of the Charter Amendment, to reserve 8,500,000 shares of Common Stock for use in the subsequent awards to be granted from time to time by us pursuant thereto.

Increasing the number of shares of Common Stock authorized and generally available for future issuance will also afford us the flexibility to issue equity in connection with various other transactions, including, issuing shares of our Common Stock in order to (i) raise capital to finance a potential acquisition, (ii) issue shares of our Common Stock directly to a seller in a potential acquisition, (iii) raise capital to refinance all or a portion of our existing credit facility; and/or (iv) raise capital to accelerate our drilling program and provide general working capital.

Except with respect to the Outstanding Derivative Securities, including the Outstanding Derivative Securities issued in connection with the Voyager Acquisition and related financing, and as may be granted from time to time under the 2008 Stock Plan or to our employees, we currently have no plans, proposals or arrangements to issue any of the authorized shares of Common Stock that would be newly available for any specific purpose, including future acquisitions and/or financings.

Since the number of authorized shares of our Common Stock will be increased to 149,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  However, the proposed increase in the number of shares of authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the number of shares of authorized Common Stock is to provide our management with the ability to issue shares for future acquisitions, financings and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on our behalf.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.  As a consequence, the increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of us or changing our Board of Directors and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.  We currently have no such provisions in any of our governing documents.

As summarized below, provisions of our Articles of Incorporation and bylaws and applicable provisions of the Nevada Revised Statutes governing profit corporations may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing our board of directors and management.  These provisions may also have the effect of deterring hostile takeovers or delaying changes in our control or in our management.

Undesignated Preferred Stock Our Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share, of which 522,000 aggregate shares, designated as Series A, B, C, D and E Preferred, have been issued and outstanding or reserved for issuance as of the Mailing Date.  As such, our Board of Directors (the “Board”) is presently entitled to authorize the issuance of an additional 418,000 shares of preferred stock in one or more series with such designations; preferences; conversion rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our stockholders.  The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Common Stock to decline; or (iii) impairing the voting power and other rights of the holders of our Common Stock.

No Cumulative Voting Our Articles of Incorporation and bylaws do not provide for cumulative voting in the election of directors.  The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for another party to obtain control of us by replacing our Board of Directors.

DESCRIPTION OF
OUTSTANDING DERIVATIVE SECURITIES

Set forth below are the existing Outstanding Derivative Securities previously issued or granted by us in transactions completed between May 2006 and September 2008, for which derivative securities we presently do not have sufficient shares of authorized but unissued common stock available for issuance upon the conversion or exercise, as applicable, of such derivative securities.  All of these transactions were duly authorized and, as indicated below, were previously disclosed in our public filings with the SEC.

Series D Preferred Stock

As part of the purchase price in the Voyager Acquisition, on September 2, 2008 we issued 10,000 shares of our newly designated Series D Preferred to the seller of Voyager.  A more detailed description of the Voyager Acquisition, the business acquired by us pursuant thereto, as well as financial information of Voyager and us, including pro forma data giving effect to the Voyager Acquisition as of June 1, 2008, are included elsewhere in this Information Statement under “Voyager Acquisition,” “Description of Company,” “Financial Statements” and “Management Discussion and Analysis.”

As set forth in the Certificate of Designations with respect to the Series D Preferred, upon the effectiveness of the Charter Amendment each share of Series D Preferred will automatically convert into 1,750 shares of Common Stock for an aggregate of 17,500,000 shares of our Common Stock.  The shares of Series D Preferred rank senior to all other shares of the Company’s capital stock and in parity with the Series E Preferred (discussed below).  The Certificate of Designation provides that if the Charter Amendment is not declared effective within one hundred fifty (150) days from the closing of the Voyager Acquisition, then holders of our Series D Preferred shall be entitled to the same voting rights and vote with (and in the same class as) the holders of Common Stock with respect to every matter voted on by the holders of Common Stock, on an “as if converted” basis.

The issuance of the Series D Preferred, together with governing Certificate of Designations, was previously disclosed by us in our Current Report on Form 8-K filed with the SEC on September 9, 2008.

Series E Preferred Stock

Concurrent with the closing of the Voyager Acquisition, on September 2, 2008 we issued 10,000 shares of our newly designated Series E Preferred to Whalehaven Capital Fund Limited, a purchaser of our Debentures in the Bridge Loan, in satisfaction in full of the redemption price thereof, in the amount of $450,000.  As set forth in the Certificate of Designations with respect to the Series E Preferred, upon the effectiveness of the Charter Amendment each share of Series E Preferred will automatically convert into 136.3636 shares of Common Stock for an aggregate of 1,363,636 shares of our Common Stock.  The shares of Series E Preferred rank senior to all other shares of the Company’s capital stock and are on parity with the Series D Preferred.  The Certificate of Designation provides that if the Charter Amendment is not declared effective within one hundred fifty (150) days from the closing of the Voyager Acquisition, then holders of our Series E Preferred Stock shall be entitled to the same voting rights and vote with (and in the same class as) the holders of Common Stock with respect to every matter voted on by the holders of Common Stock, on an “as if converted” basis.

The issuance of the Series E Preferred, together with governing Certificate of Designations, and the grant of the warrant, together with the form of warrant, were previously disclosed by us in our Current Reports on Form 8-K filed with the SEC on May 23, 2008 and September 9, 2008, respectively.

Warrant to CIT Capital USA, Inc.

As further consideration for entering into the CIT Credit Facility discussed elsewhere in this Information Statement under “Management Discussion and Analysis – Liquidity and Capital Sources”, on September 2, 2008 we issued a warrant to CIT Capital, the lender and administrative agent under the CIT Credit Facility (the “CIT Warrant”), exercisable to purchase up to 24,199,996 shares of our Common Stock, or approximately 27.5% of our Common Stock on a fully-diluted basis at the grant date, at an exercise price of $0.35 per share.  The CIT Warrant is exercisable for a period of seven (7) years and affords the holder(s) thereof full anti-dilution protection in the event in the event we issue future shares or derivative instruments exercisable for less than the then applicable exercise price, as well as other adjustments under certain circumstances.  The CIT Warrant is not exercisable until the effective date of the Charter Amendment.

The grant of the CIT Warrant, together with the form of CIT Warrant, was previously disclosed by us in our Current Report on Form 8-K filed with the SEC on September 9, 2008.

Warrant to Global Hunter Securities LLC

In connection with our entering into the CIT Credit Facility, on September 2, 2008 we issued a warrant to Global Hunter Securities LLC (the “GHS Warrant”), exercisable to purchase up to 225,000 shares of our Common Stock, at an exercise price of $0.33 per share.  The GHS Warrant is exercisable for a period of five (5) years.  The GHS Warrants is not exercisable until the effective date of the Charter Amendment. We had previously retained the services of Global Hunter Securities LLC to assist us in arranging the debt facility, for which services we agreed to pay a cash fee equal based upon any debt raised through it.

The grant of the GHS Warrant, together with form of GHS Warrant, was previously disclosed by us in our Current Report on Form 8-K filed with the SEC on September 9, 2008.

Warrants issued in Bridge Loan

As part of the purchase of the Debentures in the Bridge Loan, on May 21, 2008 we issued warrants to three accredited investors to purchase up to 3,000,000 shares of our Common Stock at an initial exercise price of $0.33 per share, subject to full anti-dilution protection in the event we issue future shares or derivative instruments exercisable for less than the then applicable exercise price, as well as other adjustments under certain circumstances.

Series A and Series B Preferred to Outstanding Note Holders

During May 2008 certain of our previously outstanding (i) convertible promissory notes, in the aggregate principal balance of $965,000 and bearing interest at 12% per annum from September 1, 2007, and due February 28, 2008, and (ii) convertible promissory notes, in the aggregate principal balance of $350,000 and bearing interest of 10% per annum, due October 31, 2008, were exchanged for shares of our Series A Preferred and Series B Preferred, respectively, in satisfaction of our obligations under the notes (the “Exchange Transaction”), including, without limitation, the repayment of principal and accrued unpaid interest thereon.

The Exchange Transaction provided for (i) the issuance of 99,395 shares of Series A Preferred in exchange for the 12% notes, with each share of such preferred stock being automatically convertible into 20 shares of our Common Stock, for an aggregate of 1,987,900 shares of our Common Stock and (ii) the issuance of 37,100 shares of Series B Preferred in exchange for the 10% notes, with each share of such preferred stock being automatically convertible into 28.58 shares of our Common Stock, for an aggregate of 1,060,318 shares of our Common Stock.  The Certificates of Designations with respect to the Series A and B Preferred provide for automatic conversion into shares of our Common Stock upon the effectiveness of the Charter Amendment.

The issuance of the Series A and Series B Preferred, together with respective governing Certificates of Designations, were previously disclosed by us in our Current Report on Form 8-K filed with the SEC on May 21, 2008.

Executive Officer Awards

In connection with our hiring of (i) Robert P. Munn on May 22, 2008 to serve as our Chief Executive Officer and President; (ii) Carl A. Chase on May 22, 2008 to serve as our Chief Financial Officer; and (iii) Jim B. Davis on October 1, 2008 to serve as our Senior Vice President of Operations, we entered into restricted stock agreements with each of Messrs. Munn, Chase and Davis, agreeing to grant them restricted stock awards upon the effectiveness of the Charter Amendment, as follows:

•
1,500,000 shares of our Common Stock to Mr. Munn, which vest equally as to one-third of the shares over a two year period, commencing on the effectiveness of the Charter Amendment and at each of the first and second year anniversary of the grant date;

•
1,125,000 shares of our Common Stock to Mr. Chase, which vest equally as to one-third of the shares over a two year period, commencing on the effectiveness of the Charter Amendment and at each of the first and second year anniversary of the grant date; and

•
750,000 shares of our Common Stock to Mr. Davis, which vest equally as to one-third of the shares over a two year period, commencing on the effectiveness of the Charter Amendment and at each of the first and second year anniversary of the grant date.

Each such officer has, with respect to all of his respective restricted stock (whether then vested or not), all of the rights of a holder of our Common Stock, including the right to vote such shares and to receive dividends as may be declared.  Notwithstanding the preceding sentence, the restricted stock shall not be transferable until and unless they have become vested in accordance with the vesting schedule.

As part of our employment agreements with Messrs. Munn, Chase and Davis, we also executed a series of option agreements, granting each of them options subject to a vesting schedule and graduated exercise prices, as follows:

•
Options to Mr. Munn, exercisable to purchase up to 1,500,000 shares of Common Stock, vesting equally as to 1/3rd of the shares, or 500,000 shares, over a two year period commencing upon the effectiveness of the Charter Amendment at  an exercise price of $0.52 per share, and at each of May 22, 2009 and May 22, 2010 at an exercise price of $0.57 per share and $0.62 per share, respectively, all subject to adjustment in certain circumstances;

•
Options to Mr. Chase, exercisable to purchase up to 1,125,000 shares of Common Stock, vesting equally as to 1/3rd of the shares, or 375,000 shares, over a two year period commencing upon the effectiveness of the Charter Amendment at  an exercise price of $0.52 per share, and at each of May 22, 2009 and May 22, 2010 at an exercise price of $0.57 per share and $0.62 per share, respectively, all subject to adjustment in certain circumstances; and

•
Options to Mr. Davis, exercisable to purchase up to 1,000,000 shares of Common Stock, vesting equally as to 1/3rd of the shares over a two year period commencing upon the effectiveness of the Charter Amendment at an exercise price of $0.54 per share, and at each of October 1, 2009 and October 1, 2010 at an exercise price of $0.59 per share and $0.65 per share, respectively, all subject to adjustment in certain circumstances.

The holders of the options shall have none of the rights and privileges of a stockholder with respect to any of the underlying shares of common stock, in whole or in part, prior to the exercise of the options with respect to such underlying shares. With respect to both the restricted stock awards and option grants (collectively, the “Executive Officer Awards”), the vesting schedule is subject to the executive officer being continuously employed by us at the applicable vesting date.

The Executive Officer Awards, together with the underlying restricted stock agreements and option agreements, were previously disclosed by us in our Current Reports on Form 8-K filed with the SEC on May 23, 2008 and October 6, 2008.

Certain Registration Rights

Neither the Outstanding Derivative Securities nor the underlying shares of Common Stock issuable upon the conversion or exercise of such instruments are registered under state or federal securities laws.  However, as provided herein, certain of the Outstanding Derivative Securities are subject to registration rights as agreed between us and such holder.

On September 2, 2008, we entered into a registration rights agreement with CIT Capital and Voyager Gas Holdings, LP (the “Registration Rights Agreement”), whereby we agreed to file, within ninety (90) days from the closing of the Voyager Acquisition, a registration statement with respect to all shares of Common Stock underlying the CIT Warrant and the shares of Series D Preferred.  In the event that a registration statement covering all such shares is not deemed effective within one hundred eighty (180) days from the closing of the Voyager Acquisition, then we will be obligated to pay liquidated damages on the unregistered shares as set forth in the Registration Rights Agreement.

By that registration rights agreement dated May 21, 2008, between us and the purchasers of Debentures in the Bridge Loan, we agreed, subject to certain cutbacks as applicable, to file a registration statement covering the shares of Common Stock underlying the warrants and the Debentures issued in the Bridge Loan for resale within 90 days from the closing of the Voyager Acquisition, and to cause such registration statement to become effective within 180 days following such closing date.  Upon the occurrence of certain events described in the registration rights agreement, we will be obligated to pay to the purchasers certain penalties.  The Common Stock underlying the Series E Preferred issued in exchange for the Debenture are subject to the foregoing registration rights.

We also granted “piggy-back” registration rights with respect to (i) the shares of Common Stock underlying the options granted to Messrs. Munn and Chase and (ii) the shares of Common Stock underlying the GHS Warrant, affording each the option and warrant holders the opportunity to include for sale in any registration statement under the Securities Act of 1933 (other than in connection with a Form S-8 or any successor form registering any employee benefit plan) we propose to file with respect to our securities, provided, however, in the case of the GHS Warrant shares, that if our underwriter shall advise us in writing that in its opinion the number of shares to be included in such registration is too large, then we will include only such number of underlying Common Stock as such underwriter shall so advise.

It is our current intention also to file a registration statement on Form S-8 with respect to the 2008 Plan and the shares of Common Stock issuable pursuant to awards made from time to time by our Board thereunder, including shares underlying the October 1st grant of options to Mr. Davis and October 1st agreement to award restricted stock to Mr. Davis.

PROPOSAL TWO -  ADOPTION OF 2008 STOCK INCENTIVE PLAN

On September 22, 2008 our Board authorized the adoption of, and on Januray 28, 2009 our Majority Stockholders reaffirmed their approval of, the ABC Funding, Inc. 2008 Stock Incentive Plan (the “2008 Plan”). In accordance with Regulation 14C promulgated by the SEC, the 2008 Plan will become effective on the Effective Date.

Our Board believes that stock options and the other stock-based incentives offered under the 2008 Plan play an important role in retaining the services of outstanding personnel and in encouraging such personnel, together with existing employees, to have a greater financial investment in the Company.

The 2008 Plan, which is incorporated herein, is set forth in its entirety in Exhibit B attached to this Information Statement. Set forth below is a summary of certain aspects of the 2008 Plan:

General Information

Administration of the 2008 Plan. The 2008 Plan will be administered by a Compensation Committee to be appointed by our Board (the “Committee”), which Committee shall be comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain limitations in the 2008 Plan, the Committee establishes the terms and conditions of awards granted under the 2008 Plan, interprets the 2008 Plan and all awards under the 2008 Plan, and administers the 2008 Plan. To the extent no Committee is appointed or is in existence during any time the 2008 Stock Plan is in effect, our Board shall be deemed the “Committee” for purposes of administering the 2008 Stock Plan.

Benefits under the 2008 Plan. As defined under the 2008 Plan, the Committee may grant any one or a combination of Incentive Options (within meaning of the Code), Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights and Phantom Stock Awards, as well as Purchased Stock, Bonus Stock and other Performance Awards (collectively, “Awards”).

Eligible Participants under the 2008 Plan. Except for Incentive Options which may only be granted to Employees of the Company, Awards under the 2008 Plan may be granted to Employees and Non-Employee Directors of the Company (as such terms are defined in the 2008 Plan) who are designated by the Committee. No employee may receive Awards under this 2008 Plan in any given year which, singly or in the aggregate, cover more than 2,000,000 shares of the Company’s Common Stock.

Shares Available under the 2008 Plan. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2008 Plan shall not exceed 8,500,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

Awards Under the 2008 Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under the Code and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2008 Plan), an option may be extended for up to 12 months depending on the circumstances. The option price shall not be less than the fair market value of the Common Stock on the date of grant. In the case of an award of Incentive Options to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price shall not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term shall not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Committee, by tender of shares of Common Stock having an equivalent fair market value or delivery of shares of Common Stock for which the option is being exercised to a broker for sale on behalf of the option holder. With respect to Incentive Options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year shall not exceed $100,000.

Restricted Stock. The Committee may also award shares of Restricted Stock. The shares will be issued as restricted stock within the meaning of Rule 144 of the Securities Act of 1933, as amended. Such grant would set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain in the employ of the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant would terminate and the grantee would be required to return any unvested shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested shall vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2008 Plan). The grantee can not dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Stock Appreciation Rights and Phantom Stock Awards. The Committee may grant stock appreciation rights (“SARs”), either singly or in combination with an underlying stock option under the 2008 Plan, and Phantom Stock Awards. SARs entitle the recipient to receive, upon exercise, the excess of the fair market value per share on the date of exercise over the grant price as determined by the Committee, subject to a specified cap amount, and are designed to give the grantee the same economic value that would have been derived from exercise of an option. Phantom Stock Awards are rights granted to a recipient to receive cash or Common Stock equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period. The term of a SAR or Phantom Stock Award shall be fixed by the Committee. Payment under SARs and Phantom Stock Awards may be made in cash, in shares or a combination of both at the discretion of the Committee. If a SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

Bonus Stock and Performance Awards. The Committee may grant Bonus Stock in consideration of services performed or Performance Awards, under which payment may be made in shares of the Common Stock, a combination of shares and cash or cash if the performance of the Company or any subsidiary or affiliate of the Company selected by the Committee meets certain goals established by the Committee and approved by our Board during an award period. Subject to the approval of our Board, the Committee would determine the goals, the length of an award period (not less than one year and not more than ten years), the maximum payment value of a Performance Award (not to exceed $1,000,000 to any employee in any one year) and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in the employ of the Company until the completion of, and settlement under, the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Other Stock or Performance-Based Awards. The Committee also may grant shares of Common Stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2008 Plan but is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as are deemed by the Committee to be consistent with the purposes of the 2008 Plan. Such other stock or performance-based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Purchased Stock. The Committee may sell shares of Common Stock on such terms and conditions it determines.

U.S. Federal Income Tax Consequences

Following is an explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the United States.

Stock Options. The grant of an Incentive Option or a Non-qualified Stock Option would not result in income for the grantee or a deduction for the Company.

The exercise of a Non-qualified Stock Option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

SARs and Performance Awards. The grant of a SAR or a Performance Award would not result in income for the grantee or a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company, and further assuming no Section 83(b) election is made by the grantee. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

Purchased Stock and Phantom Stock Awards. If Purchased Stock is sold to the grantee for less than its fair market value, the grantee would recognize ordinary income upon receipt of the shares based on such discount. If in the form of a Phantom Stock Award, they generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. In all events, the Company would be entitled to a deduction for the amount included in the grantee’s income.

Other Tax Consideration. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us paid to covered employees. The limit, however, does not apply to “qualified performance-based compensation”. We believe that grants of stock options, SARs, Performance Awards and other Awards payable upon the attainment of performance goals under the 2008 Plan will qualify as qualified performance-based compensation. Also, section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. The Committee intends to structure deferred compensation items in compliance with Section 409A. In addition, Awards that are granted, accelerated or enhanced upon the occurrence of a Change in Control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Internal Revenue Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax on the participant.

State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the 2008 Plan may in some instances be made to recipients who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

The foregoing summary of the U.S. income tax consequences in respect of the 2008 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect to foreign, state and local tax laws.

Other Information

The 2008 Plan will be effective approximately 20 days after the mailing of this Information Statement to all stockholders of the Company on the Record Date and will terminate on the tenth (10th) year anniversary thereof, unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2008 Plan at any time, but such amendment, suspension or termination shall not adversely affect any Award then outstanding without the participant’s consent. Any amendment that would constitute a “material amendment” of the 2008 Plan (as determined by the Committee, in their sole discretion, subject to the rules and regulations of the OTC Bulletin Board, if any, governing the use of such term in the context of an employee benefit plan), as amended, shall be subject to stockholder approval. Likewise, if the Exchange Act requires the Company to obtain stockholder approval, then such approval will be sought.

Unless approved by stockholders or as specifically otherwise required by the 2008 Plan (for example, in the case of a stock split), no adjustments or reduction of the exercise price of any outstanding incentive may be made in the event of a decline in stock price, either by reducing the exercise price of outstanding incentives or by canceling outstanding incentives in connection with re-granting incentives at a lower price to the same individual.

Awards may be exercised only by the Employee or Non-Employee Director to whom they are granted and are generally not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income or gain for incentives under the 2008 Plan.

Specific Award Grants

Employees or Non-Employee Directors who will participate in the 2008 Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Except with respect to the options granted and agreement to award restricted stock to Mr. Davis in connection with his hiring as Senior Vice President of Operations, no determinations have yet been made and it is not possible to state the terms of any individual options which may be issued under the 2008 Plan or the names or positions of, or respective amounts of the allotment to, any individuals who may participate.

COMPENSATION INFORMATION CONCERNING
EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation.

The following sets forth the annual and long-term compensation received by (i) our Chief Executive Officer ("CEO"), (ii) our two most highly compensated executive officers, if any, other than the CEO, whose total compensation during fiscal year 2008 exceeded $100,000 and who were serving as executive officers at the end of the 2008 fiscal year and (iii) the two most highly compensated former officers (collectively, the "Named Executive Officers"), at our fiscal years ended June 30, 2008 and 2007:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert P. Munn Chief Executive Officer (1)	2008	24,716	--	780,000	738,674	--	--	650 (2)	1,544,040
Carl A. Chase Chief Financial Officer (3)	2008	19,773	--	585,000	554,006	--	--	--	1,158,779
Steven Barrenechea Chief Executive Officer (4)	2008	27,000	--	--	239,423	--	--	--	266,423
Richard Cohen Chief Financial Officer (4)	2008	36,000	--	--	72,564	--	--	--	108,564
	2007	72,000	--	--	294,623	--	--	--	366,623
________________

(1)	Mr. Munn was employed as our Chief Executive Officer on May 22, 2008.

(2)	Includes $650 monthly car allowance.

(3)	Mr. Chase was employed as our Chief Financial Officer on May 22, 2008.

(4)	Mr. Barrenechea served as our Chief Executive Officer and a director from September 2007 until his resignation on May 22, 2008, and continues to be employed by us as an advisor.

(5)	Mr. Cohen served as our Chief Financial Officer until his resignation in January 2008.

The following table indicates the total number and value of exercisable stock options and restricted stock awards held by the Named Executive Officers during the 2008 fiscal year:

Outstanding Equity Awards at June 30, 2008
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Robert P. Munn, Chief Executive Officer (1)	--	500,000	--	$0.52	5/20/13	1,500,000	(2)	825,000	--	--
	--	500,000	--	$0.57	5/20/13	--		--
	--	500,000	--	$0.62	5/20/13	--		--
Carl A. Chase, Chief Financial Officer (3)	--	375,000	--	$0.52	5/20/13	1,125,000	(4)	618,750	--	--
	--	375,000	--	$0.57	5/20/13	--		--	--	--
	--	375,000	--	$0.62	5/20/13	--		--	--	--
Steven Barrenechea, Chief Executive Officer (5)	--	500,000	--	$0.35	12/29/12	--		--	--	--
	--	250,000	--	$0.52	2/27/13	--		--	--	--
Richard Cohen, Chief Financial Officer (6)	--	250,000	--	$0.30	5/22/12	--		--	--	--
	--	250,000	--	$0.35	10/26/12	--		--	--	--
____________

(1)	Mr. Munn was employed as our Chief Executive Officer on May 22, 2008.
(2)
Restricted Stock Awards vest with respect to 1/3rd of the total shares, or 500,000 shares, awarded on each of the effective date of the Charter Amendment and the first and second year anniversary of the grant date.

(3)	Mr. Chase was employed as our Chief Financial Officer on May 22, 2008.
(4)
Restricted Stock Awards vest with respect to 1/3rd of the total shares, or 375,000 shares, awarded on each of the effective date of the Charter Amendment and the first and second year anniversary of the grant date.

(5)	Mr. Barrenechea served as our Chief Executive Officer and a director from September 2007 until his resignation on May 22, 2008, and continues to be employed by us as an advisor.
(6)	Mr. Cohen served as our Chief Financial Officer until his resignation in January 2008.

Employment Agreements

We currently have in place employment agreements with respect to our principal executive and financial officers, providing for the following:

•
Robert P. Munn to serve as our President and Chief Executive Officer, at an initial annual base salary of $225,000, which base salary shall increase to $260,000 at the first anniversary date of his employment, subject to increase upon review of our Board;

•
Carl A. Chase to serve as our Chief Financial Officer, at an initial annual base salary of $180,000, which base salary shall increase to $210,000 at the first anniversary date of his employment, subject to increase upon review of our Board; and

•
Jim B. Davis to serve as our Senior Vice President of Operations, at an initial annual base salary of $190,000, which base salary shall be subject to increase at the first anniversary date of his employment upon review of our Board.

        The initial term of employment under their respective employment agreements is two (2) years, unless earlier terminated by us or the executive officer by reason of death, disability, without cause, for cause, for "good reason," change of control or otherwise.

In addition to their base salaries, Messrs. Munn, Chase and Davis are guaranteed an annual bonus of $45,000, $36,000 and $38,000, respectively, on the first year anniversary and an amount up to 100%, 75% and 75%, respectively, of such officer's then applicable base salary, as determined by our Board or committee thereof, based on such officer's performance and achievement of quantitative and qualitative criteria set by our Board, for such year.  Each of Messrs. Munn, Chase and Davis is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our senior officers.

Upon termination of an officer without "cause", upon the resignation of either officer for "good reason", or upon his termination following a "change of control" (each as defined in the employment agreements), such officer will be entitled to receive from us, in addition to his then current base salary through the date of resignation or termination, as applicable, and pro rata bonus and fringe benefits otherwise due and unpaid at the time of resignation or termination, a severance payment equal to twelve (12) months base salary at the then current rate plus pro rata performance bonus earned and unpaid through the date of termination or resignation, as applicable.  Each such officer shall also be entitled to any unpaid bonus from the preceding year of employment, and any restricted stock granted to him shall immediately vest and all other stock options or grants, if any, made to him pursuant to any incentive or benefit plans then in effect shall vest and be exercisable, as applicable, in accordance with the terms of any such plans or agreements.

We have also agreed to pay these executive officers an additional gross-up amount equal to all Federal, state or local taxes that may be imposed upon them by reason of the severance payments.

Each of Messrs. Munn, Chase and Davis have agreed that, during the respective term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause or following a change of control), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any five (5) mile radius from any property that we then have an ownership, leasehold or participation interest.  Each officer is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Restricted Stock Agreements

Pursuant to the restricted stock agreements, we agreed to grant upon the effectiveness of the Charter Amendment restricted stock awards to each of Messrs. Munn, Chase and Davis, as follows:

•
1,500,000 shares of our Common Stock to Mr. Munn, which vest equally as to one-third of the shares over a two year period, commencing on the effective date of the Charter Amendment in the State of Nevada and each of the first and second year anniversary of the grant date;

•
1,125,000 shares of our Common Stock to Mr. Chase, which vest equally as to one-third of the shares over a two year period, commencing on the effective date of the Charter Amendment in the State of Nevada and each of the first and second year anniversary of the grant date; and

•
750,000 shares of our Common Stock to Mr. Davis, which vest equally as to one-third of the shares over a two year period, commencing on the effectiveness of the Charter Amendment and at each of the first and second year anniversary of the grant date.

The above vesting schedule is subject to the officer being continuously employed by us at the applicable vesting date.

        As provided in the restricted stock agreements, we have also agreed to pay Mr. Munn and Mr. Chase an additional gross-up amount equal to all federal, state or local taxes imposed upon him by reason of the restricted stock awards.

Each officer has, with respect to all of the restricted shares (whether then vested or not), all of the rights of a holder of our Common Stock, including the right to vote such shares and to receive dividend as may be declared.  Notwithstanding the proceeding sentence, the restricted stock shall not be transferable until and unless they have become vested in accordance with the vesting schedule.

Option Agreements

As part of the employment agreement with Mr. Munn, on May 22, 2008, we granted stock options, exercisable for up to 1,500,000 shares of our Common Stock, as follows:

•
option exercisable for up to 500,000 shares, at an exercise price of $0.52 per share (the closing price of our Common Stock, as reported by the OTC Bulletin Board on May 22, 2008), which option vests with respect to these shares on the effectiveness of the Charter Amendment in the State of Nevada;

•	option exercisable for up to 500,000 shares, at an exercise price of $0.57 per share, which option vests with respect to these shares on May 22, 2009; and

•	option exercisable for up to 500,000 shares, at an exercise price of $0.62 per share, which option vests with respect to these shares on May 22, 2010.

As part of the Employment Agreement with Mr. Chase, on May 22, 2008 we granted stock options, exercisable for up to 1,125,000 shares of our Common Stock, as follows:

•
option to Mr. Chase for up to 375,000 shares, at an exercise price of $0.52 per share (the closing price of our Common Stock, as reported by the OTC Bulletin Board on May 22, 2008), which option vests with respect to these shares upon the effectiveness of the Charter Amendment in the State of Nevada;

•	option to Mr. Chase for up to 375,000 shares, at an exercise price of $0.57 per share, which option vests with respect to these shares on May 22, 2009; and

•	option to Mr. Chase for up to 375,000 shares, at an exercise price of $0.62 per share, which option vests with respect to these shares on May 22, 2010.

As part of the Employment Agreement with Mr. Davis, on October 1, 2008 we granted stock options, exercisable for up to 1,000,000 shares of our common stock, as follows:

•
option to Mr. Davis for up to 333,334 shares, at an exercise price of $0.54 per share (the closing price of our common stock, as reported by the OTC Bulletin Board on October 1, 2008), which option vests with respect to these shares upon the effectiveness of the Charter Amendment;

•	option to Mr. Davis for up to 333,333 shares, at an exercise price of $0.59 per share, which option vests with respect to these shares on October 1, 2009; and

•	option to Mr. Davis for up to 333,333 shares, at an exercise price of $0.65 per share, which option vests with respect to these shares on October 1, 2010.

        Options vesting on May 22, 2009 and May 22, 2010 are subject to acceleration in the event we undergo a "change of control" while such executive officer is still employed by us.  All options expire on May 22, 2015.

The holders of the options shall have none of the rights and privileges of a stockholder of the Company with respect to any of the underlying shares of Common Stock, in whole or in part, prior to the exercise of the options with respect to such underlying shares.

         We granted "piggy-back" registration rights to the option holders affording each of them the opportunity to include for sale in any registration statement under the Securities Act (other than in connection with a Form S-8 or any successor form registering any employee benefit plan ) we propose to file with respect to our securities any time during the next five (5) years, commencing May 22, 2009.

2004 Non-Statutory Stock Option Plan

Pursuant to the May 14, 2004 Board’s approval and subsequent stockholder approval, the Company adopted our 2004 Non-Statutory Stock Option Plan (the "2004 Plan") whereby we reserved for issuance up to 1,500,000 shares of our Common Stock.  On September 22, 2008, our Board terminated the 2004 Plan in favor of the 2008 Plan.  As of the Record Date, no options had been issued under the 2004 Plan.

Director Compensation

Directors of the Company are not compensated in cash for their services but are reimbursed for out-of-pocket expenses incurred in furtherance of our business.

VOYAGER ACQUISITION

Summary

On September 2, 2008, we purchased all of the outstanding capital stock of Voyager Gas Corporation in the Voyager Acquisition, of which the material terms are summarized as bullet points below.  A more detailed description of the Voyager Acquisition is set forth following the below chart.

What We Purchased?	• 100% of the issued and outstanding capital stock of Voyager Gas Corporation (“Voyager”) from Voyager Gas Holdings, L.P., the sole stockholder.
What We did Not Purchase?	• No long-term debt of Voyager was purchased, which debt was discharged in full by us at closing.
Results of Purchase?
• We succeeded to the business of Voyager, including all right and title to the oil and gas lease blocks located on approximately 14,300 net acres located in Duval County, Texas, and Voyager was designated our predecessor.

What We Paid?	• $42.0 million purchase price paid, consisting of $35.0 million in cash and 10,000 shares of our Series D Preferred stock, having an agreed upon value of $7.0 million.
What We Were Not Obligated to Pay?	• If our title and environmental due diligence had revealed defects with an aggregate value in excess of $400,000, we would have been entitled to an adjustment to the purchase price.
Do We have to Register Our Stock given to Seller?
• The 10,000 Series D Preferred shares paid, and the underlying 17,500,000 aggregate shares of common stock into which they are convertible, were NOT registered; however, we have agreed to register the underlying common stock.

How We Financed the Purchase?	• We financed the Voyager Acquisition through our sale of convertible debentures ($800,000 performance deposit made under purchase agreement) and our senior credit facility with CIT Capital USA, Inc.

Business Conducted by Voyager

Voyager is in the business of oil and natural gas exploration and production.

As a result of the Voyager Acquisition, we succeeded to substantially all of the business operations and properties of Voyager and Voyager was designated as our predecessor.

As described more particularly in this Information Statement under “Description of Company – Our Properties and Areas of Operation” and “Financial Statements – Financial Statements of Business Acquired”, the business and properties of Voyager to which we succeeded include working and other interests in oil and gas leases, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities.  Included in the assets also is a proprietary 3-D seismic data base covering a majority of the property.  We did not assume any long-term debt of Voyager.

Financial Data of Voyager

Attached elsewhere in this Information Statement under “Financial Statements” and “Management Discussion and Analysis” is financial information pertaining to Voyager, as our predecessor.  Such financial information consists of:  (i) consolidated financial statements of the Company for the most recent quarterly period ended September 30, 2008 and (ii) financial statements of Voyager Gas Corporation, our predecessor, for the years ended December 31, 2007 and 2006 (audited) and for the six month stub period ended June 30, 2008 and 2007 (unaudited) (collectively, the “Financial Statements’).

Purchase Agreement and Terms of Transaction

On September 2, 2008, we completed the Voyager Acquisition, whereby we purchased all of the outstanding capital stock of Voyager Gas Corporation, the owner of interests in oil and gas lease blocks located on approximately 14,300 net acres located in Duval County, Texas.  As a result of the Voyager Acquisition, we succeeded to substantially all of the properties and assets of Voyager, which now reside in the wholly-owned subsidiary of ours created by our purchase of all of its capital stock.

The terms and conditions of the Voyager Acquisition were set forth in that Stock Purchase and Sale Agreement, dated May 22, 2008, and subsequently amended by the First Amendment to the Stock Purchase and Sale Agreement dated August 15, 2008 and the Second Amendment to the Stock Purchase and Sale Agreement dated September 2, 2008 among the us, Voyager Gas Corporation and Voyager Gas Properties, L.P., as seller (as amended, the “Purchase Agreement”).  A copy of the Purchase Agreement and amendments thereto were included as exhibits to our Current Reports on Form 8-K previously filed with the SEC on May 23, 2008 and September 9, 2008, respectively. The summary of the material terms of the Voyager Agreement below and elsewhere in this Information Statement is qualified in its entirety by reference to the Purchase Agreement attached as an exhibit thereof.  This summary may not contain all of the information about the Purchase Voyager Agreement that is important to you.

The purchase price in the Voyager Acquisition consisted of cash consideration of $35.0 million and 10,000 shares of our Series D Preferred, having an agreed upon value of $7.0 million.  Subject to the effectiveness of the Charter Amendment, the shares of Series D Preferred shall automatically be convertible into 17,500,000 shares of our Common Stock.  As part of the transaction, we granted registration rights to the Seller, whereby we agreed to file a registration statement covering the common stock underlying the shares of Series D Preferred for resale within 90 days from the closing, and to cause such registration statement to become effective within 180 days following the closing.  Our failure to timely register these shares shall result in the imposition of penalties against us.

The cash portion of the purchase price included a performance deposit, in the sum of $800,000, which was credited against the purchase price at the closing.   We paid the performance deposit in May 2008 upon entering into the Purchase Agreement to serve as liquidated damages in the event we failed to complete the purchase of Voyager due to our failure to perform or satisfy certain pre-closing conditions, chief among them our obtaining acquisition financing.

Under the Purchase Agreement, the price paid was subject to adjustment to the extent that our due diligence identified any individual uncured title defect or unremedied environmental defect in excess of $400,000, with us having the right to terminate the transaction if the aggregate amount of any such adjustment equaled or exceeded $8,400,000.  No adjustments were made to the purchase price as a result of our due diligence investigations.

Included in the Purchase Agreement were customary representations and warranties (subject, in some cases, to specified exceptions and qualifications) by the parties relating to, among other things:

•	corporate organization, existence and good standing;
•	corporate authorization of the Voyager Agreement and related transactions and non-contravention of law;
•	enforceability and validity of agreements;
•	capital structure;
•	authorization of the securities to be issued by us;
•	title to properties acquired and absence of encumbrances;
•	compliance with laws and regulations, including environmental laws;
•	accuracy of financial statements;
•	adequacy of internal accounting controls, disclosure controls and books and records;
•	payment of taxes;
•	adequacy of their insurance;
•	title to the shares of Voyager acquired by us; and
•	the absence of material litigation.

These representations and warranties were made to and solely for the benefit of the parties to the Purchase Agreement, and the assertions embodied in such representations and warranties were qualified by information contained in additional disclosures made in the schedules delivered in connection with signing the Purchase Agreement.  These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosures.

The Purchase Agreement provides for us to indemnify and hold harmless the seller from all claims and liabilities resulting from any breach by us of any of our representations, warranties, and covenants thereunder, claims for securities law violations, as well as all claims and liabilities resulting from the business and operations of Voyager and the ownership, use, and operation of the properties and assets, except for certain specific claims and liabilities discussed below for which we may seek indemnification from the Seller. Similarly, the Voyager Agreement provides that, subject to certain limitations discussed below, the seller will indemnify and hold us harmless from all claims and liabilities resulting from any breach by the seller or Voyager of any of their representations, warranties, and covenants under the Purchase Agreement (except for certain representations and warranties relating to title to and the environmental condition of the assets purchased, for which our remedies are limited to reductions of the purchase price), as well as all claims and liabilities related to certain "Retained Liabilities". Retained Liabilities include (a) long term debt of Voyager not paid and discharged in full at the Closing, (b) certain residual well plugging liabilities of Voyager with respect to an oil and gas field sold by Voyager in 2007, and (c) certain tax liabilities.

The above-described indemnity obligations are subject to several additional limitations. Neither the seller nor we will be entitled to indemnification by the other party for a breach of or inaccuracy in a representation or warranty of the other party unless the claim for indemnification is asserted within nine (9) months after the closing. In addition, the seller will not be entitled to indemnification with respect to a breach by us of any of our representations, warranties, or covenants under the Purchase Agreement, and we will not be entitled to indemnification of any kind from the seller, unless, in each case, the liability for which indemnity is sought exceeds $50,000, and the aggregate liabilities associated with claims for which the relevant party seeks indemnification exceed $600,000, and then only to the extent of the excess. Finally, the exposure of the seller for claims by us for indemnification is capped at $600,000, and all such claims by us (if any) will be satisfied out of an escrowed fund of $600,000 held out of the cash portion paid at the closing.

Except for the dilutive effect of the increased shares of Common Stock to be issued upon conversion of the Series D Preferred Stock, there are no changes in the rights of any of our existing shareholders as a result of the Voyager Acquisition.

No regulatory approvals were required to consummate the Voyager Transaction and, except for the independent report regarding April 1, 2008 reserve estimates for Voyager Gas Corporation prepared by Ralph E. Davis, independent petroleum engineers, the executive summary of which is attached as Exhibit C hereto (the “Reserve Report”), the financial statements of Voyager and our due diligence concerning title and environmental defects, we did not utilize or rely upon any third-party reports, opinions or appraisals.

Acquisition Financing

We financed the Voyager Acquisition with funds from the CIT Credit Facility, including (i) a one-time advance to us of $22.0 million under our term loan agreement with CIT Capital, as lender, and (ii) $11.5 million under our senior secured revolving credit facility, which is subject to an initial borrowing base of $14.0 million or an amount determined based on semi-annual review of our proved oil and gas reserves.  A more detailed description of our credit agreement among the Company, CIT Capital, as Administrative Agent and the lender named therein and our second lien term loan agreement among the Company, CIT Capital, as the lender is set forth elsewhere in this Information Statement under “Management Discussion & Analysis – Liquidity and Capital Resources”.

We financed the performance deposit under the Purchase Agreement from the proceeds received in our sale of senior secured convertible debentures (the “Debentures”) on May 21, 2008.  The Debentures matured the earlier of September 29, 2008, or the closing date under the Purchase Agreement, and were satisfied in full by our payment of the aggregate redemption price of $900,000 or, at the election of the Debenture holders, by the conversion of the Debentures into shares of our Series E Preferred Stock.  On September 2, 2008, we repaid $450,000 principal amount of the Debentures in cash from our senior credit facility and issued, in full satisfaction of our obligation with respect to the other $450,000 principal amount, 10,000 shares of our Series E Preferred.  A more detailed description of our Series E Preferred, and the related registration rights granted with respect to the underlying shares of Common Stock issuable upon conversion thereof, is set forth elsewhere in this Information Statement under “1. Charter Amendment – Description of Outstanding Existing Securities – Series E Preferred”

Past Contacts

Prior to such time as the prospective purchase of the capital stock from Voyager Gas Holdings, L.P. was presented to our Board in April 2008, there was only limited contacts between us and seller concerning the terms and conditions of any such purchase. Before the negotiation, execution and performance of the Purchase Agreement, no prior course of business existed between us and Voyager.

COMPANY DESCRIPTION
Overview

    We were incorporated as a Nevada corporation in May 2004.  As a result of us succeeding to substantially all of the business of Voyager following the Voyager Acquisition on September 2, 2008, we became an independent oil and natural gas company engaged in the exploration, production, development, acquisition and exploitation of natural gas and crude oil properties.  Our oil and natural gas operations and assets are situated with Voyager, now our wholly-owned subsidiary, acquired in the Voyager Acquisition

Corporate Background

Prior to the Voyager Acquisition on September 2, 2008, we were a “shell company” as that term is defined under Rule 12b-2 under the Exchange Act, and as such, were subject to rules of the SEC applicable to shell companies.  We had only conducted nominal operations and had only nominal assets during this time.  To date, our activities primarily had involved capital-raising activities and business planning, with the stated intention to engage in the oil and natural gas industry by (i) acquiring established oil and gas properties and exploiting them through the application of conventional and specialized technology to increase production, ultimate recoveries, or both, and (ii) participating in joint venture drilling programs with repeatable low risk results.

We were initially incorporated to be a mortgage brokerage firm and prior to April 2006, our operations as a mortgage broker consisted of originating or locating possible mortgage loans, including, conventional loans, jumbo loans, home equity and second mortgages, non-conforming loans, sub-prime loans and construction loans, that we would refer to lending sources to fund.  However, we never funded any loans.

On April 28, 2006, Energy Venture, Inc., a privately-held Delaware corporation (“Energy Venture”) consummated its acquisition of shares of our Common Stock in accordance with the terms of a stock purchase agreement among Energy Venture and certain selling stockholders named therein.  Under the stock purchase agreement, Energy Venture acquired a total of 8,200,000 shares of our Common Stock, constituting, in the aggregate, 82% of our then issued and outstanding shares of Common Stock.

On May 26, 2006, we and our wholly-owned subsidiary, EVI Acquisition Corp., a newly-formed Nevada corporation, entered into, and consummated, an agreement and plan of merger with Energy Venture.  Pursuant to the merger agreement, Energy Venture merged with and into EVI Acquisition Corp. and, in return: (i) each share of common stock of Energy Venture, par value $.0001 per share, then issued and outstanding was exchanged for one share of our Common Stock; (ii) each outstanding option to purchase shares of common stock of Energy Venture was exchanged for an option to purchase, at the same exercise price, an equal number of shares of our Common Stock; and (iii) all of the obligations and liabilities of Energy Venture were assumed by us.  As part of the merger, EVI Acquisition Corp. amended its Articles of Incorporation to change its name to “Energy Venture, Inc.”  As a result of the merger, the former stockholders of Energy Venture became our controlling stockholders.

Since we had no substantial assets immediately prior to the merger, the transaction was treated for accounting purposes as a reverse acquisition and was accounted for as a recapitalization of Energy Venture rather than a business combination.  Consequently, the historical financial statements of Energy Venture became the historical financial statements of the Company.

Voyager Acquisition and Financing

On September 2, 2008, we consummated the Voyager Acquisition, whereby we purchased pursuant to the Purchase Agreement all of the outstanding capital stock of Voyager Gas Corporation, the owner of interests in oil and gas lease blocks located on approximately 14,300 net acres located in Duval County, Texas, as more particularly described below under “– Our Properties and Areas of Operation,” including working and other interests in oil and gas leases, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities.  The purchase price in the Voyager Acquisition consisted of cash consideration of $35.0 million and 10,000 shares of our Series D Preferred, having an agreed upon value of $7.0 million.

    A more detailed description of the Voyager Acquisition, the business to which we succeeded thereby, as well as financial information of Voyager, as our predecessor, up to the date of the acquisition and, thereafter, of us on a consolidated basis with Voyager as our wholly-owned subsidiary, are included elsewhere in this Information Statement under “Voyager Acquisition,” “Financial Statements” and “Management Discussion and Analysis.”

    We financed the Voyager Acquisition with proceeds from the Bridge Loan and our senior credit facility, the terms and conditions of which are more particularly set forth elsewhere in this Information Statement under “Management Discussion & Analysis – Liquidity and Capital Resources”

Our Properties and Areas of Operation

With the completion of the Voyager Acquisition, the oil and natural gas properties of our newly-acquired subsidiary consist of approximately 14,300 net acres located in Duval County, South Texas, on trend with several prolific producing Frio, Jackson and Yegua (Oligocene and Eocene) fields (the “Duval County Properties”).

The Duval County Properties have established production over a substantial acreage position with proved reserves from over ten different horizons located at depths ranging from 4,000 to 7,500 feet.  As of April 1, 2008, the Duval County Properties had independently engineered proved reserves of 16.2 Bcfe.  By category, this includes 5.2 Bcfe of proved developed producing, 5.6 Bcfe of proved developed non-producing, and 5.4 Bcfe of proved undeveloped reserves.  Approximately 69% of total proved reserves is natural gas.  Net daily production averaged over 3.0 Mmcfe for the month of August 2008.

The SEC net present value of proved reserves (PV10) as of April 1, 2008 totaled $75.6 million, $122.9 million including probable reserves, as per the Reserve Report with respect to Voyager Gas Corporation, now a wholly-owned subsidiary of ours.  We are the operator and own an average 100% working interest in its proved reserve base.

The process of estimating oil and natural gas reserves is complex and it requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors.  Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of our reported reserves.  In order to prepare our estimates, we must project production rates and the timing of development expenditures, analyze available geological, geophysical, production and engineering data, as well as make economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Due to the inherent uncertainties and the limited nature of reservoir data, proved reserves are subject to change as additional information becomes available. Our use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

Our Corporate Office

We have entered into a new twelve month lease agreement effective February 1, 2009, to lease approximately 3,500 square feet of office space at a lease rate of $5,907, $20 per square foot,  per month through January 31, 2010.  Our new corporate offices are located at 6630 Cypresswood Drive, Suite 200, Spring, Texas 77379.  We have an option available to us to extend the lease for either a three or five year period at lease rates of $19 and $18 per square foot, respectively.  In order to exercise our option to extend the lease, we must provide notice of our desire to extend the lease during November 2009.  Our new corporate offices provide space for the technical and administrative employees we intend to employ to develop our Voyager Acquisition and implement our business plan of growth.

Employees

We currently have four employees, Robert P. Munn, our Chief Executive Officer, Carl A. Chase, our Chief Financial Officer, Jim B. Davis our Senior Vice President of Operations and Steven Barrenechea, our former CEO, who serves as an advisor.  Going forward, it is our intention to add additional employees as required to provide the technical expertise and administrative support to fully develop and implement the properties acquired from Voyager.

Competition

The oil and natural gas industry is a highly competitive environment.  Many of our competitors are large, well-established companies that have been engaged in the natural gas and oil business for much longer than we have and possess substantially larger operating staffs and greater capital resources than we do. Our ability to explore for oil and natural gas reserves and to acquire additional properties in the future will be dependent upon our ability to conduct our operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.   Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.  In addition, there is substantial competition for capital available for investment in the oil and natural gas industry.  We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing oil and natural gas, attracting and retaining quality personnel and raising additional capital.

Regulation of the Oil and Natural Gas Industry

With the acquisition of the Duval County Properties under the Voyager Acquisition, our future operations will be subject to the regulatory regime affecting the oil and natural gas industry.

Regulation of Transportation and Sale of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future. Our sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by the FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, the FERC in February 2003 increased the index slightly, effective July 2001. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, the regulation of oil transportation rates are not anticipated to affect our operations in any way that is of material difference from those of our competitors.

         Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by prorationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of Transportation and Sale of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the Natural Gas Policy Act. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act. The Decontrol Act removed all Natural Gas Act and Natural Gas Policy Act price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993.

FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Beginning in 1992, the FERC issued Order No. 636 and a series of related orders to implement its open access policies. As a result of the Order No. 636 program, the marketing and pricing of natural gas have been significantly altered. The interstate pipelines’ traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. Although the FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

In 2000, the FERC issued Order No. 637 and subsequent orders, which imposed a number of additional reforms designed to enhance competition in natural gas markets. Among other things, Order No. 637 effected changes in FERC regulations relating to scheduling procedures, capacity segmentation, penalties, rights of first refusal and information reporting.

We cannot accurately predict whether the FERC’s actions will achieve the goal of increasing competition in markets in which natural gas may be sold by us. Additional proposals and proceedings that might affect the natural gas industry are pending before the FERC and the courts. The natural gas industry historically has been very heavily regulated. Therefore, we cannot provide any assurance that the less stringent regulatory approach recently established by the FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states on shore and in state waters. Although its policy is still in flux, FERC has reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which has the tendency to increase our costs of getting natural gas to point of sale locations.

Intrastate natural gas transportation is also subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

        Regulation of Production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All of the states in which we own and operate properties have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental Matters and Other Regulation

Our currently anticipated business operations will be subject to stringent and complex federal, state and local laws and regulations governing environmental protection as well as the discharge of materials into the environment.  These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;

•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of some of the pertinent laws, rules and regulations to which our business operations will be subject.

Waste Handling  The Resource Conservation and Recovery Act, or RCRA, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA or state non-hazardous waste provisions. Releases or spills of these regulated materials may result in remediation liabilities under these statutes. It is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our currently projected results of operations and financial position.

             Comprehensive Environmental Response, Compensation, and Liability Act   The Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, also known as the Superfund Law, imposes joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

In the course of our future operations, we expect to generate wastes that may fall within CERCLA’s definition of hazardous substances. As a result of the Voyager Acquisition, we now own, lease or operate properties that have been used for oil and natural gas exploration and production for many years. Hazardous substances or petroleum may have been released on, at or under the Duval County Properties or on, at or under other locations, including off-site locations, where such hazardous substances or other wastes have been taken for disposal. In addition, to the extent the Duval County Properties have been operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances, petroleum, or other materials or wastes were not under our control, such properties and the substances or materials disposed or released on, at or under them may be subject to CERCLA, RCRA or analogous or other state laws. Under such laws, we could be required to remove previously disposed substances and wastes or released petroleum, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination.

Water Discharges   The Federal Water Pollution Control Act, or the Clean Water Act, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. The Oil Pollution Act of 1990, or OPA, which amends and augments the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the United States. In addition, OPA and regulations promulgated pursuant thereto impose a variety of regulations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. OPA also requires certain oil and natural gas operators to develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance.

At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.  We are not aware of any environmental claims existing as of the Mailing Date, which would have a material impact on our financial position or results of operations. There can be no assurance, however, that current regulatory requirements will not change, or past non-compliance with environmental laws will not be discovered on our properties.

FINANCIAL STATEMENTS

Set forth below are:  (i) consolidated financial statements of the Company and financial state,emts of Voyager Gas Corporation, as our predecessor, for the quarter ended September 30, 2008; (ii) consolidated financial statements of the Company for the years ended June 30, 2008 and 2007;  (iii) financial statements of Voyager Gas Corporation, as our predecessor, for the years ended December 31, 2007 and 2006 and for the six month stub period ended June 30, 2008 and 2007; and (iv) our pro forma condensed consolidated financial statements for the year ended June 30, 2008 and quarters ended September 30, 2008 and 2007, giving effect to the Voyager Acquisition on September 2, 2008, (collectively, the “Financial Statements’).

Index to Financial Statements

Page
(a) Financial Statements of ABC Funding, Inc.
Unaudited Consolidated Balance Sheets at September 30, 2008, September 2, 2008 (predecessor) and December 31, 2007 (predecessor)	F-2
Unaudited Consolidated Statements of Operations for the Periods July 1 through September 30, 2008 and September 2, 2008 (predecessor) and July 1, 2007 through September 30, 2007 (predecessor)	F-3
Unaudited Consolidated Statements of Cash Flows for the Periods July 1 through September 30, 2008 and September 2, 2008 (predecessor) and July 1, 2007 through September 30, 2007 (predecessor)	F-4
Notes to Unaudited Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-20
Consolidated Balance Sheets at June 30, 2008 and 2007 (successor)	F-21
Consolidated Statements of Operations for the Years Ended June 30, 2008 and 2007 and the Period February 21, 2006 (Inception) through June 30, 2008 (successor)	F-22
Consolidated Statement of Changes in Stockholders’ Deficit for the Period February 21, 2006 (Inception) through June 30, 2008 (successor)	F-23
Consolidated Statements of Cash Flows for the Years Ended June 30, 2008 and 2007 and the Period February 21, 2006 (Inception) through June 30, 2008 (successor)	F-24
Notes to Consolidated Financial Statements	F-26

(b) Financial Statements of Voyager Gas Corporation (Predecessor)	F-40
Report of Independent Registered Public Accounting Firm	F-41
Balance Sheets at December 31, 2007 and 2006	F-42
Statements of Operations for the Years Ended December 31, 2007 and 2006	F-43
Statement of Changes in Stockholders’ Equity for the Years Ended December 31, 2007 and 2006	F-44
Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	F-45
Notes to Financial Statements	F-46

Balance Sheets at June 30, 2008 and December 31, 2007 (unaudited)	F-59
Statements of Operations for the Three and Six Month Periods Ended June 30, 2008 and 2007 (unaudited)	F-60
Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007 (unaudited)	F-61
Notes to Unaudited Financial Statements	F-62

(c) Pro Forma Financial Information of ABC Funding, Inc.	F-65
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2008	F-66
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended June 30, 2008	F-68
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2008	F-69
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2007	F-70
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-71

ABC FUNDING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	Successor	Predecessor
	September 30, 2008	September 2, 2008	December 31, 2007
ASSETS	(Restated)
Current assets:
Cash and cash equivalents	$774,805	$1,794,956	$--
Restricted cash	50,000	802,719	--
Accounts receivable:
Accrued oil and gas production revenue, net of allowance of $0	1,059,541	1,365,827	1,791,519
Other	92,116	49,200	--
Option contracts	--	--	205,639
Prepaid expenses and other current assets	26,984	9,124	7,933
Total current assets	2,003,446	4,021,826	2,005,091
Oil and gas properties, using successful efforts method:
Proved properties	33,447,300	35,488,597	34,412,680
Unevaluated properties	7,291,249	13,336,340	13,299,340
Less accumulated depletion	(205,959)	(11,388,581)	(8,936,029)
Net oil and gas properties	40,532,590	37,436,356	38,775,991
Fixed assets, net	9,461	18,198	22,456
Deferred financing costs, net of accumulated amortization of $45,485	1,864,865	--
Derivative assets	634,528	--
Other assets	--	--	16,728
	2,508,854	18,198	39,184
Total assets	$45,044,890	$41,476,380	$40,820,266
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$1,626,796	$2,221,905	$1,517,811
Accounts payable – related parties	10,671	--	--
Bank overdraft	--	--	316,239
Earnest money deposit	--	802,719	--
Convertible debt	25,000	--	--
Notes payable, net	542,948	11,239,193	--
Current income taxes payable	--	686,115	771,352
Derivative liabilities	28,717,058	--	--
Total current liabilities	30,922,473	14,649,932	2,605,402
Credit facility – revolving loan	10,500,000	--	15,116,287
Credit facility - term loan, net of unamortized discount of $10,022,642	11,977,358	--	--
Deferred income taxes	--	4,876,267	4,876,267
Asset retirement obligations	765,658	765,658	--
Total liabilities	54,165,489	20,291,857	22,597,956
Commitments and contingencies	--	--	--
Series C Preferred stock , $0.001 par value, 1,000 shares authorized and outstanding at September 30, 2008, with mandatory redemption	100,000	--	--
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized, 842,505 undesignated authorized at September 30, 2008
Series A Preferred stock, $0.001 par value, 99,395 shares authorized and outstanding at September 30, 2008	99	--	--
Series B Preferred stock, $0.001 par value, 37,100 shares authorized and outstanding at September 30, 2008	37	--	--
Series D Preferred stock, $0.001 par value, 10,000 shares authorized and outstanding at September 30, 2008	10	--	--
Series E Preferred stock, $0.001 par value, 10,000 shares authorized and outstanding at September 30, 2008	10	--	--
Common stock, $0.001 par value, 24,000,000 shares authorized, 24,709,198 issued and outstanding at September 30, 2008	24,709	--	--
Additional paid-in capital	12,560,783	7,140,000	7,140,000
Retained earnings (deficit)	(21,806,247)	13,744,523	11,082,310
Total stockholders’ equity (deficit)	(9,220,599)	20,884,523	18,222,310
Total liabilities and stockholders' equity (deficit)	$45,044,890	$41,476,380	$40,820,266

The accompanying notes are an integral part of these financial statements.

ABC FUNDING, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	Successor	Predecessor
	Period from July 1, Through	Period from July 1 Through
	September 30, 2008	September 2, 2008	September 30, 2007
	(Restated)
Oil and gas revenue	$794,184	$ 3,851,191`	$2,556,516

Operating costs and expenses:
Lease operating expenses	154,373	242,516	598,339
Production taxes	55,361	290,295	156,970
General and administrative expenses	707,345	158,306	192,669
Depreciation, depletion and amortization	206,451	758,151	1,774,952
Total operating costs and expenses	1,123,530	1,449,268	2,722,930
Income (loss) from operations	(329,346)	2,401,923	(166,414)

Other income (expense):
Interest income	1,397	--	--
Interest expense	(1,297,426)	(237,412)	(194,782)
Risk management	683,391	--	--
Loss on extinguishment of debt	(804,545)	--	--
Change in fair value of derivatives	(7,970,436)	--	--
Total other income (expense)	(9,387,619)	(237,412)	(194,782)
Income (loss) before taxes	(9,716,965)	2,164,511	(361,196)
Income tax expense	--	(757,579)	--
Net income (loss)	$(9,716,965)	$1,406,932	$(361,196)

Net loss per share: basic and diluted	$(0.40)

Weighted average common shares outstanding: basic and diluted	24,487,451

The accompanying notes are an integral part of these financial statements.

ABC FUNDING, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Successor	Predecessor
	Period from July 1, Through	Period from July 1, Through
	September 30, 2008	September 2, 2008	September 30, 2007
Cash flows from operating activities:	(Restated)
Net income (loss)	$(9,716,965)	$1,406,932	$(361,196)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	206,450	758,151	1,774,952
Share based compensation	337,984	--	--
Amortization of deferred financing costs	188,956	--	--
Amortization of debt discounts	916,481	--	--
Change in fair value of derivatives	7,970,436	--	--
Loss on extinguishment of debt	804,545	--	--
(Gain) loss on derivatives	(634,528)	(1,850,081)	122,045
Changes in assets and liabilities:
Accounts receivable	(1,191,068)	(838,813)	98,537
Prepaid and other current assets	610	--	--
Accounts payable, related parties and accrued liabilities	1,598,781	1,092,503	93,269
Bank overdraft	--	--	(294,396)
Income taxes payable	--	(3,000)	2,191
Other assets	--	48,364	--
Net cash provided by operating activities	481,682	2,184,421	1,435,402
Cash flows from investing activities:
Cash paid for acquisition of oil and gas properties, net of acquisition costs	(30,590,707)	--	--
Oil and gas properties capital investment	--	(99,357)	(1,102,116)
Purchase of fixed assets	(2,071)	--	--
Restricted cash	(50,000)	1,525	--
Net cash used in investing activities	(30,642,778)	(97,832)	(1,102,116)
Cash flows from financing activities:
Proceeds from issuance of mandatorily redeemable preferred stock	100,000	--	--
Repayment of convertible debenture	(450,000)	--	--
Proceeds from credit facility	33,500,000	--	--
Repayment of credit facility	(1,000,000)	(1,000,000)	(333,286)
Debt issuance costs	(1,226,257)	--	--
Net cash provided by (used in) financing activities	30,923,743	(1,000,000)	(333,286)
Net increase in cash	762,647	1,086,589	--
Cash at beginning of period	12,158	708,367	--
Cash at end of period	$774,805	$1,794,956	$--

Supplemental information:
Cash paid for interest	$15,768	176,894	819,454
Cash paid for income taxes	--	3,000	--

The accompanying notes are an integral part of these financial statements.

ABC FUNDING, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)
(Continued)

	Successor	Predecessor
	Period from July 1, Through	Period from July 1, Through
	September 30, 2008	September 2, 2008	September 30, 2007
	(Restated)
Non-cash investing and financing activities:
Preferred shares issued for acquisition of oil and gas properties	$9,100,000	$--	$--
Current assets acquired with acquisition	43,032	--	--
Current liabilities assumed with acquisition	531,132	--	--
Preferred shares issued in payment of convertible debenture	450,000	--	--
Note issued for debt issuance costs	557,500	--	--
Removal of derivative liability due to repayment of debt	1,099,287	--	--
Debt discount due to imputed interest	16,977	--	--
Debt discount due to overriding revenue royalty interest	206,000	--	--
Asset retirement obligation assumed	765,658	--	--
Debt issuance costs accrued	143,569	--	--
Debt discount due to warrant issued with debt	9,952,336	--	--

The accompanying notes are an integral part of these financial statements.

ABC FUNDING, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008

NOTE 1.                       ORGANIZATION AND BASIS OF PREPARATION

Headquartered in Houston, Texas, ABC Funding, Inc. (the “Company” or “ABC”), is incorporated under the laws of the State of Nevada, with its primary business focus to engage in the acquisition, exploitation and development of properties for the production of crude oil and natural gas.  The Company intends to explore for oil and gas reserves through the drill bit and acquire established oil and gas properties.  ABC intends then to exploit such properties through the application of conventional and specialized technology to increase production, ultimate recoveries, or both, and participate in joint venture drilling programs with repeatable low risk results.

The Company’s stock is traded on the OTC Bulletin Board (“OTCBB”) under the ticker symbol AFDG.  Upon the effectiveness of an amendment to its Articles of Incorporation increasing the number of authorized shares of common stock that it may issue and changing its name (the “Charter Amendment”), the Company will change its name to Cross Canyon Energy Corp. and obtain a new ticker symbol for trading of its stock on the OTCBB.  The name change will better reflect its business model.

On September 2, 2008, the Company consummated the acquisition of Voyager Gas Corporation, a Delaware corporation, (the “Voyager Acquisition”), whereby it purchased all of the outstanding capital stock of Voyager Gas Corporation and succeeded to substantially all of the business operations and properties of Voyager Gas Corproation, including working and other interests in oil and gas lease blocks located in Duval County, Texas, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities.  Upon the completion of the Voyager Acquisition, Voyager Gas Corporation became a wholly-owned subsidiary of ABC  (See Note. 3) and the Company no longer qualified as a development stage enterprise as defined under SFAS No. 7 “Accounting and Reporting by Development State Enterprises”.

The acquisition of Voyager Gas Corporation described in Note 3 is referred to as the Voyager Acquisition.  The term “Successor” refers to ABC funding, Inc. following the Voyager Acquisition and the term “Predecessor” refers to Voyager Gas Corporation prior to the acquisition date on September 2, 2008.

As of September 30, 2008, the Company has two subsidiaries, Energy Venture, Inc., and Voyager Gas Corporation.  Energy Venture, Inc. currently has no operations, assets or liabilities.  However, the Company has begun using this subsidiary as an operating company to perform the operations of its oil and gas business.

The consolidated financial statements herein have been prepared in accordance with generally accepted accounting principles (“GAAP”) and include the accounts of ABC Funding, Inc. and its subsidiaries, which are wholly owned.  All inter-company transactions are eliminated upon consolidation.

NOTE 2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements.  The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the Unites States of America for interim financial information and with the instructions to Form 10-Q as prescribed by the SEC for smaller reporting companies and do not include all of the financial information and disclosures required by GAAP.  The financial information as of September 2 and 30, 2008, and for the periods from July 1 through September 2 and 30, 2008 and the three months ended September 30, 2007, is unaudited.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results of the interim periods.  The results of operations for the periods presented are not necessarily indicative of the results of operations that will be realized for the fiscal year ended June 30, 2009.  The interim financial statements should be read in conjunction with the financial statements as of June 30, 2008, and notes thereto, included in the Company’s Amendment No. 1 to Form 10-KSB/A filed with the SEC on November 28, 2008 and Voyager’s audited financial statements for the years ended December 31, 2007 and 2006, included elsewhere in this filing..

Use of Estimates.  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates affecting these financial statements include estimates for quantities of proved oil and gas reserves, period end oil and gas sales and expenses and asset retirement obligations, and are subject to change.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition.  The Company uses the sales method of accounting for oil and natural gas revenues.  Under this method, revenues are recognized based on the actual volumes of natural gas and oil sold to purchasers.  The volume sold may differ from the volumes to which the Company is entitled based on its interest in the properties.  Costs associated with production are expensed in the period incurred.

Income Taxes.  Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”), the Company follows the asset and liability method of accounting for income taxes, under which the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences.

As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes.  Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The classification of current and noncurrent deferred tax assets and liabilities is based primarily on the classification of the assets and liabilities generating the difference.

Basic and Diluted Net Loss per Share.  The Company computes net income (loss) per share pursuant to SFAS No. 128 “Earnings per Share”.  Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company’s common stock outstanding during the period.  Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company’s convertible preferred stock.

Stock Based Compensation.  In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, "Share-Based Payments".  The Company adopted the disclosure requirements of SFAS 123R as of July 1, 2006, using the modified prospective transition method approach as allowed under SFAS 123R.  SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed.  The Company did not issue any stock options or restricted stock awards during the quarterly period ended September 30, 2008.

Oil and Natural Gas Properties.  The Company follows the successful efforts method for accounting for its oil and gas properties.  Oil and gas exploration and production companies choose one of two acceptable accounting methods, successful efforts or full cost.  The most significant difference between the two methods relates to the accounting treatment of drilling costs for unsuccessful exploration wells and exploration costs.  Under the successful efforts method, exploration costs and dry hole costs (the primary uncertainty affecting this method) are recognized as expenses when incurred and the costs of successful exploration wells are capitalized as oil and gas properties.  Entities that follow the full cost method capitalize all drilling and exploration costs including dry hole costs into one pool of total oil and gas property costs.

The calculation of depreciation, depletion and amortization of capitalized costs under the successful efforts method of accounting differs from the full cost method in that the successful efforts method requires the Company to calculate depreciation, depletion and amortization expense on individual properties rather than one pool of costs.  In addition, under the successful efforts method the Company assesses its properties individually for impairment compared to one pool of costs under the full cost method.

Depreciation, Depletion and Amortization of Oil and Gas Properties.  The unit-of-production method of depreciation, depletion and amortization of oil and gas properties under the successful efforts method of accounting is applied pursuant to the simple multiplication of units produced by the costs per unit on a field by field basis.  Leasehold cost per unit is calculated by dividing the total cost by the estimated total proved oil and gas reserves associated with that field.  Well cost per unit is calculated by dividing the total cost by the estimated total proved producing oil and gas reserves associated with that field.  The volumes or units produced and asset costs are known and while the proved reserves have a high probability of recoverability, they are based on estimates that are subject to some variability.

Impairment of Oil and Gas Properties.  The Company tests for impairment of its properties based on estimates of proved reserves.  Proved oil and gas properties are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.  The Company estimates the future undiscounted cash flows of the affected properties to judge the recoverability of the carrying amounts.  Initially this analysis is based on proved reserves.  However, when the Company believes that a property contains oil and gas reserves that do not meet the defined parameters of proved reserves, an appropriately risk adjusted amount of these reserves may be included in the impairment evaluation.  These reserves are subject to much greater risk of ultimate recovery.  An asset would be impaired if the undiscounted cash flows were less than its carrying value.  Impairments are measured by the amount by which the carrying value exceeds its fair value.

Impairment analysis is performed on an ongoing basis.  In addition to using estimates of oil and gas reserve volumes in conducting impairment analysis, it is also necessary to estimate future oil and gas prices.  The impairment evaluation triggers include a significant long-term decrease in current and projected prices, or reserve volumes, an accumulation of project costs significantly in excess of the amount originally expected, and historical and current negative operating losses.  Although the Company evaluates future oil and gas prices as part of the impairment analysis, it does not view short-term decreases in prices, even if significant, as impairment triggering events.

Asset Retirement Obligations.  The Company records a liability for legal obligations associated with the retirement of tangible long-lived assets in the period in which they are incurred in accordance with SFAS No. 143 “Accounting for Asset Retirement Obligations.”  Under this method, when liabilities for dismantlement and abandonment costs (“ARO”) are initially recorded, the carrying amount of the related oil and natural gas properties are increased.  Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted over the useful life of the related asset.  Revisions to such estimates are recorded as adjustments to the ARO, capitalized asset retirement costs and charges to operations during the periods in which they become known.  At the time the abandonment cost is incurred, the Company will be required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

Valuation of the Embedded and Warrant Derivatives.  The valuation of the Company’s embedded derivatives and warrant derivatives is determined primarily by a lattice model using probability weighted discounted cash flow based upon future projections over a range of potential outcomes and the Black-Scholes option pricing model.  An embedded debenture derivative is a derivative instrument that is embedded within a contract, which under the convertible debenture (the host contract) includes the right to convert the debenture by the holder, reset provisions with respect to the conversion provisions, call/redemption options and liquidated damages.  In accordance with SFAS No. 133, as amended, “Accounting for Derivative Instruments and Hedging Activities”, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period.  A warrant derivative liability is determined in accordance with Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  Based on EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period.  The practical effect of this has been that when the Company’s stock price increases so does its derivative liability, resulting in a non-cash loss charge that reduces earnings and earnings per shares.  When the Company’s stock price declines, it records a non-cash gain, increasing its earnings and earnings per share.

    To determine the fair value of its embedded derivatives, management evaluates assumptions regarding the probability of certain events.  Other factors used to determine fair value include the Company’s period end stock price, historical stock volatility, risk free interest rate and derivative term.  The fair value recorded for the derivative liability varies from period to period.  This variability may result in the actual derivative liability for a period either above or below the estimates recorded on the Company’s consolidated financial statements, resulting in significant fluctuations in other income or expense because of the corresponding non-cash gain or loss recorded.

Fair Value of Financial Instruments.  The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, notes payable and derivative liabilities/assets associated with the Company’s oil and gas hedging activities and certain instruments issued by the Company that are convertible into common stock (see Note 5).  The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate fair value due to the highly liquid nature of these short-term instruments.  The derivative liabilities/assets have been marked-to-market as of September 30, 2008.

New Accounting Pronouncements.  In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of SFAS No. 133” (“SFAS No. 161”).  SFAS No. 161 requires additional disclosures about derivative and hedging activities and is effective for fiscal years and interim periods beginning after November 15, 2008.  The Company is evaluating the impact the adoption of SFAS No. 161 will have on its financial statement disclosures.  The Company’s adoption of SFAS No. 161 will not affect its current accounting for derivative and hedging activities.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”.  This statement requires assets acquired and liabilities assumed to be measured at fair value as of the acquisition date, acquisition-related costs incurred prior to the acquisition to be expensed and contractual contingencies to be recognized at fair value as of the acquisition date.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact, if any, the adoption of this statement will have on its financial position, results of operations or cash flows.

NOTE 3.        RESTATEMENT

    In connection with our review of the financing transaction with CIT on September 2, 2008, we identified an error in the accounting for stock warrants issued in connection with our term loan credit facility. The fair value of these warrants was initially recorded as an expense under “Change in fair value of derivatives.” We determined that the fair value of these warrants should have been recorded as a discount to the related term loan and amortized over the life of the loan using the effective interest rate method.

The effects of the restatement on reported amounts for the three months ended September 30, 2008 are presented below in the following tables:

	Three months ended September 30, 2008

	As Reported	Adjustments	As Restated

Other income (expense):
Interest expense	$(1,167,454)	$(129,972)	$(1,297,426)
Change in fair value of derivatives	(17,922,772)	9,952,336	(7,970,436)
Total other expense	(19,209,983)	9,822,364	(9,387,619)
Net loss	$(19,539,329)	$9,822,364	$(9,716,965)

Net loss per share:
Basic and diluted	$(0.80)	$0.40	$(0.40)
Weighted average common shares outstanding:
Basic and diluted	24,487,451	24,487,451	24,487,451

	September 30, 2008
	As Reported	Current Year Adjustments	As Restated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Credit facility – term loan, net of unamortized discount of $10,022,642	$21,799,722	$(9,822,364)	$11,977,358
Total liabilities	63,987,853	(9,822,364)	54,165,489
Stockholders’ deficit
Retained earnings (deficit)	(31,628,611)	9,822,364	(21,806,247
Total stockholders’ deficit	(19,042,963)	9,822,364	(9,220,599)
Total liabilities and stockholders’ deficit	$45,044,890	$-	$45,044,890

NOTE 4.                      ACQUISITION OF BUSINESS

On September 2, 2008, the Company consummated the acquisition of Voyager Gas Corporation, a Delaware corporation, (the “Voyager Acquisition”), whereby it purchased all of the outstanding capital stock of Voyager Gas Corporation, the owner of interests in oil and gas lease blocks located in Duval County, Texas, including working and other interests in oil and gas leases, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities.

Upon the completion of the Voyager Acquisition, Voyager Gas Corporation became a wholly-owned subsidiary of ABC.  The newly acquired subsidiary’s properties consist of approximately 14,300 net acres located in Duval County, Texas.  The purchase price also included a proprietary 3-D seismic data base covering a majority of the acquired properties.

The purchase price paid in the Voyager Acquisition consisted of cash consideration of $35.0 million and 10,000 newly issued shares of the Company’s preferred stock designated as Series D preferred stock having an agreed upon value of $7.0 million.  The Company performed a fair value valuation of the preferred on the date of the acquisition and recorded the fair value of the preferred stock at $9.1 million.  Upon the effectiveness of an amendment to the Company’s Articles of Incorporation increasing the number of shares of common stock that it may issue (the “Charter Amendment”), the Series D Preferred will automatically convert into 17.5 million shares of ABC’s common stock.

The acquired properties have established production over a substantial acreage position with proved reserves from over ten different horizons located at depths ranging from 4,000 to 7,500 feet.  As of April 1, 2008, the Duval County Properties had independently engineered proved reserves of 16.2 Bcfe.  By category, this includes 5.2 Bcfe of proved developed producing, 5.6 Bcfe of proved developed non-producing, and 5.4 Bcfe of proved undeveloped reserves.  Approximately 69% of total proved reserves is natural gas.  In addition to proved reserves, the Company’s management has identified additional exploration opportunities on the acquired acreage utilizing its acquired 3-D seismic data base.

Depletion expense per equivalent Mcf for the periods presented was $2.35 for the three months ended September 30, 2008, $4.01 for the period July 1 through September 2, 2008, and $5.88 for the period July 1 through September 30, 2007.

The preliminary allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are subject to modification and are shown below.

Cash	$1,864,446
Accounts receivables	39,410
Security deposit	3,622
Oil and gas property	40,738,549
Total assets acquired	42,646,027
Severance tax payable	65,418
Royalties payable	405,714
Ad valorem taxes payable	60,000
Asset retirement obligations	765,658
Total liabilities assumed	1,296,790
Net assets acquired	$41,349,237

    The following summary presents unaudited pro forma consolidated results for the three months ended September 30, 2008 and 2007, respectively, as if the Voyager Acquisition had occurred as of July 1, 2007.  The pro forma results are for illustrative purposes only and include adjustments in addition to the pre-acquisition historical results, such as increased depreciation, depletion and amortization expense resulting from the allocation of fair value to oil and gas properties acquired.  The unaudited pro forma information is not necessarily indicative of the operating results that would have occurred if the acquisition had been consummated at that date, nor is it necessarily indicative of future operating results.

	Pro Forma
	Three Months Ended September 30,
	2008	2007
	(Restated)
Revenues	$4,645,375	$2,556,515
Operating costs and expenses	2,189,797	1,866,534
Income from operations	2,455,578	689,981
Other income (expense)	(10,177,606)	(1,343,270)
Net loss	$(7,722,028)	$(653,289)
Loss per share – basic and diluted	$(0.32)	$(0.03)

Production volumes:
Natural gas (Mcf)	166,041	259,291
Oil (Bbls)	11,868	7,129
Mcfe	237,249	302,065
Mcfe/day	2,579	3,283

NOTE 5.                      ACCRUED LIABILITIES

Accrued liabilities consisted of the following at September 30 and June 30, 2008:

September 30, 2008
Royalties payable	$610,392
Severance taxes payable	108,815
Accrued interest payable	176,492
Accrued ad valorem taxes payable	166,178
Other	389
$1,062,266

NOTE 6.                      NOTES PAYABLE

Notes payable consisted of the following at September 30:

September 30, 2008
2006 convertible notes, convertible at $0.25 into 50,000 shares of common stock due February 28, 2008	$25,000
Senior secured convertible debentures due September 29, 2008	--
Short-term, interest free note payable due March 15, 2009	557,500
First lien revolving credit facility with CIT Capital USA Inc., as administrative agent, bearing interest at an adjusted rate as defined in the agreement (5.31313% at September 30, 2008) payable quarterly, principal and unpaid interest due on August 31, 2011, collateralized by a first mortgage on the Company’s oil and gas properties.	10,500,000
Second lien term credit facility with CIT Capital USA Inc., as administrative agent, bearing interest at an adjusted rate as defined in the agreement (7.81313% at September 30, 2008) payable quarterly, principal and unpaid interest due on March 31, 2012, collateralized by a second mortgage on the Company’s oil and gas properties.	22,000,000
Unamortized discount on senior secured convertible debentures	--
Unamortized discount on second lien term credit facility	(10,022,642)
Unamortized discount on short-term note payable due March 15, 2009	(14,552)
$23,045,306

CIT Credit Facility

On September 2, 2008, the Company entered into (i) a credit agreement (the “Revolving Loan”) among the Company, CIT Capital USA Inc. (“CIT Capital”), as Administrative Agent and the lender named therein and (ii) a second lien term loan agreement (the “Term Loan”) among the Company, CIT Capital and the lender. The Revolving Loan and Term Loan are collectively referred to herein as the “CIT Credit Facility.”

The Revolving Loan provides for a $50.0 million senior secured revolving credit facility which is subject to an initial borrowing base of $14.0 million, or an amount determined based on semi-annual review of the Company’s proved oil and gas reserves. As of September 30, 2008, the Company had $10.5 million borrowed to finance the Voyager Acquisition, to repay the related bridge loan and transaction expenses, and to fund capital expenditures generally. Monies advanced under the Revolving Loan mature on September 1, 2011, and bear interest at a rate equal to LIBOR plus 1.75% to 2.50%, as the case may be.

The Term Loan provides for a one-time advance to the Company of $22.0 million. The Company drew down the full amount on September 2, 2008 to finance the Voyager Acquisition and to repay the related bridge loan and transaction expenses. Monies borrowed under the Term Loan mature on March 1, 2012, and bear interest at a rate equal to LIBOR plus 5% during the first twelve months after closing and LIBOR plus 7.50%, thereafter.  In connection with the Term Loan the Company issued CIT Capital 24,199,996 warrants to purchase the Company's common stock at an exercise price of $0.35 per share.  The Company recorded a discount to the Term Loan of 9,952,336 and is amortizing the debt discount over the life of the loan using the effective interest rate method.

The loan instruments evidencing the Revolving Loan contain various restrictive covenants, including financial covenants requiring that the Company will not: (i) as of the last day of any fiscal quarter, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to interest expense for such period to be less than 2.0 to 1.0; (ii) at any time permit its ratio of total debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0; and (iii) permit, as of the last day of any fiscal quarter, its ratio of (a) consolidated current assets (including the unused amount of the total commitments, but excluding non-cash assets under FASB Statement No. 133) to (b) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under the CIT Credit Facility) to be less than 1.0 to 1.0.

The loan instruments evidencing the Term Loan contain various restrictive covenants, including financial covenants requiring that the Company will not: (i) permit, as of the last day of any fiscal quarter, its ratio of (a) consolidated current assets (including the unused amount of the total commitments, but excluding non-cash assets under FASB Statement No. 133) to (b) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under the CIT Credit Facility) to be less than 1.0 to 1.0; and (ii) as of the date of any determination permit its ratio of total reserve value as in effect on such date of determination to total debt as of such date of determination to be less than 2.0 to 1.0

Upon the Company’s failure to comply with covenants, the lender has the right to refuse to advance additional funds under the revolver and/or declare any outstanding principal and interest immediately due and payable. As of September 30, 2008, the Company is in compliance with all of the restrictive covenants of the CIT Credit Facility.

All borrowings under the Revolving Loan are secured by a first lien on all of the Company’s assets and those of its subsidiaries. All borrowings under the Term Loan are secured by a second lien on all of the Company’s assets and those of its subsidiaries.

Under the CIT Credit Facility, the Company was required to enter into hedging arrangements mutually agreeable between the Company and CIT Capital.  On September 2, 2008, the Company entered into hedging arrangements with a bank whereby effective October 1, 2008, the Company hedged 65% of its proved developed producing natural gas production and 25% of its proved developed producing oil production through December 2011 at $7.82 per Mmbtu and $110.35 per barrel, respectively. (See Note 6).

CIT Capital is entitled to one percent (1%) overriding royalty interest of the Company’s net revenue interest in the oil and gas properties acquired in the Voyager Acquisition. The overriding royalty interest is applicable to any renewal, extension or new lease taken by the Company within one year after the date of termination of the ORRI Properties, as defined in the overriding royalty agreement covering the same property, horizons and minerals. The Company recorded a discount of $206,000 based upon the estimated fair value of the overriding royalty interest that was conveyed to the lender upon closing. The Company is amortizing this discount to interest expense over the term of the Term Loan. As of September 30, 2008, $5,722 of this discount had been amortized as a component of interest expense.

CIT Capital also received, and is entitled to receive in its capacity as administrative agent, various fees from the Company while monies advanced or loaned remain outstanding, including an annual administrative agent fee of $20,000 for each of the Revolving Loan and Term Loan and a commitment fee ranging from 0.375% to 0.5% of any unused portion of the borrowing base available under the Revolving Loan.

In connection with the Company’s entering into the CIT Credit Facility, upon closing the Voyager Acquisition, the Company paid its investment banker, Global Hunter Securities, LLC (“GHS”), the sum of $557,500 and delivered to GHS a non-interest bearing promissory note, payable on or before March 15, 2009, in the principal amount of $557,500.

The Company incurred debt issuance costs of $1,910,350 associated with the CIT Credit Facility. These costs were capitalized as deferred financing costs and are being amortized over the life of the CIT Credit Facility using the effective interest method. Amortization expense related to the CIT Credit Facility was $45,485 for the period September 2, 2008 (inception) through September 30, 2008.

Convertible Debentures

On May 21, 2008, the Company entered into a Securities Purchase Agreement with those purchasers identified therein (the “Bridge Financing”), whereby the Company received proceeds of $800,000 evidenced by senior secured convertible debentures (the “Debentures”). The proceeds from the Debentures were used to fund the Company’s payment of the deposit for the Voyager Acquisition.

The Debentures were to mature the earlier of September 29, 2008, or the closing date under the Voyager Agreement, and were to be satisfied in full by the Company’s payment of the aggregate redemption price of $900,000 or, at the election of the purchasers, by the conversion of the Debentures into shares of the Company’s common stock (the “Conversion Shares”), at an initial conversion price of $0.33, subject to adjustments and full-ratchet protection under certain circumstances.

As additional consideration for the bridge loan evidenced by the Debentures, the Company issued common stock purchase warrants to the purchasers and their affiliates, exercisable to purchase up to 3,000,000 shares of the Company’s common stock (the “Warrant Shares”), based upon an initial exercise price of $0.33 subject to adjustments and full-ratchet protection under certain circumstances.  These warrants remain outstanding as of September 30, 2008.

The Company incurred debt issuance costs of $199,343 associated with the issuance of the Debentures. These costs were capitalized as deferred financing costs and were being amortized over the life of the Debentures using the effective interest method. Amortization expense related to the deferred financing costs was $55,871 for the period May 21, 2008 (inception) through June 30, 2008 and the remaining balance of $143,472 was charged to expense during the three months ended September 30, 2008.

The Debentures and the other outstanding convertible instruments of the Company, specifically the Series A, B, D and E Preferred and the convertible note, if converted, would exceed the number of authorized shares the Company has available for issuance. In addition, the Debentures contain more than one embedded derivative feature which would individually warrant separate accounting as derivative instruments under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”. The Company evaluated the application of SFAS No. 133 and EITF 00-19 and determined the various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, and referred to as the "Single Compound Embedded Derivatives within Convertible Note". The single compound embedded derivative features include the conversion feature with the reset provisions within the Debentures, the call/redemption options, the interest rate adjustment and liquidated damages. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which results in a reduction of the initial carrying amount (as unamortized discount) of the Debentures of the value at inception. The value of the embedded derivative at issuance exceeded the notional amount of the loan, and the excess amount was expensed to interest in the amount of $1,468,316. The unamortized discount has been amortized to interest expense using the effective interest method over the life of the Debentures. At June 30, 2008, $121,638 had been amortized and the remaining balance of $778,362 was charged to expense during the three months ended September 30, 2008.

Due to the insufficient unissued authorized shares to settle the Debentures, other outstanding convertible instruments of the Company, specifically the Series A, B, D and E Preferred, convertible note and non-employee stock options, have been classified as derivative liabilities under SFAS No. 133. Each reporting period, this derivative liability is marked-to-market with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. At September 30, 2008, the aggregate derivative liability was $28,717,058.

On September 2, 2008, the Company satisfied in full the Debentures by repayment of $450,000 of principal with funds advanced under the CIT Credit Facility and by delivery of shares of the Company’s Series E Preferred in exchange for the principal amount of $450,000, which shares of preferred stock automatically convert into an aggregate of 1,363,636 shares of the Company’s common stock, based upon an implied conversion price of $0.33 per share of common stock upon the effectiveness of the Charter Amendment. The fair value of the underlying shares of common stock on August 31, 2008, the date of the conversion into Series E Preferred exceeded the conversion price of $0.33 per share and the company recorded a loss on the extinguishment of debt of $804,545 during the three months ended September 30, 2008.

Probability - Weighted Expected Cash Flow Methodology

Assumptions: Single Compound Embedded Derivative within Debentures

	Inception	As of
	May 21, 2008	September 30, 2008
Risk free interest rate	4.53%	4.43%
Timely registration	95.00%	95.00%
Default status	5.00%	5.00%
Alternative financing available and exercised	0.00%	0.00%
Trading volume, gross monthly dollars monthly rate increase	1.00%	1.00%
Annual growth rate stock price	29.14%	29.05%
Future projected volatility	150.00%	60.00%

The stock purchase warrants are freestanding derivative financial instruments which were valued using the Black-Scholes method. The fair value of the derivative liability of the compound embedded derivatives, the warrants issued with the Debentures and the other tainted convertible instruments was recorded at $1,470,868 and $5,967,587, respectively, on May 21, 2008. The unamortized discount was accreted to interest expense using the effective interest method over the life of the Debentures. The total accretion expense was $1,060,366 for the period May 21, 2008 through September 30, 2008. The remaining value of $1,468,316 was expensed at inception to interest expense since the total fair value of the derivatives at inception exceeded the face value of the Debentures. The effective interest rate on the Debentures was 1,551.9%.

The Debentures were settled in September 2008; however, as long as the other outstanding convertible instruments of the Company, specifically the Series A, B, D and E Preferred and the convertible note are outstanding, they are potentially convertible into an unlimited number of common shares, resulting in the Company no longer having the control to physically or net share settle existing non-employee stock options. Thus under EITF 00-19, all non-employee stock options that are exercisable during the period that these instruments are outstanding are required to be treated as derivative liabilities and recorded at fair value until the provisions requiring this treatment have been settled.

As of the date of issuance of the Debentures on May 21, 2008, the fair value of options to purchase 8,900,000 shares and other tainted convertible instruments totaling $5,856,395 was reclassified to the liability caption “Derivative liabilities” from additional paid-in capital. The change in fair value of $17,922,772 as of September 30, 2008, has been included in earnings under the caption “Change in fair value of derivatives.”

Variables used in the Black-Scholes option-pricing model include: (1) 4.53% to 4.59% risk-free interest rate; (2) expected warrant life is the actual remaining life of the warrant as of each period end; (3) expected volatility is 150.00%; and (4) zero expected dividends.

Both the embedded and freestanding derivative financial instruments were recorded as liabilities in the consolidated balance sheet and measured at fair value. These derivative liabilities will be marked-to-market each quarter with the change in fair value recorded as either a gain or loss in the income statement.

The impact of the application of SFAS No. 133 and EITF 00-19 in regards to the derivative liabilities on the balance sheet and statements of operations as of inception (May 21, 2008) and through September 30, 2008 are as follows:

	Transaction Date	Liability As of
	May 21, 2008	Sept. 30, 2008
Derivative liability – single compound embedded derivatives within the debentures	$797,447	$--
Derivative liability – other tainted convertible instruments	7,438,455	10,794,286
Derivative liability - warrants issued in connection with Term Loan	--	9,952,336
Net change in fair value of derivatives	--	7,970,436
Derivative liabilities	$8,235,902	$28,717,058

2006 Convertible Notes

During 2006, EV Delaware sold $1,500,000 of convertible promissory notes (the "2006 Notes") which were expressly assumed by the Company in the May 2006 merger of EV Delaware into our wholly-owned subsidiary. The 2006 Notes had an original maturity date of August 31, 2007, carried an interest rate of 10% per annum, payable in either cash or shares, and were convertible into shares of Common Stock at a conversion rate of $0.50 per share at the option of the investor. Each investor also received a number of shares of Common Stock equal to 20% of his or her investment divided by $0.50. Thus, a total of 600,000 shares were initially issued to investors in the 2006 Notes. The relative fair value of these shares was $250,000 and was recorded as a debt discount and as additional paid-in capital. The debt discount was amortized over the original term of the notes payable using the effective interest method. The original issue discount rate was 23.44%. During the period from February 21, 2006 (inception) to August 31, 2007, the entire discount of $250,000 was amortized and recorded as interest expense.

The Company evaluated the application of SFAS No. 133 and EITF 00-19. Based on the guidance of SFAS No. 133 and EITF 00-19, the Company concluded that these instruments were not required to be accounted for as derivatives.

On August 31, 2007 (the original Maturity Date), the Company repaid in cash six of the holders of the 2006 Notes an aggregate amount of $424,637, of which $410,000 represented principal and $14,637 represented accrued interest. On September 4, 2007, an additional $44,624 of accrued and current period interest was repaid through the issuance of 89,248 shares of Common Stock.  The remaining holders of the 2006 Notes entered into an agreement with the Company whereby the maturity date of the 2006 Notes was extended to February 28, 2008 and, beginning September 1, 2007 until the 2006 Notes are paid in full, the interest rate on the outstanding principal increased to 12% per annum. In addition, the Company agreed to issue to the remaining holders of the 2006 Notes, 218,000 shares of Common Stock with a value of $98,100 as consideration for extending the 2006 Note's maturity date.  The Company evaluated the application of EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" and concluded that the revised terms constituted a debt modification rather than a debt extinguishment and accordingly, the value of the common stock has been treated as interest expense in the accompanying statements of operations.

On February 28, 2008, $1,090,000 of the 2006 Notes came due and the Company was unable to repay them.  The Company continued to accrue interest on the notes at 12%, the agreed upon rate for the extension period. On March 6, 2008, the Company issued 130,449 shares of common stock in lieu of cash in payment of $65,221 of accrued and current period interest to the holders of 2006 Notes. On April 22, 2008, the Company repaid $100,000 principal amount in cash to one of the holders of the notes. During May 2008, the Company exchanged 99,395 shares of its Series A Preferred in full satisfaction of its obligation under the notes to pay $965,000 of principal and $28,950 of interest, with each share of such preferred stock being automatically convertible into 20 shares of the Company’s common stock, for an aggregate of 1,987,900 shares of its common stock. The Series A Preferred will automatically convert into shares of the Company’s Common Stock upon the effectiveness of the Charter Amendment. At September 30, 2008, the Company has outstanding $25,000 principal amount of the 2006 Notes with one note holder.

NOTE 7.    FAIR VALUE

    Due to the insufficient unissued authorized shares to settle the Debentures, other outstanding convertible instruments of the Company, specifically the Series A, B, D and E Preferred, convertible note and non-employee stock options, have been classified as derivative liabilities under SFAS No. 133.  Each reporting period, this derivative liability is marked-to-market with the non-cash gain or loss recorded in the period as a gain or loss on derivatives.  At September 30, 2008, the aggregate derivative liability was $28,717,058.  The valuation of the Company's embedded derivatives and warrant derivatives are determined primarily by the Black-Scholes option pricing model.

    Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157, Fair Value measurements, for all financial instruments. SFAS 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1	Quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	-	$28,717,058	-	$28,717,058

NOTE 8.                      DERIVATIVE FINANCIAL INSTRUMENTS

The Company, in an effort to manage its natural gas and crude oil commodity price risk exposures utilizes derivative financial instruments. The Company, from time to time, enters into over-the-counter swap transactions that convert its variable-based oil and natural gas sales arrangements to fixed-price arrangements. The Company accounts for its derivative instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the consolidated balance sheet and the measurement of those instruments at fair value. The Company entered into various derivative instruments during the period ended September 30, 2008. These swap contracts are not being accounted for as cash flow hedges under SFAS No. 133, but are recognized as derivatives and fair valued.

The Company marks-to-market its open swap positions at the end of each period and records the net unrealized gain or loss during the period in derivative gains or losses in the consolidated statements of operations. For the three months ended September 30, 2008, the Company recorded gains of $634,528, related to its swap contracts in the consolidated statements of operations. These swap contracts were related to an agreement entered into on September 2, 2008, with Macquarie Bank Limited, and were entered into as a condition of the CIT Credit Facility. In the first contract the Company agreed to be the floating price payer (based on Inside FERC Houston Ship Channel) on specific quantities of natural gas over the period beginning October 1, 2008 through December 31, 2011 and receive a fixed payment of $7.82 per MMBTU. In the second contract the Company agreed to be the floating price payer (based on the NYMEX WTI Nearby Month Future Contract) on specific monthly quantities of crude oil over the period beginning October 1, 2008 through December 31, 2011 and receive a fixed payment of $110.35 per barrel.

Fair value is estimated based on forward market prices and approximates the net gains and losses that would have been realized if the contracts had been closed out at period-end. When forward market prices are not available, they are estimated using spot prices adjusted based on risk-free rates, carrying costs, and counterparty risk.

As of September 30, 2008, the Company had the following hedge contracts outstanding:

Instrument	Beginning Date	Ending Date	Fixed	Total Bbls 2008	Total Bbls 2009	Total Bbls 2010	Total Bbls 2011
Swap	Oct-08	Dec-11	$110.35	3,522	10,762	7,575	5,712

Indexed to NYMEX WTI

Instrument	Beginning Date	Ending Date	Fixed	Total MMBtu 2008	Total MMBtu 2009	Total MMBtu 2010	Total MMBtu 2011
Swap	Oct-08	Dec-11	$7.82	131,781	427,953	328,203	262,080

Indexed to Inside FERC Houston Ship Channel

NOTE 9.                      PREFERRED STOCK AND COMMON STOCK

Preferred Stock

On August 20, 2008 the Company issued 500 shares of its newly designated Series C Preferred to Alan D. Gaines, the Company’s largest stockholder and a director of the Company, in exchange for the cancellation of a promissory note made by the Company in favor of Mr. Gaines, in the principal amount of $50,000. In addition to these shares of Series C Preferred, on August 20, 2008, the Company also issued an additional 500 shares of Series C Preferred to Mr. Gaines for cash consideration of $50,000. The Series C Preferred are automatically redeemable by the Company at the rate of $100 for every one (1) share of Series C Preferred being redeemed upon the closing of a debt or equity financing whereby the Company realizes gross proceeds in excess of $5,000,000. The Company’s lender in the CIT Credit Facility did not permit the Company to redeem the Series C Preferred upon funding, with the understanding that, based upon the success of the Company’s workover program and increased production resulting from the Voyager Acquisition, the lender would permit a subsequent distribution to Mr. Gaines for his Series C Preferred.

As set forth above in Note. 3, the Company issued 10,000 shares of Series D Preferred to the seller in the Voyager Acquisition. As set forth in the Certificate of Designations filed with the State of Nevada on August 27, 2008 with respect to the Series D Preferred, upon the effectiveness of the Charter Amendment, each share of Series D Preferred will automatically convert into 1,750 shares of common stock for an aggregate of 17,500,000 shares of the Company’s common stock.

Concurrent with the closing of the Voyager Acquisition, the Company issued 10,000 shares of its newly designated Series E Preferred to the former holder of a $450,000 Debenture in satisfaction of the Company’s obligations under such Debenture. As set forth in the Certificate of Designations filed with the State of Nevada on August 29, 2008, with respect to  the Series E Preferred, upon the effectiveness of the Charter Amendment, each share of Series E Preferred will automatically convert into 136.3636 shares of common stock for an aggregate of 1,363,636 shares of the Company’s common stock.

The shares of Series D and Series E Preferred rank senior to all other shares of the Company’s capital stock and are on parity with each other.

Common Stock

On March 4, 2008, the Company’s Board of Directors approved the Charter Amendment providing for, among other things, an increase in the number of authorized common shares that the Company may issue from 24,000,000 to 149,000,000 shares. The holders of a majority of the Company’s outstanding shares of common stock consented to the Charter Amendment on March 4, 2008, which consent was subsequently ratified on August 29, 2008. As of November 19, 2008, the number of authorized shares of common stock that the Company may issue remained at 24,000,000 shares, pending the effectiveness of the Charter Amendment.

NOTE 10.                      GRANTS OF WARRANTS AND OPTIONS

The Company uses the Black-Scholes option-pricing model to estimate option fair values.  The option-pricing model requires a number of assumptions, of which the most significant are: expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire).

Volatilities are based on the historical volatility of the Company’s closing common stock price. Expected term of options and warrants granted represents the period of time that options and warrants granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the options and warrants is based on the comparable U.S. Treasury rates in effect at the time of each grant.

None of the stock options or warrants which have been granted are exercisable until such time as the Company files its Charter Amendment with the State of Nevada to increase its authorized shares of common stock from the current authorized of 24,000,000 shares to 149,000,000 shares.

As part of the consideration for entry into the CIT Credit Facility, on September 2, 2008 the Company granted CIT Capital a warrant, exercisable for up to 24,199,996 shares of the Company’s common stock, at an exercise price of $0.35 per share (the “CIT Warrant”). The CIT Warrant expires on September 2, 2013 and is exercisable upon the effectiveness of the Charter Amendment.

NOTE 11.                      ASSET RETIREMENT OBLIGATIONS

The Company’s asset retirement obligations relate to estimated future plugging and abandonment expenses or disposal of its oil and gas properties and related facilities. These obligations to abandon and restore properties are based upon estimated future costs which may change based upon future inflation rates and changes in statutory remediation rules. The following table provides a summary of the Company’s asset retirement obligations:

Three Months Ended
September 30, 2008
Balance as of June 30, 2008	$--
Liabilities incurred in current period	--
Liabilities assumed in business combination	765,658
Accretion expense	--
Balance September 30, 2008	$765,658

NOTE 12.                      RELATED PARTY TRANSACTION

See Note. 9 for a discussion of Series C Preferred stock issued to a director for cash consideration of $100,000.

NOTE 13.                      COMMITMENTS AND CONTINGENCIES

Commencing August 1, 2008, Voyager Gas Corporation (“Tenant”) entered into an office lease agreement with GPI Tollway – Madison, LLC (“Landlord”) to provide office space in Addison, Texas. The lease provides for approximately 2,173 rentable square feet at monthly rental rates ranging from $3,622 to $3,803 per month and terminates on October 31, 2011. Effective November 1, 2008, Voyager Gas Corporation executed an Assignment of Lease between Voyager Gas Corporation as Tenant, GPI Tollway – Madison, LLC as Landlord and Addison Oil, LLC as Assignee pursuant to which Addison Oil, LLC assumed and agreed to make all payments and to perform and keep all promises, covenants and conditions and agreements of the lease by Tenant to be made, kept and performed from and after the assignment date. Pursuant to the Assignment of Lease, Voyager Gas Corporation does hereby remain liable for the performance of all covenants, agreements and conditions contained in the lease should Addison Oil LLC default on its obligations.

NOTE 14.                      SUBSEQUENT EVENTS

Repayment of Note Payable

On October 6, 2008, pursuant to a mutual agreement between the Company and Global Hunter Securities, LLC, (“GHS”) the Company made a cash payment in the amount of $300,000 as full settlement of the non-interest bearing promissory note in the principal amount of $575,500 originally due March 15, 2009.

2008 Stock Incentive Plan

On September 19, 2008, the Company’s Board of Directors authorized the adoption of the ABC Funding, Inc. 2008 Stock Incentive Plan (the “2008 Plan”). The 2008 Plan was approved by holders of a majority of the Company’s outstanding shares of common stock on September 19, 2008, effective on the twenty-first (21st ) day after mailing to all stockholders of record the Company’s definitive Information Statement on Schedule 14C relating to adoption of the 2008 Plan, in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended. The 2008 Plan provides for the issuance of up to 8,500,000 shares of the Company’s common stock to employees, non-employee directors and consultants through the issuance of stock options, restricted stock awards, stock appreciation rights and bonus stock. The Company’s Board of Directors feel the stock options and stock-based incentives offered under the 2008 Plan play an important role in retaining the services of outstanding personnel and in encouraging such personnel, together with existing employees, to have a greater financial investment in the Company.

Issuance of Stock Options and Restricted Stock Awards

On October 1, 2008, the Company entered into an employment agreement pursuant to which the Company, effective as of October 1, 2008, engaged Jim B. Davis, to serve as its Senior Vice President of Operations. The Company also entered into a restricted stock agreement and option agreements with Mr. Davis, pursuant to which the Company has agreed to issue up to an aggregate of 1,750,000 shares of its common stock to Mr. Davis, subject to the effectiveness of the Charter Amendment in the State of Nevada.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ABC Funding, Inc.
(a Development Stage Company)
Houston, Texas

We have audited the accompanying consolidated balance sheet of ABC Funding, Inc. ("the Company") (a Development Stage Company) as of June 30, 2008 and 2007, and the related consolidated statements of operations, cash flows and changes in stockholders' deficit for the years ended June 30, 2008 and 2007, and for the period from February 21, 2006 (inception) through June 30, 2008, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2008 and 2007, and the consolidated results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC
    www.malone-bailey.com
    Houston, Texas

September 8, 2008

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2008 AND 2007

	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$12,158	$550,394
Prepaid expenses and other current assets	31,215	30,428
Deferred financing costs, net of amortization of $55,871	143,472	--
Total current assets	186,845	580,822
Acquisition costs	976,284	--
Fixed assets, net of accumulated depreciation of $183	7,881	--
Total assets	$1,171,010	$580,822

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$404,027	$7,180
Accounts payable – related parties	20,825	--
Accrued liabilities	1,397	188,996
Convertible debt, net of unamortized discount of $0 and $36,973 at June 30, 2008 and 2007, respectively	25,000	1,463,027
Senior secured convertible debentures, net of unamortized discount of $778,362	121,638	--
Derivative liabilities	11,893,573	--
Total current liabilities	12,466,460	1,659,203

Commitments and contingencies	--	--

Stockholders’ deficit:
Preferred stock - 863,505 undesignated authorized, $0.001 par value at June 30, 2008 and 2007
Series A Preferred stock, $0.001 par value, 99,395 authorized and outstanding at June 30, 2008	99	--
Series B Preferred stock, $0.001 par value, 37,100 authorized and outstanding at June 30, 2008	37	--
Common stock, $0.001 par value, 24,000,000 shares authorized, 24,378,376 and 22,065,000 issued and outstanding at June 30, 2008 and 2007, respectively	24,378	22,065
Additional paid-in capital	769,318	1,244,765
Deficit accumulated during the development stage	(12,089,282)	(2,345,211)
Total stockholders’ deficit	(11,295,450)	(1,078,381)
Total liabilities and stockholders' deficit	$1,171,010	$580,822

See the accompanying summary of accounting policies and notes to financial statements.

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007 AND
THE PERIOD FEBRUARY 21, 2006 (INCEPTION) THROUGH JUNE 30, 2008

			February 21, 2006
			(Inception)
			Through
	Years Ended June 30,		June 30,
	2008	2007	2008

General and administrative:
Payroll and related expenses	$3,593,652	$589,346	$4,608,516
Office and administration	40,263	72,216	123,491
Professional fees	307,508	267,945	732,294
Depreciation expense	183	--	183
Other	110,755	14,319	567,414
Total general and administrative	4,052,361	943,826	6,031,898

Other income (expense):
Interest income	5,174	31,163	41,523
Interest expense	(2,039,213)	(332,329)	(2,441,236)
Change in fair value of derivatives	(3,657,671)	--	(3,657,671)
Total other expense	(5,691,710)	(301,166)	(6,057,384)
Net loss	$(9,744,071)	$(1,244,992)	$(12,089,282)

Net loss per share: basic and diluted	$(0.42)	$(0.06)

Weighted average common shares outstanding: basic and diluted	23,067,241	22,065,000

See the accompanying summary of accounting policies and notes to financial statements.

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007 AND
THE PERIOD FEBRUARY 21, 2006 (INCEPTION) THROUGH JUNE 30, 2008

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-in	Deficit Accumulated During Development	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance, February 21, 2006	--	$--	--	$--	--	$--	$--	$--	$--
Proceeds from issuance of common stock	--	--	--	--	19,665,000	19,665	(17,698)	--	1,967
Proceeds from issuance of common stock to note holders	--	--	--	--	600,000	600	249,400	--	250,000
Shares issued in reverse merger	--	--	--	--	1,800,000	1,800	(1,800)	--	--
Stock based compensation	--	--	--	--	--	--	425,518	--	425,518
Net loss	--	--	--	--	--	--	--	(1,100,219)	(1,100,219)
Balance, June 30, 2006	--	--	--	--	22,065,000	22,065	655,420	(1,100,219)	(422,734)
Stock based compensation	--	--	--	--	--	--	589,345	--	589,345
Net loss	--	--	--	--	--	--	--	(1,244,992)	(1,244,992)
Balance, June 30, 2007	--	--	--	--	22,065,000	22,065	1,244,765	(2,345,211)	(1,078,381)
Shares issued for services	--	--	--	--	1,365,240	1,365	672,060	--	673,425
Stock based compensation	--	--	--	--	--	--	2,865,196	--	2,865,196
Convertible debenture tainted warrants	--	--	--	--	--	--	(5,856,395)	--	(5,856,395)
Stock issued for note extensions	--	--	--	--	218,000	218	97,882	--	98,100
Stock issued with convertible notes	--	--	--	--	200,004	200	58,133	--	58,333
Beneficial conversion feature related to convertible notes	--	--	--	--	--	--	58,333	--	58,333
Stock issued for payment of interest	--	--	--	--	530,132	530	264,530	--	265,060
Preferred stock issued for note conversions	96,500	96	35,000	35	--	--	1,314,869	--	1,315,000
Preferred stock issued for payment of interest	2,895	3	2,100	2	--	--	49,945	--	49,950
Net loss	--	--	--	--	--	--	--	(9,744,071)	(9,744,071)
Balance, June 30, 2008	99,395	$99	37,100	$37	24,378,376	$24,378	$769,318	$(12,089,282)	$(11,295,450)

See the accompanying summary of accounting policies and notes to financial statements.

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007 AND
THE PERIOD FEBRUARY 21, 2006 (INCEPTION) THROUGH JUNE 30, 2008

			February 21, 2006
			(Inception)
			Through
	Years Ended June 30,		June 30,
	2008	2007	2008
Cash flows from operating activities:
Net loss	$(9,744,071)	$(1,244,992)	$(12,089,282)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	183	--	183
Share based compensation	3,538,621	589,345	4,553,484
Common stock issued for interest	225,704	--	225,704
Preferred stock issued for interest	49,950	--	49,950
Common stock issued for loan extensions	98,100	--	98,100
Amortization of deferred financing costs	55,871	--	55,871
Amortization of debt discounts	1,743,593	182,482	1,956,620
Change in fair value of derivatives	3,657,671	--	3,657,671
Changes in assets and liabilities:
Prepaid and other current assets	896	36,033	(29,532)
Accounts payable, related parties and other	417,672	(56,407)	424,852
Accrued liabilities	(148,245)	134,417	40,751
Net cash used in operating activities	(104,055)	(359,122)	(1,055,628)
Cash flows from investing activities:
Acquisition costs of oil and gas properties	(976,284)	--	(976,284)
Purchase of fixed assets	(8,064)	--	(8,064)
Deposits	(1,682)	--	(1,682)
Net cash used in investing activities	(986,030)	--	(986,030)
Cash flows from financing activities:
Proceeds from sale of common stock	--	--	1,967
Proceeds from convertible debentures	800,000	--	800,000
Debt issuance costs	(88,151)	--	(88,151)
Proceeds from convertible notes	350,000	15,000	1,850,000
Repayment of convertible notes	(510,000)	--	(510,000)
Net cash provided by financing activities	551,849	15,000	2,053,816
Net increase (decrease) in cash	(538,236)	(344,122)	12,158
Cash at beginning of period	550,394	894,516	--
Cash at end of period	$12,158	$550,394	$12,158
Supplemental information:
Cash paid for interest	$14,637	$--	$14,637
Cash paid for income taxes	$--	$--	$--

See the accompanying summary of accounting policies and notes to financial statements.

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007 AND
THE PERIOD FEBRUARY 21, 2006 (INCEPTION) THROUGH JUNE 30, 2008
(Continued)

	Years Ended June 30,
	2008	2007

Non-cash investing and financing activities:
Common shares issued in payment of interest	$39,355	$--
Preferred shares issued in payment of principal	$1,315,000	$--
Warrants issued for convertible debenture commission	$111,192	$--
Discount for beneficial conversion feature and debt discount	$116,666	$--

See the accompanying summary of accounting policies and notes to financial statements.

ABC FUNDING, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1.                      ORGANIZATION AND BASIS OF PREPARATION

Headquartered in Houston, Texas, ABC Funding, Inc. (the “Company”, “ABC”, “we” or “us”), is a development stage company incorporated in Nevada, with our primary business focus to engage in the acquisition, exploitation and development of properties for the production of crude oil and natural gas. We intend to explore for oil and gas reserves through the drill bit and acquire established oil and gas properties. We intend to exploit oil and gas properties through the application of conventional and specialized technology to increase production, ultimate recoveries, or both, and participate in joint venture drilling programs with repeatable low risk results.

We were incorporated in Nevada on May 13, 2004. In May 2006, Energy Venture, Inc., a Delaware corporation ("EV Delaware") merged into EVI Acquisition Corp. ("EVI"), a wholly-owned subsidiary of ABC. In connection with the merger, EVI, a Nevada corporation, changed its name to Energy Venture, Inc. ("EV Nevada"). The merger transaction was accounted for as a reverse merger with EV Delaware being deemed the acquiring entity for financial accounting purposes. Thus, the historical financial statements of the Company prior to the effective date of the merger have been restated to be those of EV Delaware. Since the merger, we have primarily been involved in conducting business planning and capital-raising activities.

As of June 30, 2008, we have one subsidiary, Energy Venture, Inc., a Nevada corporation. Energy Venture, Inc. currently has no operations, assets or liabilities. However, we intend to use this subsidiary in the future as an operating company to perform the operations of our oil and gas business.

The consolidated financial statements include the accounts of ABC Funding, Inc. and its subsidiary, which is wholly owned. All inter-company transactions are eliminated upon consolidation.

NOTE 2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition. Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. There were no revenues from inception (February 21, 2006) through June 30, 2008.

Income Taxes. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. We provide a valuation allowance for deferred tax assets for which we do not consider realization of such assets to be more likely than not.

Basic and Diluted Net Loss Per Share. We compute net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings per Share”. Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of our Common Stock outstanding during the period. Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of our convertible preferred stock.

During the year ended June 30, 2008, convertible preferred stock convertible into 3,048,218 shares of common stock; a convertible note and accrued interest convertible into 52,000 shares of common stock; vested options to purchase 11,150,000 shares of common stock; convertible debt convertible into 2,777,273 shares of common stock; and warrants to purchase 3,225,000 shares of common stock were excluded from the calculation of net loss per share since their inclusion would have been anti-dilutive. During the year ended June 30, 2007, convertible debt and accrued interest, convertible into 3,377,992 shares of common stock and vested stock options to purchase 3,650,000 shares of common stock were excluded from the calculation of net loss per share since their inclusion would have been anti-dilutive. During the year ended June 30, 2007, there was no convertible preferred stock outstanding.

Stock Based Compensation. In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payments" ("FAS 123R"). We adopted the disclosure requirements of FAS 123R as of July 1, 2006 using the modified prospective transition method approach as allowed under FAS 123R. FAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FAS 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed.

Valuation of the Embedded and Warrant Derivatives   The valuation of our embedded derivatives and warrant derivatives is determined primarily by a lattice model using probability weighted discounted cash flow based upon future projections over a range of potential outcomes and the Black-Scholes option pricing model.  An embedded debenture derivative is a derivative instrument that is embedded within a contract, which under the convertible debenture (the host contract) includes the right to convert the debenture by the holder, reset provisions with respect to the conversion provisions, call/redemption options and liquidated damages.  In accordance with FASB Statement 133, as amended, Accounting for Derivative Instruments and Hedging Activities, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period.  A warrant derivative liability is determined in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19").  Based on EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period.  The practical effect of this has been that when our stock price increases so does our derivative liability, resulting in a non-cash loss charge that reduces earnings and earnings per share.  When our stock price declines, we record a non-cash gain, increasing our earnings and earnings per share.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain events.  Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term.  The fair value recorded for the derivative liability varies from period to period.  This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income or expense because of the corresponding non-cash gain or loss recorded.

Fair Value of Financial Instruments. Our financial instruments consist of cash and cash equivalents, accounts payable and notes payable. The carrying amounts of cash and cash equivalents, accounts payable and notes payable approximate fair value due to the highly liquid nature of these short-term instruments.

Reclassifications.  Certain prior period amounts have been reclassified to conform to the current year presentation.

New Accounting Pronouncements. During February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement of Accounting Standards (“SFAS”) No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) which permits all entities to choose, at specified election dates, to measure eligible items at fair value. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and thereby mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We are evaluating the impact that this Statement will have on our financial statements.

During September 2006, the FASB issued FASB Statement of Accounting Standards (“SFAS”) No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, where fair value has been determined to be the relevant measurement attribute. This Statement is effective for fiscal years beginning after November 15, 2007. We are evaluating the impact that this Statement will have on our financial statements.

NOTE 3.                      ACQUISITION COSTS

We have entered into a stock purchase and sale agreement to acquire from Voyager Gas Holdings, L.P. all of the issued and outstanding shares of common stock of Voyager Gas Corporation, a Delaware corporation. (See Note 8. “Subsequent Events”). The following table summarizes costs incurred pursuant to the acquisition as of June 30, 2008.

Acquisition costs:
Earnest money deposit	$800,000
Legal fees	99,731
Third party engineering fees	71,915
Other	4,638
Total acquisition costs	$976,284

NOTE 4.                      NOTES PAYABLE

Convertible Debentures

On May 21, 2008, we entered into a Securities Purchase Agreement with those purchasers identified therein (the “Bridge Financing”), whereby we received proceeds of $800,000 evidenced by senior secured convertible debentures (the “Debentures”) with a principal amount of $900,000, issued at a discount of $100,000. The proceeds from the Debentures were used to fund our payment of the deposit under the Voyager Gas Corporation stock purchase and sale agreement (the “Voyager Agreement”).

The Debentures mature the earlier of September 29, 2008, or the closing date under the Voyager Agreement, and may be satisfied in full by our payment of the aggregate redemption price of $900,000 or, at the election of the purchasers, by the conversion of the Debentures into shares of our common stock (the “Conversion Shares”), at an initial conversion price of $0.33, subject to adjustments and full-ratchet protection under certain circumstances. Alternatively, the purchasers may elect to participate in a Subsequent Financing (as such term is defined in the Securities Purchase Agreement) by exchanging all or some of their Debentures for securities issued in the Subsequent Financing, upon the same terms being offered under the Subsequent Financing.

Under the Debentures, so long as any portion of the Debentures remain outstanding, we are precluded from incurring additional indebtedness or suffering additional liens on our property, subject to limited exceptions therein, including, without limitation, such indebtedness incurred by us in connection with the financing of the consideration owing under the Voyager Agreement.

As additional consideration for the bridge loan evidenced by the Debentures, we issued common stock purchase warrants to the purchasers and their affiliates, exercisable to purchase up to 3,000,000 shares of our common stock (the “Warrant Shares”), based upon an initial exercise price of $0.33 subject to adjustments and full-ratchet protection under certain circumstances.

Our performance under the Debentures, including payment of the redemption amount thereof or conversion thereunder, is secured by (i) our grant of a security interest and first lien on all of our existing and after-acquired assets, (ii) the guarantee of our wholly-owned subsidiary, Energy Venture, Inc., and (iii) the pledge of an aggregate of 14,151,000 shares of our common stock currently held by Mr. Alan D. Gaines, one of our directors, and his affiliates, which pledged shares represent approximately 60.6% of the shares of our common stock issued and outstanding as of the grant date.

We incurred debt issuance costs of $199,343 associated with the issuance of the Debentures. These costs were capitalized as deferred financing costs and are being amortized over the life of the Debentures using the effective interest method. Amortization expense related to the deferred financing costs was $55,871 for the period May 21, 2008 through June 30, 2008.

Common shares issuable if the Debentures were converted would exceed the number of authorized shares we have available for issuance. In addition, the Debentures contain more than one embedded derivative feature which would individually warrant separate accounting as derivative instruments under SFAS No. 133 and EITF 00-19. We evaluated the application of SFAS No. 133 and EITF 00-19 and determined the various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, and referred to as the "Single Compound Embedded Derivatives within Convertible Note". The single compound embedded derivative features include the conversion feature with the reset provisions within the Debentures, the call/redemption options and liquidated damages. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which results in a reduction of the initial carrying amount (as unamortized discount) of the Debentures of the value at inception. The value of the embedded derivative at issuance exceeded the notional amount of the loan, and the excess amount was expensed to interest in the amount of $1,468,316. The unamortized discount has been amortized to interest expense using the effective interest method over the life of the Debentures. At June 30, 2008, $121,638 has been amortized with an unamortized discount balance remaining of $778,362.

Due to the insufficient unissued authorized shares to share settle the Debentures, this caused other convertible instruments, specifically the Series A and B Preferred, the convertible note and non-employee stock options, to also be classified as derivative liabilities under FAS 133. Each reporting period, this derivative liability is marked-to-market with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. At June 30, 2008, the aggregate derivative liability was $11,893,573.

On September 2, 2008, we satisfied in full the Debentures by repayment of $450,000 of principal with funds advanced under the CIT Credit Facility (as defined in Note 8 hereto) and by delivery of shares of our Series E Preferred in exchange for the principal amount of $450,000, which shares of preferred stock automatically convert into an aggregate of 1,363,636 shares of our common stock, based upon an implied conversion price of $0.33 per share of common stock upon the effectiveness of the Charter Amendment.

Probability - Weighted Expected Cash Flow Methodology

Assumptions: Single Compound Embedded Derivative within Debentures

	Transaction Date	As of
	May 21, 2008	June 30, 2008
Risk free interest rate	4.53%	4.59%
Timely registration	95.00%	95.00%
Default status	5.00%	5.00%
Alternative financing available and exercised	0.00%	0.00%
Trading volume, gross monthly dollars monthly rate increase	1.00%	1.00%
Annual growth rate stock price	29.14%	29.20%
Future projected volatility	150.00%	150.00%

The stock purchase warrants are freestanding derivative financial instruments which were valued using the Black-Scholes method. The fair value of the derivative liability of the single compound embedded derivatives, the warrants issued with the Debentures and the other tainted convertible instruments and options was recorded at $1,470,868 and $5,967,587, respectively, on May 21, 2008.  Consequently, the Debentures were initially recorded at zero, after application of the discounts. The unamortized discount will be accreted to interest expense using the effective interest method over the life of the Debentures. The total accretion expense was $121,638 for the period May 21, 2008 through June 30, 2008. The remaining value of $1,468,316 was expensed at inception to interest expense since the total fair value of the derivatives at inception exceeded the face value of the Debentures.  The effective interest rate on the Debentures is 1,441.9%.

So long as the Debentures were outstanding, they were potentially convertible into an unlimited number of common shares, resulting in us no longer having the control to physically or net share settle existing non-employee stock options. Thus under EITF 00-19, all non-employee stock options that are exercisable during the period that the Debentures are outstanding are required to be treated as derivative liabilities and recorded at fair value until the provisions requiring this treatment have been settled.

As of the date of issuance of the notes on May 21, 2008, the fair value of options to purchase 8,900,000 shares and other tainted convertible instruments totaling $5,856,395 were reclassified to the liability caption “Derivative liabilities” from additional paid-in capital. The change in fair value of $2,703,694 as of June 30, 2008, has been included in earnings under the caption “Change in fair value of derivatives.”

Variables used in the Black-Scholes option-pricing model include: (1) 4.53% to 4.59% risk-free interest rate; (2) expected warrant life is the actual remaining life of the warrant as of each period end; (3) expected volatility is 150.00%; and (4) zero expected dividends.

Both the embedded and freestanding derivative financial instruments were recorded as liabilities in the consolidated balance sheet and measured at fair value. These derivative liabilities will be marked-to-market each quarter with the change in fair value recorded as either a gain or loss in the income statement.

The impact of the application of SFAS No. 133 and EITF 00-19 in regards to the derivative liabilities on the balance sheet and statements of operations as of inception (May 21, 2008) and through June 30, 2008 are as follows:

		Liability as of
	May 21, 2008	June 30, 2008
Derivative liability – single compound embedded derivatives within the debentures	$797,447	$797,447
Derivative liability – warrants, non-employee options and other tainted convertible instruments	7,438,455	7,438,455
Net change in fair value of derivatives	--	3,657,671
Derivative liabilities	$8,235,902	$11,893,573

The following summarizes the financial presentation of the Debentures at inception (May 21, 2008) and at June 30, 2008:

	At Inception	As of
	May 21, 2008	June 30, 2008
Notional amount of debentures	$900,000	$900,000
Adjustments:
Discount for single compounded embedded derivatives within debentures and original issue discount	(900,000)	(900,000)
Amortized discount on debentures	--	121,638
Convertible debentures balance, net	$--	$121,638

Convertible Notes

At June 30, 2008 and 2007, convertible short-term debt consisted of the following:

	June 30,
	2008	2007
12% convertible notes due February 28, 2008	$25,000	$1,500,000
Unamortized discount	--	(36,973)
Total convertible debt	$25,000	$1,463,027

2006 Convertible Notes

During 2006, EV Delaware sold $1,500,000 of convertible promissory notes (the "2006 Notes") which were expressly assumed by us. The 2006 Notes had an original maturity date of August 31, 2007, carried an interest rate of 10% per annum, payable in either cash or shares, and were convertible into shares of Common Stock at a conversion rate of $0.50 per share at the option of the investor. Each investor also received a number of shares of Common Stock equal to 20% of his or her investment divided by $0.50. Thus, a total of 600,000 shares were initially issued to investors in the 2006 Notes. The relative fair value of these shares was $250,000 and was recorded as a debt discount and as additional paid-in capital. The debt discount was amortized over the original term of the notes payable using the effective interest method. The original issue discount rate was 23.44%. During the period from February 21, 2006 (inception) to August 31, 2007, the entire discount of $250,000 was amortized and recorded as interest expense.

We evaluated the application of SFAS No. 133 and EITF 00-19. Based on the guidance of SFAS No. 133 and EITF 00-19, we concluded that these instruments were not required to be accounted for as derivatives.

On August 31, 2007 (the original Maturity Date), we repaid in cash six of the holders of the 2006 Notes an aggregate amount of $424,637, of which $410,000 represented principal and $14,637 represented accrued interest. On September 4, 2007, an additional $44,624 of accrued and current period interest was repaid through the issuance of 89,248 shares of our Common Stock. The remaining holders of the 2006 Notes entered into an agreement with us whereby the maturity date of the 2006 Notes was extended to February 28, 2008 and, beginning September 1, 2007 until the 2006 Notes are paid in full, the interest rate on the outstanding principal increased to 12% per annum. In addition, we agreed to issue to the remaining holders of the 2006 Notes, 218,000 shares of our common stock with a value of $98,100 as consideration for extending the 2006 Note's maturity date. We evaluated the application of EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" and concluded that the revised terms constituted a debt modification rather than a debt extinguishment and accordingly, the value of the common stock has been treated as interest expense in the accompanying statements of operations.

On February 28, 2008, $1,090,000 of the 2006 Notes came due and we were unable to repay them. We continued to accrue interest on the notes at 12%, the agreed upon rate for the extension period. On March 6, 2008, we issued 130,449 shares of common stock in lieu of cash in payment of $65,221 of accrued and current period interest to holders of 2006 Notes. On April 22, 2008, we repaid $100,000 principal amount in cash to one of the holders of the notes. During May 2008, we exchanged 99,395 shares of our Series A Preferred in full satisfaction of our obligation under the notes to pay $965,000 of principal and $28,950 of interest, with each share of such preferred stock being automatically convertible into 20 shares of our common stock, for an aggregate of 1,987,900 shares of our common stock. The Series A Preferred will automatically convert into shares of our Common Stock upon the effectiveness of the Charter Amendment. At June 30, 2008, we have outstanding $25,000 principal amount of the 2006 Notes with one note holder.

2007 Convertible Notes

On November 1, 2007, we sold $350,000 in convertible notes (the "2007 Notes") on the following terms: each note matures October 31, 2008 and a 10% interest rate payable in shares of our Common Stock based upon a conversion price of $ 0.35 per share. The investors in the 2007 Notes also received 200,004 shares of Common Stock. The total proceeds from the sale of the 2007 Notes were allocated between the 2007 Notes and the related common stock based upon the relative fair value, which resulted in the allocation of $58,333 to the common stock and $291,667 to the 2007 Notes. The $58,333 was recorded as a discount to the 2007 Notes and as additional paid in capital. The debt discount was being amortized over the term of the 2007 Notes using the effective interest method.

We evaluated the application of SFAS 133 and EITF 00-19 for the 2007 Notes and concluded these instruments were not required to be accounted for as derivatives. We also evaluated the application of EITF 98-05, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" and concluded that the conversion option was a beneficial conversion feature with intrinsic value. After allocation of the proceeds between the 2007 Notes and the common stock, the conversion option had an intrinsic value of $58,333. This resulted in an additional discount to be amortized over the term of the 2007 Notes as additional interest expense using the effective interest method. The original issue discount rate was 53.83%.

During May 2008, we exchanged 37,100 shares of our Series B Preferred in full satisfaction of our obligation under the notes to pay $350,000 of principal and $21,000 of interest, with each share of such preferred stock being automatically convertible into 28.58 shares of our common stock, for an aggregate of 1,060,318 shares of our common stock. The Series B Preferred will automatically convert into shares of our Common Stock upon the effectiveness of the Charter Amendment.

NOTE 5.                      PREFERRED STOCK AND COMMON STOCK

Preferred Stock

Certain of our outstanding (i) convertible promissory notes, in the aggregate principal amount of $965,000 and bearing interest at 12% per annum from September 1, 2007 and (ii) convertible promissory notes, in the aggregate principal amount of $350,000 and bearing interest of 10% per annum, due October 31, 2008, were exchanged for shares of our Series A and Series B Preferred stock in full satisfaction of our obligations under the notes including, without limitation, the repayment of principal and accrued unpaid interest thereon.

Pursuant to the exchange transaction, we issued 99,395 shares of Series A Preferred in exchange for the redemption of $965,000 of principal and $28,950 of accrued interest on the 12% notes, with each share of such preferred stock being automatically convertible into 20 shares of our common stock, for an aggregate of 1,987,900 shares of our common stock. Additionally, we issued 37,100 shares of Series B Preferred in exchange for the redemption of $350,000 of principal and $21,000 of accrued interest on the 10% notes, with each share of such preferred stock being automatically convertible into 28.58 shares of our common stock, for an aggregate of 1,060,318 shares of our common stock. The Series A and Series B Preferred stock will automatically convert into shares of our common stock upon the effectiveness of the Charter Amendment. The 12% notes matured on February 28, 2008 and the 10% notes were due to mature on October 31, 2008.

Common Stock

On August 21, 2007, we issued 100,000 shares of common stock with a value of $45,000 to a non-employee as compensation for services rendered.

On September 4, 2007, we issued 89,248 shares of common stock in lieu of cash in payment of $44,624 of accrued and current period interest to noteholders who chose to redeem their notes. (See Note 4.)

On September 4, 2007, we issued 218,000 shares of common stock with a value of $98,100 as consideration to those noteholders who chose to extend the maturity date of their notes to February 28, 2008. (See Note 4.)

On September 17, 2007, we issued 100,000 shares of common stock with a value of $45,000 to a non-employee as compensation for services rendered.

On September 19, 2007, our Board of Directors approved the issuance of 150,000 shares of common stock with a value of $55,500 to a former member of our Board of Directors as compensation for assuming the role of Chief Executive Officer.

On November 1, 2007, we issued 200,004 shares of common stock with a relative fair market value of $58,333 to purchasers of $350,000 of our newly issued convertible notes. (See Note 4.)

On November 7, 2007, we issued 310,435 shares of common stock in lieu of cash in payment of $155,215 of accrued interest to holders of convertible notes issued in 2006 who chose to extend the maturity date of their notes through February 28, 2008. (See Note 4.)

On March 4, 2008, our Board of Directors and the holders of a majority of the Company's outstanding shares of common stock, approved an increase in the number of authorized common shares that the Company may issue to 149,000,000 shares. As of the date hereof, the number of shares of common stock that the Company may issue is 24,000,000, pending the effectiveness of the Charter Amendment.

On March 6, 2008, we issued 130,449 shares of common stock in lieu of cash in payment of $65,221 of accrued and current period interest to holders of our 2006 Notes. (See Note 4.)

       Pursuant to restricted stock agreements entered into with Robert P. Munn, our Chief Executive Officer and Carl A. Chase, our Chief Financial Officer, we have agreed upon the effectiveness of the Charter Amendment to grant restricted stock to each of Messrs. Munn and Chase. Mr. Munn is to receive 1,500,000 shares and Mr. Chase is to receive 1,125,000 shares of our Common Stock, each which vests equally as to one-third of the shares over a two year period, commencing on the effectiveness of the Charter Amendment and each of the first and second year anniversary of the grant dates. We valued the restricted stock issuances on the grant date of their respective restricted stock agreements, May 22, 2008, at $0.52 per share and recorded compensation expense for Mr. Munn of $301,671 and Mr. Chase of $226,254 for the vested portion of their restricted stock awards. In addition, we represent on our consolidated balance sheets and consolidated statement of changes in stockholders’ deficit the issuance 580,137 shares of the restricted stock to Mr. Munn and 435,103 shares of restricted stock to Mr. Chase.

NOTE 6.                      GRANTS OF WARRANTS AND OPTIONS

Effective July 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standard 123(R) “Share-Based Payment” (“SFAS 123(R)”) using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “Share-Based Payment” (“SAB 107”) in March 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the fiscal year ended June 30, 2007, includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of July 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning July 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

We use the Black-Scholes option-pricing model to estimate option fair values.  The option-pricing model requires a number of assumptions, of which the most significant are: expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire).

Volatilities are based on the historical volatility of our closing common stock price. Expected term of options and warrants granted represents the period of time that options and warrants granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the options and warrants is based on the comparable U.S. Treasury rates in effect at the time of each grant. The weighted average grant-date fair value of options granted during the years ended June 30, 2008 and 2007 was $2.26 and $3.56, respectively. The weighted average grant date fair value of warrants granted during the years ended June 30, 2008 and 2007 was $2.36 and $4.39, respectively.  There have been no options or warrants exercised during the period May 12, 2006 through June 30, 2008.

None of the stock options or warrants listed below are exercisable until such time as we file our Articles of Amendment to our Articles of Incorporation with the State of Nevada to increase our authorized shares of common stock from the current authorized of 24,000,000 shares to 149,000,000 shares.

On December 28, 2006, we granted two non-employees warrants to purchase up to an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.25 per share for services rendered.  The options vested immediately and terminate on December 28, 2011.  The fair value of the warrants was determined utilizing the Black-Scholes stock option valuation model.  The significant assumptions used in the valuation were: the exercise price as noted above; the market value of our common stock on December 28, 2006, $0.25; expected volatility of 105%; risk free interest rate of 4.69%; and a term of five years. T he fair value of the warrants was $294,722 at December 28, 2006 and was recorded as share based compensation.

On May 22, 2007, we granted three non-employees warrants to purchase up to an aggregate of 1,050,000 shares of our common stock at an exercise price of $0.30 per share for services rendered.  The warrants vested immediately and terminate on May 22, 2012.  The fair value of the warrants was determined utilizing the Black-Scholes option-pricing model.  The significant assumptions used in the valuation were: the exercise price as noted above; the market value of our common stock on May 22, 2007, $0.30; expected volatility of 160%; risk free interest rate of 4.76%; and a term of five years.  The fair value of the warrants was $294,623 at May 22, 2007 and was recorded as share based compensation.

On October 26, 2007, we granted 250,000 employee options and 1,000,000 warrants to two non-employees to purchase up to an aggregate of 1,250,000 shares of our common stock at an exercise price of $0.35 per share for services rendered. The options and warrants vested immediately and terminate on October 26, 2012. The fair value of the options and warrants of $362,822, which was expensed immediately due to the vesting provisions and the lack of a future service requirement, was determined utilizing the Black-Scholes option-pricing model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of our common stock on October 26, 2007, $0.35; expected volatility of 170%; risk free interest rate of 4.04%; and an expected term of 2.5 years. Due to the limited trading history of our common stock, the volatility assumption was estimated by averaging the volatility of two active companies that have operations similar to ours. The warrants qualify as “plain vanilla” warrants under the provisions of Staff Accounting Bulletin No. 107 ("SAB 107") and, due to limited warrant exercise data available to us, the term was estimated pursuant to the provisions of SAB 107.

On December 19, 2007, we granted our former CEO, options to purchase up to 500,000 shares of our common stock at an exercise price of $0.35 per share for services rendered. The options vested immediately and terminate on December 19, 2012. The fair value of the options of $124,997, which was expensed immediately due to the vesting provisions and the lack of a future service requirement, was determined utilizing the Black-Scholes option-pricing model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of ABC's common stock on December 19, 2007, $0.30; expected volatility of 177%; risk free interest rate of 3.46%; and a term of 2.5 years. Due to the limited trading history of our common stock, the volatility assumption was estimated by averaging the volatility of two active companies that have operations similar to ours. The options qualify as “plain vanilla” options under the provisions of Staff Accounting Bulletin No. 107 ("SAB 107") and, due to limited option exercise data available to us, the term was estimated pursuant to the provisions of SAB 107.

On December 19, 2007, we granted two non-employees warrants to purchase up to an aggregate of 1,100,000 shares of our common stock at an exercise price of $0.35 per share for services rendered. The warrants vested immediately and terminate on December 19, 2012. The fair value of the warrants of $274,993, which was expensed immediately due to the vesting provisions and the lack of a future service requirement, was determined utilizing the Black-Scholes option-pricing model. The assumptions and term utilized in the valuation were identical to those described above for valuation of the options granted to our former CEO on December 19, 2007.

On February 28, 2008, we granted our former CEO, additional options to purchase up to 250,000 shares of our common stock at an exercise price of $0.54 per share for services rendered. The options vested immediately and terminate on February 27, 2013. The fair value of the options of $114,425, which was expensed immediately due to the vesting provisions and the lack of a future service requirement, was determined utilizing the Black-Scholes option-pricing model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of our common stock on February 28, 2007, $0.54; expected volatility of 178%; risk free interest rate of 2.73%; and a term of 2.5 years. Due to the limited trading history of our common stock, the volatility assumption was estimated by averaging the volatility of two active companies that have operations similar to ours. The options qualify as “plain vanilla” options under the provisions of Staff Accounting Bulletin No. 107 ("SAB 107") and, due to limited option exercise data available to us, the term was estimated pursuant to the provisions of SAB 107.

On February 28, 2008, we granted a non-employee a warrant to purchase up to an aggregate of 3,300,000 shares of our common stock at an exercise price of $0.54 per share for services rendered. The warrants vested immediately and terminate on February 27, 2013. The fair value of the warrants of $1,510,408, which was expensed immediately due to the vesting provisions and the lack of a future service requirement, was determined utilizing the Black-Scholes option-pricing model. The assumptions and term utilized in the valuation were identical to those described above for valuation of the options granted to our former CEO on February 28, 2008.

As part of our employment agreement with Mr. Munn, our CEO, we granted stock options, exercisable for up to 500,000 shares of our common stock, at an exercise price of $0.52 per share, which option vests with respect to these shares on the effectiveness of the Articles of Amendment to the Articles of Incorporation, 500,000 shares, at an exercise price of $0.57 per share, which option vests on May 22, 2009, and 500,000 shares, at an exercise price of $0.62 per share, which option vests on May 22, 2010. The fair value of the $0.52 options of $232,369, which was expensed immediately due to the vesting provisions; the $0.57 options of $252,090 which is being amortized over the one year vesting period and the $0.62 options of $254,215 which is being amortized over the two year vesting period, was determined using the Black-Scholes option-pricing model. The significant assumptions used in the valuation were: (i) for the $0.52 options; the exercise price, the market value of our common stock on May 22, 2007, $0.52; expected volatility of 169%; risk free interest rate of 3.52%; and a term of 3.5 years; (ii) for the $0.57 options; the exercise price, the market value of our common stock on May 22, 2007, $0.52; expected volatility of 216%; risk free interest rate of 3.52%; and a term of 4.0; and (iii) for the $0.62 options; the exercise price, the market value of our common stock on May 22, 2007, $0.52; expected volatility of 216%; risk free interest rate of 3.52%; and a term of 4.5 years. The options qualify as “plain vanilla” options under the provisions of Staff Accounting Bulletin No. 107 ("SAB 107") and, due to limited option exercise data available to us, the term was estimated pursuant to the provisions of SAB 107.

As part of our employment agreement with Mr. Chase, our CFO, we granted stock options, exercisable for up to 375,000 shares of our common stock, at an exercise price of $0.52 per share, which option vests with respect to these shares on the effectiveness of the Articles of Amendment to the Articles of Incorporation, 375,000 shares, at an exercise price of $0.57 per share, which option vests on May 22, 2009, and 375,000 shares, at an exercise price of $0.62 per share, which option vests on May 22, 2010. The fair value of the $0.52 options of $174,277, which was expensed immediately due to the vesting provisions; the $0.57 options of $189,068 which is being amortized over the one year vesting period and the $0.62 options of $190,661 which is being amortized over the two year vesting period, was determined using the Black-Scholes option-pricing model. The assumptions and term utilized in the valuation were identical to those described above for valuation of the options granted to our CEO on May 22, 2008.

As part of a commission due to the investment banking firm that identified the holders of the Convertible Debentures, we have agreed to grant warrants, exercisable for up to 225,000 shares of our common stock, at an exercise price of $0.33 per share. The warrants vested immediately and terminate on May 22, 2013. The fair value of the warrants of $111,192, which was capitalized as deferred financing costs to be amortized over the life of the Debentures using the effective interest rate method, was determined utilizing the Black-Scholes option-pricing model. The significant assumptions used in the valuation were: the exercise prices as noted above; the market value of our common stock on May 22, 2008, $0.52; expected volatility of 216%; risk free interest rate of 3.24%; and a term of 2.5 years. The options qualify as “plain vanilla” options under the provisions of Staff Accounting Bulletin No. 107 ("SAB 107") and, due to limited option exercise data available to us, the term was estimated pursuant to the provisions of SAB 107.

Due to the limited trading history of our common stock, the volatility assumption was estimated by using the volatility of two active companies that have operations similar to ours.

    A summary of stock option transactions for the years ended June 30, 2008 and 2007 is as follows:

	2008		2007
	Options	Wtd. Avg. Exercise Price	Options	Wtd. Avg. Exercise Price
Outstanding beginning of year	150,000	$0.30	--	$--
Granted	3,625,000	0.52	150,000	0.30
Exercised	--	--	--	--
Forfeited	--	--	--	--
Outstanding end of year	3,775,000	$0.51	150,000	$0.30
Exercisable end of year	2,025,000	$0.44	150,000	$0.30
Weighted average fair value of options granted		$2.26		$3.56

At June 30, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.30 to $0.62 and 4.75 years, respectively.

A summary of warrant transactions for the years ended June 30, 2008 and 2007 is as follows:

	2008		2007
	Warrants	Wtd. Avg. Exercise Price	Warrants	Wtd. Avg. Exercise Price
Outstanding beginning of year	3,500,000	$0.32	1,100,000	$0.43
Granted	8,625,000	0.42	2,400,000	0.27
Exercised	--	--	--	--
Forfeited	--	--	--	--
Outstanding end of year	12,125,000	$0.39	3,500,000	$0.32
Exercisable end of year	12,125,000	$0.39	3,500,000	$0.32
Weighted average fair value of warrants granted		$2.36		$4.39

At June 30, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding warrants was $0.05 to $0.60 and 3.8 years, respectively.

NOTE 7.                      INCOME TAXES

We use the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal years ended June 30, 2008,and 2007, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $2,684,552 at June 30, 2008.

At June 30, 2008 and 2007, deferred tax assets consisted of the following:

	2008	2007
Deferred tax assets:
Net operating loss	$ 939,593	$465,622
Less: valuation allowance	(939,593)	(465,622)
Net deferred tax assets	$ --	$--

The net operating loss will expire beginning in 2027. The valuation allowance increased by $473,971 during the year ended June 30, 2008.

NOTE 8.                      SUBSEQUENT EVENTS

Acquisition of Voyager Gas Corporation

On May 22, 2008, we entered into a Stock Purchase and Sale Agreement (the “Voyager Agreement”) with Voyager Gas Holdings, L.P. (“Seller”) and Voyager Gas Corporation (“Voyager”). On September 2, 2008, we completed our purchase of all of the outstanding capital stock of Voyager Gas Corporation, the owner of interests in oil and gas lease blocks located in Duval County, Texas, including working and other interests in oil and gas leases, wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities (the "Voyager Acquisition"). Upon the completion of the Voyager Acquisition, Voyager Gas Corporation became a wholly-owned subsidiary of our company. Our newly acquired subsidiary’s properties consist of approximately 14,300 net acres located in Duval County, Texas, or the Duval County Properties, as defined and more particularly described elsewhere in this annual report under “Item 2. Description of Properties.” The purchase price also included a proprietary 3-D seismic data base covering a majority of the property.

The purchase price paid in the Voyager Acquisition consisted of cash consideration of $35.0 million, plus 10,000 newly issued shares of our preferred stock designated as Series D preferred stock (the “Series D Preferred”), having an agreed upon value of $7.0 million. Upon the effectiveness of an amendment to our Articles of Incorporation increasing the number of shares of common stock that we may issue (the “Charter Amendment”), the Series D Preferred will automatically convert into 17.5 million shares of our common stock, as provided by the Certificate of Designation with respect to the Series D Preferred filed with the State of Nevada on August 27, 2008.

CIT Credit Facility

On September 2, 2008, we entered into (i) a First Lien Credit Agreement (the “Revolving Loan”) among the Company, CIT Capital USA Inc. (“CIT Capital”), as Administrative Agent and the lenders named therein and party thereto (the “Lenders”) and (ii) a Second Lien Term Loan Agreement (the “Term Loan”) among the Company, CIT Capital and the Lenders. The Revolving Loan and Term Loan are collectively referred to herein as the “CIT Credit Facility.”

The Revolving Loan provides for a $50.0 million senior secured revolving credit facility which is subject to an initial borrowing base of $14.0 million, or an amount determined based on semi-annual review of our proved oil and gas reserves. As of September 4, 2008, we had borrowed $11.5 million under the Revolving Loan to finance the Voyager Acquisition, to repay the related bridge loan and transaction expenses, and to fund capital expenditures generally. Monies advanced under the Revolving Loan mature in three years and bear interest at a rate equal to LIBOR plus 1.75% to 2.50% based upon a percentage of funds advanced against the Revolving Loan as it relates to the borrowing base.

The Term Loan provides for a one-time advance to us of $22.0 million. We drew down the full amount on September 2, 2008 to finance the Voyager Acquisition and to repay the related bridge loan and transaction expenses. Monies borrowed under the Term Loan mature in three and one-half years and bear interest at a rate equal to LIBOR plus 5% during the first twelve months after closing and LIBOR plus 7.50%, thereafter.

All of the oil and natural gas properties acquired in the Voyager Acquisition are pledged as collateral for the CIT Credit Facility.  We have also agreed not to pay dividends on our Common Stock.

As further consideration for entering into the CIT Credit Facility, we issued to CIT Capital a warrant exercisable at an exercise price of $0.35 per share for up to 24,199,996 shares of our common stock, or approximately 27.5% of our common stock on a fully-diluted basis at September 2, 2008.  The warrant is exercisable for a period of seven years, contains certain anti-dilution provisions and is not exercisable until the effectiveness of the Charter Amendment.

Related Party Transaction

On August 20, 2008, we issued 500 shares of our newly designated Series C Preferred (defined below) to Alan D. Gaines, our largest stockholder and a director of our Company, in exchange for the cancellation of a promissory note made by us in favor of Mr. Gaines, in the principal amount of $50,000. In addition to these shares of Series C Preferred, on August 20, 2008 we also issued an additional 500 shares of Series C Preferred to Mr. Gaines for cash consideration of $50,000. The Series C Preferred are automatically redeemable by our Company at the rate of $100 for every one (1) share of Series C Preferred being redeemed upon the closing of a debt or equity financing whereby we realize gross proceeds in excess of $5,000,000.

Shares of preferred stock, $.001 par value, designated out of our authorized “blank check preferred stock” by our Board as “Series C Preferred Stock” (the “Series C Preferred”), have the rights, preferences, powers, restrictions and obligations set forth in the Certificate of Designation filed with the Secretary of State of the State of Nevada on August 20, 2008, including the automatic redemption rights referenced above. However, holders of the Series C Preferred are not entitled to any dividends, preemption, voting, conversion or other rights as a stockholder of our Company.

(b)  Financial Statements of Voyager Gas Corporation (Predecessor)

VOYAGER GAS CORPORATION

Financial Statements Together With

Report of Independent Auditors

December 31, 2007 and 2006

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants
2701 Dallas Parkway, Suite 300
Plano, Texas 75093
972.378.0400 p
972.378.0416 f

Thomas A. Montgomery, CPA
Matthew R. Coscia, CPA
Paul E. Greilich, CPA
Jeanette A. Musacchio
James M. Lyngholm
Chris C. Johnson, CPA

INDEPENDENT AUDITOR’S REPORT

To the Stockholders of
Voyager Gas Corporation

We have audited the accompanying balance sheets of Voyager Gas Corporation as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Acounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voyager Gas Corporation as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  MONTGOMERY COSCIA GREILICH LLP

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas
May 8, 2008

VOYAGER GAS CORPORATION
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$--	$631,755
Trade accounts receivable, net of allowance of $0	1,791,519	1,811,319
Option contracts	205,639	1,445,403
Other current assets	7,933	6,333
Total current assets	2,005,091	3,894,810

Property and equipment, net	38,798,447	52,763,865
Other long-term assets	16,728	17,714
Total assets	$40,820,266	$56,676,389

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank overdraft	$316,239	$--
Accounts payable and accrued expenses	1,517,811	1,190,080
Credit facility, current	--	15,000,000
Deferred taxes	--	511,506
Income taxes currently payable	771,352	--
Total current liabilities	2,605,402	16,701,586

Credit facility, long-term	15,116,287	29,965,589
Deferred income taxes	4,876,267	369,447
Total liabilities	22,597,956	47,036,622
Stockholders’ equity:
Common stock, $.01 par value, 10 shares authorized, issued and outstanding	--	--
Additional paid-in capital	7,140,000	7,140,000
Retained earnings	11,082,310	2,499,767
Total stockholders’ equity	18,222,310	9,639,767
Total liabilities and stockholders' equity	$40,820,266	$56,676,389

The accompanying notes are an integral part of these financial statements.

VOYAGER GAS CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Oil and gas revenue	$10,739,352	$15,370,438

Costs and expenses:
Lease operating expenses	2,464,653	2,936,265
Production tax	836,349	721,510
Exploration expenses	9,399	391,482
Depletion, depreciation and amortization	4,834,352	5,440,973
Interest expense	979,832	1,928,909
General and administrative	970,701	785,059
Total costs and expenses	10,095,286	12,204,198
Income from operations	644,066	3,166,240

Other income:
Gain on sale of lease	12,702,811	--
Income before provision for income taxes	13,346,877	3,166,240
Income tax expense	(4,764,334)	(805,503)
Net income	$8,582,543	$2,360,737

The accompanying notes are an integral part of these financial statements.

VOYAGER GAS CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2005	10	$--	$7,140,000	$139,030	$7,279,030
Net income	--	--	--	2,360,737	2,360,737
Balance, December 31, 2006	10	--	7,140,000	2,499,767	9,639,767
Net income	--	--	--	8,582,543	8,582,543
Balance, December 31, 2007	10	$--	$7,140,000	$11,082,310	$18,222,310

The accompanying notes are an integral part of these financial statements.

VOYAGER GAS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net income	$8,582,543	$2,360,737
Adjustments to reconcile net income to cash provided by operating activities:
Depletion, depreciation and amortization	4,834,351	5,440,973
Deferred income taxes	3,995,314	805,503
Gain on sale of leased property	(12,702,811)	370,188
Unrealized derivative (gain) loss	1,239,764	(1,868,442)
(Increase) decrease in operating assets:
Accounts receivable	19,800	(1,194,427)
Other current assets	(1,600)	853
Other long-term assets	986	(7866)
Increase (decrease) in operating liabilities:
Accounts payable	327,731	400,440
Income taxes payable	771,352	(11,572)
Net cash provided by operating activities	7,067,430	6,296,387
Cash flows from investing activities:
Purchase of oil and gas properties	(7,195,160)	(44,656,768)
Proceeds from sale of oil and gas properties	29,029,038	--
Net cash provided by (used in) investing activities	21,833,878	(44,656,768)
Cash flows from financing activities:
Net (repayments) proceeds from long-term debt	(29,849,302)	39,172,563
Bank overdraft	316,239	(180,427)
Net cash provided by (used in) financing activities	(29,533,063)	38,992,136
Net increase (decrease) in cash	(631,755)	631,755
Cash at beginning of year	631,755	--
Cash at end of year	$--	$631,755

Supplemental information:
Cash paid for interest	$1,255,923	$1,635,908
Cash paid for income taxes	$--	$--

The accompanying notes are an integral part of these financial statements.

VOYAGER GAS CORPORATION
Notes to Financial Statements
December 31, 2007 and 2006

Note 1. Organization

Voyager Gas Corporation (the “Company”) was formed in May 2004 as a Delaware corporation. The Company is engaged in the acquisition, development, production, and sale of oil and gas. The Company sells its oil and gas products primarily to domestic pipelines and refineries.

Note 2. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements as follows:

Basis of Accounting and Revenue Recognition

The financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues and their related costs are recognized when petroleum products are delivered to the customer in accordance with the underlying sales contract.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2007 or 2006.

Accounts Receivable

At December 31, 2007 and 2006, accounts receivable consisted primarily of accrued oil and gas revenue. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts.  The company does not have a history of uncollectible accounts, and did not record an allowance for bad debt at December 31, 2007 or 2006.

Property and Equipment

The Company capitalizes all exploratory well costs until a determination is made that the well has found proved reserves or is deemed noncommercial, in which case the well costs are charged to exploration expense.

The Company uses the successful efforts method of accounting for oil and gas producing activities.  Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized.  Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. Exploratory expenses and unsuccessful exploratory well costs were $9,399 and $391,482 for the years ended December 31, 2007 and 2006, respectively.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 2. Summary of Significant Accounting Policies, continued

Property and Equipment, continued

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. There were no unproved oil and gas properties at December 31, 2007 and 2006.

Other property and equipment consists of lease and well equipment, automobiles and office furniture and equipment. Major renewals and improvements are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or disposed and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations.

The Company provides depreciation, depletion and amortization of their investment in producing oil and natural gas properties on the units-of-production method, based upon qualified internal reserve engineer estimates of recoverable oil and natural gas reserves from the property.  Depreciation expense for other property and equipment is depreciated on a straight-line basis over the estimated useful lives of three to seven years.

Impairment of Assets

The Company evaluates producing property costs for impairment and reduces such costs to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company assesses impairment of non-producing leasehold costs and undeveloped mineral and royalty interests periodically on a property-by-property basis.  The Company charges any impairment in value to expense in the period incurred. There was no impairment loss recognized for the years ended December 31, 2007 and 2006.

Capitalized Interest

The Company capitalizes interest on significant investments in unproved properties that were not being currently depreciated, depleted or amortized and on which exploration activities were in progress. Interest is capitalized using the weighted average interest rate on its outstanding borrowings. There was no capitalized interest for the years ended December 31, 2007 and 2006.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS 109, Accounting for Income Taxes.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 2. Summary of Significant Accounting Policies, continued

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates include the evaluation of proved reserves and related depletion expense as well as changes in the value of unrealized option contracts.

Environmental Matters

Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit are expensed.  Liabilities related to future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.  Any insurance recoveries are recorded as assets when received. There are no estimated environmental liabilities at December 31, 2007 and 2006.

Abandonment Costs

SFAS 143 requires that the fair value of a liability for a retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil and gas well is acquired or drilled. The asset retirement obligation is capitalized as part of the carrying amount of the Company’s oil and gas properties at its discounted fair value. The liability is then accreted each period until the liability is settled or the well is sold, at which time the liability is reversed. The Company has not recorded an abandonment cost liability at December 31, 2007 or 2006 because it believes that any costs, net of related salvage value, are insignificant.

Option Contracts

The Company enters into option contracts to reduce the effect of the volatility of price changes on the oil and gas products sold. Realized gains and losses on option contracts are included as component of oil and gas sales. Unrealized gains and losses due to changes in fair value of option contracts not qualifying for designation as either cash flow or fair value hedges that occur prior to maturity are also included as a component of oil and gas sales.

The Company has established the fair value of all derivative instruments using estimates determined by financial risk management professionals engaged to execute hedging activities on behalf of the Company. These values are based upon, among other things, futures prices, volatility, time to maturity and credit risk.  The values the Company reports in their financial statements change as these estimates are revised to reflect actual results, changes in market conditions or other factors.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 2. Summary of Significant Accounting Policies, continued

Option Contracts, continued

SFAS 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair value and included in the balance sheet as assets or liabilities.  The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative.  For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the derivative instrument is sold or recognized in earnings.  Any change in the fair value resulting from ineffectiveness, as defined by SFAS 133, is recognized in oil and gas sales.

No option contracts expense or benefit was recognized in other comprehensive income in 2007 or 2006. For the years ended December 31, 2007 and 2006, realized gains (losses) of $630,539 and ($267,852) and unrealized gains (losses) of ($1,239,764) and $1,868,442 were recorded, net, in oil and gas sales, respectively.

Concentrations and Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash, accounts receivable and its option contract instruments.  The Company places its cash with high credit quality financial institutions and has not experienced any such losses.  The Company sells its oil and natural gas to two customers. The Company places their option contract instruments with financial institutions and other firms that they believe have high credit ratings.

Note 3. Acquisitions and Sales of Lease Properties

Voyager South Texas Holdings, L.L.C. (“VST”) was formed in May 2006, in order to facilitate a Section 1031 exchange of certain oil gas lease properties. The Company borrowed and guaranteed funds under its credit facility to fund the acquisition of the Duval Lease property through VST.

The acquisition of the Duval Lease was recorded by allocating the total purchase consideration to the fair values of the net assets acquired as follows:

Net assets acquired:
Proven, developed properties	$22,065,415
Proven, undeveloped properties	13,298,590
Tangible drilling costs	5,508,670
Total purchase price	$40,872,675

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 3. Acquisitions and Sales of Lease Properties, continued

To complete the IRS Section 1031 exchange, the Company executed an asset sale agreement in January 2007 to sell the Garza Lease property for approximately $29,000,000 in cash, resulting in a gain of approximately $13,000,000. Included in property and equipment is approximately $16,000,000 of assets held for sale at December 31, 2006. In February 2007, VST was merged with the Company. As a result of the economic dependencies and debt guarantees between the Company and VST at December 31, 2006, the financial statements of VST have been combined for financial statement presentation purposes. All inter-company profits, transactions and balances have been eliminated in the combined financial statements.

The IRS Section 1031 exchange did not qualify for like-kind exchange accounting for book purposes because the counter parties were not the same and the earnings process was completed with each leg of the exchange.

Note 4. Property and Equipment

Property and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006
Non-producing leaseholds	$13,298,591	$14,025,344
Producing leaseholds and related costs	33,287,330	43,691,392
Lease and well equipment	1,125,349	1,522,491
Furniture, fixtures, and office equipment	25,400	24,650
Automobiles	28,688	28,688
	47,765,358	59,292,565
Accumulated depreciation, depletion and amortization	(8,966,911)	(6,528,700)
	$38,798,447	$52,763,865

Depreciation, depletion and amortization expense for the years ended December 31, 2007 and 2006 was $4,834,351 and $5,440,973, respectively.  Depletion expense per equivalent Mcf for the years ended December 31, 2007 and 2006, was $3.60 per Mcfe and $3.02 per Mcfe, respectively.

Note 5. Credit Facility

On March 22, 2005, the Company entered into a three-year asset-based borrowing facility with Bank of Texas (the “Credit Facility”). The total commitment under the Credit Facility is $75,000,000. The borrowing base is set by the bank every March 1st  and September 1st  of each year and is based on the present value of the future net income accruing to the property. The borrowing base was $17,000,000 at December 31, 2007.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 5. Credit Facility, continued

Interest on the Credit Facility is payable quarterly and is based upon the prime rate or LIBOR rate, in each case plus an applicable margin, at the option of the Company (6.72% and 7.94% weighted average interest rates at December 31, 2007 and 2006, respectively). On December 31, 2007, the Company had $15,116,287 in outstanding borrowings and $1,833,713 available for borrowings. The Company is subject to a floating unused borrowing base commitment fee of 0.25% to 0.50% (0.375% and 0.500% at December 31, 2007 and 2006). The Credit Facility matures on March 22, 2009 at which time all unpaid principal and interest are due. The Credit Facility is collateralized by all the Company’s assets. The entire principal balance outstanding at December 31, 2007 is due at maturity.

The Credit Facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets, and require the Company to meet certain financial ratios. Specifically, the Company must maintain a current ratio greater than or equal to 1.0, an interest coverage ratio greater than or equal to 3.0 and a funded debt to EBITDA less than 3.5. As of December 31, 2007, the Company was in compliance with regard to the covenants.

The Credit Facility requires the Company to enter into option contracts to hedge crude oil prices. The Credit Facility allows for additional lines of credit not to exceed $500,000 securing obligations of the Company under its option contracts with other parties.

Note 6. Income Taxes

The components of the provision for income taxes at December 31, 2007 and 2006:

	2007	2006
Current income tax expense	$(769,019)	$-
Deferred income tax expense	(3,995,315)	(805,503)
Total income tax expense	$(4,764,334)	$(805,503)

The Company’s effective income tax rate differed from the federal statutory rate as follows at December 31, 2007 and 2006.

	2007	2006
U.S. Federal statutory rate	34.00%	34.00%
State income tax	0.80%	0.50%
Permanent differences	(0.00)%	(10.30)%
Valuation allowance	(0.00)%	(0.00)%
Other	1.00%	1.23%
	35.8%	25.43%

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 6. Income Taxes, continued

Temporary differences in the amount of assets and liabilities recognized for financial reporting and tax purposes create deferred tax assets and liabilities, which are summarized as follows at December 31, 2007 and 2006.

	2007	2006
Current deferred tax assets (liabilities):
Unrealized loss on option contracts	$-	$(500,977)
Other	-	(10,529)
	$-	$(511,506)

Non-current deferred tax assets (liabilities):
Unrealized loss on option contracts	$(71,274)	$-
Depletion, depreciation, and amortization	(249,428)	(279,066)
Net operating losses	-	829,332
Intangible drilling costs	(109,509)	(919,713)
Gain on sale of oil and gas properties	(4,402,795)	-
Other	(43,261)	-
	$(4,876,267)	$(369,447)

Note 7. Lease Commitments

The Company presently leases office space under a non-cancelable operating lease. Rent expense for the years ended December 31, 2007 and 2006 was $20,404 was $28,912, respectively. Future minimum lease payments under this lease as of December 31, 2007 are as follows:

Years ending December 31,
2008	15,754
$15,754

Note 8. Related Party Transactions

During 2004, the Company entered into an Advisory Services, Reimbursement, and Indemnification Agreement (“The Agreement”) with Natural Gas Partners (“NGP”), a related party. NGP is a majority partner in Voyager Gas Holdings LLP which owns one hundred percent of the Company’s common stock. This Agreement states that the Company will pay NGP $75,000 per year in advisory fees beginning in May 2005 until the earlier of (i) the date of dissolution of the Company or (ii) the second anniversary of an initial public offering by the Company. During 2007 and 2006 the total amounts paid to NGP for advisory fees was $75,000 and $75,000, respectively.

NGP also serves as a director of the Company and was paid $30,000 and $30,000 in director’s fees during 2007 and 2006, respectively.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 9. Common Stock

Authorized and outstanding shares of common stock are as follows:

	Authorized	Outstanding	Par Value
Common stock	10	10	$0.01

Holders of the common stock have exclusive voting rights and powers at shareholders’ meetings, including the exclusive right to notice of such shareholders’ meetings.

Note 10. Oil and Natural Gas Producing Activities (Unaudited)

The estimates of proved reserves are made using available geological and reservoir data as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional data. Revisions are necessary due to changes in, among other things, reservoir performance, prices, economic conditions and governmental restrictions as well as changes in the expected recovery rates associated with infill drilling. Decreases in prices, for example, may cause a reduction in some proved reserves due to reaching economic limits sooner.

The supplementary oil and gas data that follows is presented in accordance with SFAS No. 69, “Disclosures about Oil and Gas Producing Activities” and includes (1) capitalized costs, costs incurred and results of operations related to oil and gas producing activities, (2) net proved oil and gas reserves, and (3) a standardized measure of discounted future net cash flows relating to proved oil and gas reserves. During July 2006 the Company acquired the Duval Lease located in Duval County, Texas and in January 2007 sold its Garza Lease located in Garza County, Texas.

Proved oil and gas reserves estimates, all of which are located in the United States, were prepared solely by Company engineers and are the responsibility of management. The reserve reports were prepared in accordance with guidelines established by the Securities and Exchange Commission and, accordingly, were based on existing economic and operating conditions. Crude oil and natural gas prices in effect as of the date of the reserve reports were used without any escalation. Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company’s crude oil and natural gas reserves or the costs that would be incurred to obtain equivalent reserves.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued
Note 10. Oil and Natural Gas Producing Activities (Unaudited), continued

The changes in proved reserves for the years ended December 31, 2007 and 2006 were as follows:

	Years Ended December 31,
	2007		2006
	Oil	Natural Gas	Oil	Natural Gas
	(Mbbls)	(MMcf)	(Mbbls)	(MMcf)
Beginning balance	2,881	10,453	2,800	382
Revisions	659	7,461	(446)	(537)
Extensions/discoveries	242	2,718	320	38
Purchases in place	--	--	342	11,562
Sales in place	(2,564)	(351)	--	--
Production	(46)	(1,068)	(135)	(992)
Ending balance	1,172	19,213	2,881	10,453

Proved developed reserves for the years ended December 31, 2007 and 2006 were as follows:

	Years Ended December 31,
	2007		2006
	Oil	Natural Gas	Oil	Natural Gas
	(Mbbls)	(MMcf)	(Mbbls)	(MMcf)
Proved developed reserves:
Beginning of year	2,260	5,689	2,114	282
End of year	768	9,132	2,260	5,689

The capitalized costs relating to oil and gas producing activities and the related accumulated depletion, depreciation and amortization as of December 31, 2007 and 2006 were as follows:

	Years Ended December 31,
	2007	2006
Non-producing leaseholds	$13,298,591	$14,025,344
Proved properties	34,412,679	45,213,883
Accumulated depletion and depreciation	(8,936,029)	(6,510,338)
Net capitalized costs	$38,775,241	$52,728,889

The following table reflects total costs incurred, both capitalized and expensed, for oil and gas property acquisitions and exploration and development activities during the years ended December 31, 2007 and 2006.

	Years Ended December 31,
	2007	2006
Property acquisition costs:
Proved	$--	$27,574,085
Unproved	--	13,298,590
Total acquisition costs	--	40,872,675
Unproved acreage	--	--
Development costs	7,195,160	3,784,093
Exploration costs	9,399	391,482
Total	$7,204,559	$45,048,250

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 10. Oil and Natural Gas Producing Activities (Unaudited), continued

Net revenues from production in the following schedule include only the revenues from the production and sale of oil and natural gas. The income tax expense is calculated by applying the current statutory tax rates to the revenues after deducting costs, which include DD&A allowances. The results of operations exclude general office overhead and interest expense attributable to oil and gas activities. Results of operations from producing operations for the years ended December 31, 2007 and 2006, are set forth below:

	Years Ended December 31,
	2007	2006
Oil and gas sales	$10,739,352	$15,370,438
Oil and gas production costs (1)	(3,301,002)	(3,657,775)
Exploration expense	(9,399)	(391,482)
Depletion expense	(4,824,336)	(5,430,957)
Gross profit	2,604,615	5,890,224
Income tax expense	(911,615)	(2,061,578)
Results from producing activities	$1,693,000	$3,828,646

(1)	Production costs consist of oil and natural gas operations expense and production and ad valorem taxes.

The Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves (“Standardized Measure”) do not purport to present the fair market value of the Company’s crude oil and natural gas properties. An estimate of such value should consider, among other factors, anticipated future prices of crude oil and natural gas, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

Under the Standardized Measure, future cash inflows were estimated by applying year-end prices to the estimated future production of the year-end reserves. These prices have varied widely and have a significant impact on both the quantities and value of the proved reserves as reduced prices cause wells to reach the end of their economic life much sooner and also make certain proved undeveloped locations uneconomical, both of which reduce reserves.

At December 31, 2007, the present value (discounted at 10%) of future net cash flows from the Company’s proved reserves was $87.8 million, (stated in accordance with the regulations of the SEC and the FASB). The increase of $14.6 million or 20% in 2007 compared to 2006 is primarily due to higher oil and natural gas prices at year-end 2007 and successful exploration and development, partially offset by the sale of the Company’s West Texas properties.

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 10.  Oil and Natural Gas Producing Activities (Unaudited), continued

The present value of future net cash flows does not purport to be an estimate of the fair market value of the Company’s proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil and gas. Significant changes in estimated reserve volumes or commodity prices could have a material effect on the Company’s financial statements.

The standardized measure of discounted cash flows related to proved oil and gas reserves at December 31, 2007 and 2006 were as follows:

	Years Ended December 31,
(Dollars in thousands)	2007	2006
Future revenues	$211,713	$215,413
Future production costs	(51,454)	(70,592)
Future development costs	(12,350)	(11,395)
Future net cash flows	147,909	133,426
10% discount factor	(60,147)	(60,143)
Standardized measure of discounted future net cash relating to proved reserves	$87,762	$73,284

Future cash flows are computed by applying year-end prices, adjusted for location and quality differentials on a property-by-property basis, to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. The discounted future cash flow estimates do not include the effects of the Company’s derivative instruments.

The following table reflects the year-end prices for crude oil and natural gas.

	December 31,
	2007	2006
Average crude oil price per Bbl	$71.40	$52.41
Average natural gas price per Mcf	$6.66	$6.16

VOYAGER GAS CORPORATION
Notes to Financial Statements, Continued

Note 10. Oil and Natural Gas Producing Activities (Unaudited), continued

The primary changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2007 and 2006, were as follows:

	Years Ended December 31,
(Dollars in thousands)	2007	2006
Standardized measure, beginning balance	$73,284	$42,196
Oil and gas sales, net of costs	(7,228)	(11,713)
Discoveries, extensions and transfers	9,964	3,788
Purchase of minerals in place	--	47,313
Sales of minerals in place	(32,402)	--
Changes in estimates of future development costs	4,520	(4,045)
Net changes in prices	11,035	13,453
Development costs incurred during the period	7,195	3,784
Revisions of estimates and other	21,395	(21,492)
Standardized measure, ending balance	$87,763	$73,284

VOYAGER GAS CORPORATION

Financial Statements

June 30, 2008 and 2007

VOYAGER GAS CORPORATION
BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$708,367	$--
Restricted cash	801,525	--
Trade accounts receivable, net of allowance of $0	576,214	1,791,519
Option contracts	--	205,639
Other current assets	9,124	7,933
Total current assets	2,095,230	2,005,091

Property and equipment, net	37,347,690	38,798,447
Other long-term assets	48,365	16,728
Total assets	$39,491,285	$40,820,266

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Bank overdraft	$--	$316,239
Accounts payable and accrued expenses	71,823	1,517,811
Credit facility – short-term	12,239,193	--
Option contracts	1,037,295	--
Earnest money deposit	800,000	--
Income taxes currently payable	689,115	771,352
Total current liabilities	14,837,426	2,605,402

Credit facility, long-term	--	15,116,287
Deferred income taxes	4,876,267	4,876,267
Total liabilities	19,713,693	22,597,956
Shareholders' equity:
Common stock, $.01 par value, 10 shares authorized, 10 shares issued and outstanding at June 30, 2008 and December 31, 2007	--	--
Additional paid-in capital	7,140,000	7,140,000
Retained earnings	12,637,592	11,082,310
Total shareholders’ equity	19,777,592	18,222,310
Total liabilities and shareholders' equity	$39,491,285	$40,820,266

See accompanying notes to unaudited financial statements.

VOYAGER GAS CORPORATION
STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Oil and gas revenue	$3,430,047	$2,983,026	$6,828,541	$4,596,748

Costs and expenses:
Lease operating expenses	141,410	706,128	2,326,418	1,299,093
Production taxes	267,445	182,847	370,338	366,739
Depletion, depreciation and amortization	768,289	1,709,034	1,699,409	4,824,815
Interest expense	152,207	259,364	401,707	308,224
General and administrative	274,333	254,952	475,387	498,204
Total costs and expenses	1,603,684	3,112,325	5,273,259	7,297,075
Income (loss) from operations	1,826,363	(129,299)	1,555,282	(2,700,327)
Gain on sale of oil and gas properties	--	--	--	12,702,811
Income (loss) before provision for income taxes	1,826,363	(129,299)	1,555,282	10,002,484
Income tax expense	--	--	--	(4,402,795)
Net income (loss)	$1,826,363	$(129,299)	$1,555,282	$5,599,689

See accompanying notes to unaudited financial statements.

VOYAGER GAS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$1,555,282	$5,599,689
Adjustments to reconcile net income to cash provided by operating activities:
Depletion, depreciation and amortization	1,699,409	4,824,815
Deferred income taxes	--	4,402,794
Gain on sale of oil and gas properties	--	(12,702,811)
Unrealized derivative loss	1,242,934	942,460
Non-cash investment interest	(1,525)	--
Changes in assets and liabilities:
Accounts receivable	1,215,305	626,278
Other current assets	(1,191)	--
Other long-term assets	(31,637)	(1,364)
Accounts payable and accrued liabilities	(1,445,988)	370,698
Income taxes payable	(82,237)	--
Net cash provided by operating activities	4,150,352	4,062,559
Cash flows from investing activities:
Investment in oil and gas properties	(248,652)	(2,966,495)
Net proceeds from sale of oil and gas properties	--	29,029,038
Net cash provided by (used in) investing activities	(248,652)	26,062,543
Cash flows from financing activities:
Net (repayments) proceeds from long-term debt	(2,877,094)	(30,756,857)
Repayment of bank overdraft	(316,239)	--
Net cash used in financing activities	(3,193,333)	(30,756,857)
Net increase (decrease) in cash	708,367	(631,755)
Cash and cash equivalents, beginning of period	--	631,755
Cash and cash equivalents, end of period	$708,367	$--

Supplemental cash flow disclosures:
Interest paid	$400,724	$624,672
Taxes paid	$82,237	$--

See accompanying notes to unaudited financial statements.

VOYAGER GAS CORPORATION
Notes to Unaudited Financial Statements
June 30, 2008 and 2007

Note 1.                      Organization

The accompanying unaudited financial statements of Voyager Gas Corporation (the "Company" or "Voyager") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for a complete financial presentation. In the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These unaudited financial statements should be read in conjunction with the Company’s annual audited financial statements and footnotes for the years ended December 31, 2007 and 2006, which are included as part of this Form 8-K.

Voyager was formed in May 2004 as a Delaware corporation. The Company is engaged in the acquisition, development, production, and sale of oil and natural gas and its operations are conducted primarily in Duval County, Texas.  The Company sells its oil and natural gas products primarily to domestic pipelines and refineries.

Note 2.                      Acquisitions and Sales of Lease Properties

Voyager South Texas Holdings, L.L.C. (“VST”) was formed in May 2006, in order to facilitate a Section 1031 exchange of certain oil and gas lease properties. The Company borrowed and guaranteed funds under its credit facility to fund the acquisition of the Duval County, Texas lease property through VST. The acquisition of the Duval lease was recorded by allocating the total purchase consideration to the fair values of the net assets acquired as follows:

Net assets acquired:
Proven, developed properties	$22,065,415
Proven, undeveloped properties	13,298,590
Tangible drilling costs	5,508,670
Total purchase price	$40,872,675

To complete the IRS Section 1031 exchange, the Company executed an asset sale agreement in January 2007 to sell the Garza lease property located in Garza County, Texas for approximately $29,000,000 in cash, resulting in a gain of approximately $13,000,000. In February 2007, VST was merged with the Company. As a result of the economic dependencies and debt guarantees between the Company and VST at December 31, 2006, the financial statements of VST have been combined for financial statement presentation purposes. All inter-company profits, transactions and balances have been eliminated in the combined financial statements. The IRS Section 1031 exchange did not qualify for like-kind exchange accounting for book purposes because the counter parties were not the same and the earnings process was completed with each leg of the exchange.

On May 22, 2008, the Company and Voyager Gas Holdings, L.P. (“Seller”) entered into a Stock Purchase and Sale Agreement (the “ABC Agreement”) with ABC Funding, Inc., a Nevada corporation, (“Buyer”). Pursuant to the ABC Agreement, as amended on August 15, 2008 and September 2, 2008, on September 2, 2008, Seller sold to Buyer all of the issued and outstanding shares of common stock of Voyager Gas Corporation. Included in the sale were the Company’s interests in its oil and gas field located in Duval County, Texas, including working and other interests in oil and gas leases, wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment, and facilities. The purchase price also included a proprietary 3-D seismic data base covering a majority of the property.

The sales price received in the sale consisted of cash consideration of $35.0 million, plus 10,000 newly issued shares of ABC’s preferred stock designated as Series D preferred stock, having an agreed upon value of $7.0 million. Upon the effectiveness of an amendment to ABC’s Articles of Incorporation increasing the number of shares of common stock that it may issue, the Series D preferred stock will automatically convert into 17.5 million shares of ABC’s common stock, as provided by the Certificate of Designation with respect to the Series D preferred filed by ABC Funding, Inc. with the State of Nevada on August 27, 2008.

Note 3.                      Property and Equipment

Property and equipment consisted of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
Non-producing leaseholds	$13,299,340	$13,298,591
Producing leaseholds and related costs	34,661,332	34,412,679
Furniture, fixtures and office equipment	24,650	25,400
Automobiles	28,688	28,688
	48,014,010	47,765,358
Accumulated depreciation, depletion and amortization	(10,666,320)	(8,966,911)
Net property and equipment	$37,347,690	$38,798,447

Depreciation, depletion and amortization expense for the six months ended June 30, 2008 and 2007, was $1,699,409 and $4,824,815, respectively.   Depletion expense per equivalent Mcf for the six months ended June 30, 2008 and 2007 was $2.54 per Mcfe and $5.31 per Mcfe, respectively.

Note 4.                      Credit Facility

On March 22, 2005, the Company entered into a three-year asset-based borrowing facility with Bank of Texas (the “Credit Facility”). The total commitment under the Credit Facility is $75,000,000. The borrowing base is set by the bank March 1st and September 1st of each year and is based on the present value of the future net income accruing to the property.  The borrowing base was $17,000,000 at June 30, 2008 and December 31, 2007.

Interest on the Credit Facility is payable quarterly and is based upon the prime rate or LIBOR rate, in each case plus an applicable margin, at the option of the Company. On June 30, 2008, the Company had $12,239,193 in outstanding borrowings and $4,760,807 available for borrowings. The Company is subject to a floating unused borrowing base commitment fee of 0.25% to 0.50% (0.375% at June 30, 2008). The Credit Facility matures on March 22, 2009, at which time all unpaid principal and interest are due. The Credit Facility is collateralized by all the Company’s assets. The entire principal balance outstanding at June 30, 2008, is due at maturity. The Credit Facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets, and require the Company to meet certain financial ratios. Specifically, the Company must maintain a current ratio greater than or equal to 1.0, an interest coverage ratio greater than or equal to 3.0 and a funded debt to EBITDA less than 3.5. As of June 30, 2008, the Company was in compliance with regard to the covenants. The Credit Facility requires the Company to enter into option contracts to hedge crude oil and natural gas prices. The Credit Facility allows for additional lines of credit not to exceed $500,000 securing obligations of the Company under its option contracts with other parties.

Note 5. Lease Commitments

The Company previously leased office space under a non-cancelable operating lease, which lease expired on June 30, 2008. Rent expense for the six months ended June, 2008 and 2007, was $14,120 and $14,785, respectively. Future minimum lease payments under this lease as of December 31, 2007 were as follows:

Years ending December 31,
2008	$15,754
Total	$15,754

The Company entered into a new lease agreement effective as of August 1, 2008, for a period of thirty-nine months. The Company’s lease is for approximately 2,173 square feet at an initial base monthly rental rate of $3,622 and increases to $3,712 for months 16 through 27 and $3,803 for the balance of the lease. The Company will receive free rent for months seven through nine.

Note 6.                      Related Party Transactions

During 2004, the Company entered into an Advisory Services, Reimbursement, and Indemnification Agreement (“The Agreement”) with Natural Gas Partners (“NGP”), a related party. NGP is a majority partner in Voyager Gas Holdings LLP which owns one hundred percent (100%) of the Company’s common stock. This Agreement states that the Company will pay NGP $75,000 per year in advisory fees beginning in May 2005 until the earlier of (i) the date of dissolution of the Company or (ii) the second anniversary of an initial public offering by the Company. During the six months ended June 30, 2008 and 2007, the total amounts paid to NGP for advisory fees was $37,500 in each period. NGP also serves as a director of the Company and was paid $15,000 in director’s fees in each of the six month periods ended June 30, 2008 and 2007.

(c) Pro Forma Financial Information of ABC Funding, Inc.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the Voyager Acquisition.  The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2008, and three month periods ended September 30, 2008 and 2007, are presented to show income from continuing operations as if the Voyager Acquisition occurred as of the beginning of each period.  The unaudited pro forma condensed balance sheet is based on the assumption that the Voyager Acquisition occurred effective as of June 30, 2008.

The acquisition has been accounted for in accordance with the provisions of Statement of Financial Standards (“SFAS”) No. 141, “Business Combinations.”  The total purchase price was allocated to the net tangible assets based on the estimated fair values.  No goodwill was recorded as there was no excess of the purchase price over the net tangible assets.  The preliminary allocation of the purchase price was based upon valuation data as of September 2, 2008, and the estimates and assumptions are subject to change.  The initial purchase price allocation may be adjusted within one year of the effective date of the acquisition for changes in estimates of fair value of assets acquired and liabilities assumed based on the results of the purchase price allocation process.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Voyager Acquisition occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto of our Annual Report on Form 10-KSB for the year ended June 30, 2008, our Quarterly Report on Form 10-Q for the three months ended September 30, 2008, Voyager’s audited financial statements as of and for the years ended December 31, 2007 and 2006, and Voyager’s unaudited financial statements as of and for the six months ended June 30, 2008 and 2007, included elsewhere in this document.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2008
	ABC Funding	Voyager	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$12,158	$708,367	$33,500,000	(a)	$764,767
			(510,000)	(b)
			(290,000)	(c)
			(450,000)	(e)
			(601,935)	(j)
			(12,239,193)	(k)
			(21,960,807)	(l)
			1,525	(n)
			2,594,652	(t)
Restricted cash	--	801,525	(801,525)	(n)	--
Trade accounts receivable	--	576,214	--		576,214
Prepaid expenses and other current assets	31,215	9,124	--		40,339
Deferred financing costs, net	143,472	--	(143,472	(h)	--
Total current assets	186,845	2,095,230	(900,755)		1,381,320
Oil and natural gas properties, net	--	37,347,690	(206,000)	(d)	41,930,270
			12,239,193	(k)
			21,960,807	(l)
			976,284	(m)
			9,100,000	(o)
			(12,239,193)	(p)
			(4,876,267)	(q)
			(7,140,000)	(r)
			(12,637,592)	(s)
			(2,594,652)	(t)
Fixed assets, net	7,881	--	--		7,881
Acquisition costs	976,284	--	(976,284)	(m)	--
Deferred financing costs, net	--	--	510,000	(b)	1,927,435
			290,000	(c)
			1,127,435	(j)
Other assets	--	48,365	--		48,365
Total assets	$1,171,010	$39,491,285	$4,632,976		$45,295,271

See notes to unaudited pro forma condensed consolidated financial statements.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(CONTINUED)

	As of June 30, 2008
	ABC Funding	Voyager	Adjustments		Pro Forma
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued liabilities	$426,249	$71,823	$(32,000)	(j)	$466,072
Convertible debt	25,000	--	--		25,000
Notes payable	--	--	557,500	(j)	557,500
Senior secured convertible debentures, net	121,638	--	(450,000)	(e)	--
			(450,000)	(f)
			778,362	(h)
Credit facility – short-term	--	12,239,193	(12,239,193)	(p)	--
Option contracts	--	1,037,295	--		1,037,295
Earnest money deposit	--	800,000	(800,000)	(n)	--
Derivative liabilities	11,893,573	--	(1,099,287)	(g)	34,060,982
			38,921	(i)
			23,710,878	(u)
			(483,103)	(v)
Current income taxes payable	--	689,115			689,115
Total current liabilities	12,466,460	14,837,426	9,532,078		36,835,964
Credit facility:
Revolving loan	--	--	11,500,000	(a)	11,500,000
Term loan	--	--	22,000,000	(a)	11,841,664
			(206,000)	(d)

			(9,952,336)	(ff)
Deferred income taxes	--	4,876,267	(4,876,267)	(q)	--
Total liabilities	12,466,460	19,713,693	27,997,475		60,177,628
Shareholders' equity (deficit):
Preferred stock	136	--	10	(f)	156
			10	(o)
Common stock	24,378	--	--		24,378
Additional paid-in capital	769,318	7,140,000	449,990	(f)	11,418,585
			1,099,287	(g)
			9,099,990	(o)
			(7,140,000)	(r)
Retained earnings (deficit)	(12,089,282)	12,637,592	(921,834)	(h)	(26,325,476)
			(38,921)	(i)
			(12,637,592)	(s)
			(13,758,542)	(u)
			483,103	(v)
Total shareholders’ equity (deficit)	(11,295,450)	19,777,592	(23,364,449)		(14,882,357)
Total liabilities and shareholders' equity (deficit)	$1,171,010	$39,491,285	$4,632,976		$45,295,271

See notes to unaudited pro forma condensed consolidated financial statements.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve Months Ended June 30, 2008
	ABC Funding	Voyager (1)	Adjustments		Pro Forma

Oil and gas revenue	$--	$12,971,145	$-		$12,971,145

Costs and expenses:
Lease operating expenses	--	3,491,978	--		3,491,978
Production taxes	--	839,948	--		839,948
Exploration expenses	--	9,399	--		9,399
Depletion, depreciation and amortization	183	1,708,946	(1,708,946)	(y)	2,994,340
			2,994,157	(y)
General and administrative	4,052,178	947,884	--		5,000,062
Total costs and expenses	4,052,361	6,998,155	1,285,211		12,335,727
Income (loss) from operations	(4,052,361)	5,972,990	(1,285,211)		635,418
Other income (expense):
Interest income	5,174	--	--		5,174
Interest expense	(2,039,213)	(1,073,315)	(921,834)	(h)	(8,342,390)
			(550,696)	(w)
			(58,860)	(w)
			(1,891,895)	(w)
			1,073,315	(x)
			(2,879,892)	(x)
Change in fair value of derivatives	(3,657,671)	--	(38,921)	(i)	(16,972,031)
			(13,758,542)	(u)
			483,103	(v)
Total other	(5,691,710)	(1,073,315)	(18,544,222)		(25,309,247)
Income (loss) before provision for income taxes	(9,744,071)	4,899,675	(19,829,433)		(24,673,829)
Income tax expense	--	(1,588,348)	(1,588,348)		--
Net income (loss)	$(9,744,071)	$2,949,788	$(19,829,433)		$(24,673,829)

Net loss per share:
Basic and diluted	$(0.42)				$(1.07)

Weighted average shares outstanding:
Basic and diluted	23,067,241				23,067,241

(1)	The historical financials of Voyager Gas Corporation for the twelve months ended June 30, 2008 are comprised of the twelve months beginning July 1, 2007 and ending June 30, 2008.

See notes to unaudited pro forma condensed consolidated financial statements.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30, 2008	Period July 1 Through September 2, 2008
	ABC Funding	Voyager	Adjustments		Pro Forma
	(Restated)
Oil and gas revenue	$794,184	$3,851,191	$--		$4,645,375

Costs and expenses:
Lease operating expenses	154,373	242,516			396,889
Production taxes	55,361	290,295			345,656
Depletion, depreciation and amortization	206,451	758,151	(758,151)	(z)	581,601
			375,150	(z)
General and administrative	707,345	158,306			865,651
Total costs and expenses	1,123,530	1,449,268	(383,001)		2,189,797
Income (loss) from operations	(329,346)	2,401,923	383,001		2,455,578
Other income (expense):
Interest income	1,397	--			1,397
Interest expense	(1,297,426)	(237,412)	237,412	(aa)	(2,087,413)
			(401,260)	(aa)
			(91,782)	(bb)
			(9,810)	(bb)
			(287,135)	(bb)
Risk management	683,391	--			683,391
Loss on extinguishment of debt	(804,545)	--			(804,545)
Change in fair value of derivatives	(7,970,436)	--			(7,970,436)
Total other	(9,387,619)	(237,412)	(552,575)		(10,177,606)
Net income (loss)	$(9,716,965)	$2,164,511	$(169,574)		$(7,722,028)

Net income (loss) per share:
Basic and diluted	$(0.40)				$(0.32)

Weighted average shares outstanding:
Basic and diluted	24,487,451				24,487,451

See notes to unaudited pro forma condensed consolidated financial statements.

ABC FUNDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30, 2007
	ABC Funding	Voyager	Adjustments		Pro Forma

Oil and gas revenue	$--	$2,556,515	$--		$2,556,515

Costs and expenses:
Lease operating expenses	--	598,338	--		598,338
Production taxes	--	156,970	--		156,970
Depletion, depreciation and amortization	--	1,774,952	(1,774,952)	(cc)	709,846
			709,846	(cc)
General and administrative	208,711	192,669			401,380
Total costs and expenses	208,711	2,722,929	(1,065,106)		1,866,534
Loss from operations	(208,711)	(166,414)	1,065,106		689,981
Other income (expense):
Interest income	4,833	--	--		4,833
Interest expense	(171,303)	(194,782)	194,782	(dd)	(1,348,103)
			(595,419)	(dd)
			(137,673)	(ee)
			(428,993)	(ee)
			(14,715)	(ee)
Total other	(166,470)	(194,782)	(982,018)		(1,343,270)
Net loss	$(375,181)	$(361,196)	$83,088		$(653,289)

Net loss per share:
Basic and diluted	$(0.02)				$(0.03)

Weighted average shares outstanding:
Basic and diluted	22,227,374				22,227,374

See notes to unaudited pro forma condensed consolidated financial statements.

ABC FUNDING, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

On September 2, 2008, we consummated the Voyager Acquisition, whereby we purchased all of the outstanding capital stock of Voyager Gas Corporation, the owner of interests in oil and gas lease blocks located in Duval County, Texas, including working and other interests in oil and gas leases, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment and facilities. The Voyager Acquisition was made pursuant to the Purchase Agreement, as amended by the First Amendment to the Stock Purchase and Sale Agreement dated August 15, 2008 and the Second Amendment to the Stock Purchase and Sale Agreement dated September 2, 2008 among the parties thereto.

The purchase price paid in the Voyager Acquisition consisted of cash consideration of $35.0 million and, as amended by the Second Amendment, 10,000 newly issued shares of our preferred stock designated as Series D preferred stock (the “Series D Preferred”), having an agreed upon value of $7.0 million. Upon the effectiveness of an amendment to our Articles of Incorporation increasing the number of shares of Common Stock that we may issue (the “Charter Amendment”), the Series D Preferred will automatically convert into 17.5 million shares of our Common Stock.

The acquisition will be accounted for in accordance with the provisions of Statement of Financial Standards (“SFAS”) No. 141, “Business Combinations.” The total purchase price of $42,000,000 will be allocated to the net tangible assets based on the estimated fair values. No goodwill will be recorded as there will be no excess of the purchase price over the net tangible assets to be acquired.

On September 2, 2008, we entered into (i) a credit agreement (the “Revolving Loan”) among the Company, CIT Capital USA Inc. (“CIT Capital”), as Administrative Agent and the lender named therein and (ii) a second lien term loan agreement (the “Term Loan”) among the Company, CIT Capital and the lender. The Revolving Loan and Term Loan are collectively referred to herein as the “CIT Credit Facility.”

The Revolving Loan provides for a $50.0 million senior secured revolving credit facility which is subject to an initial borrowing base of $14.0 million, or an amount determined based on semi-annual review of our proved oil and gas reserves. As of September 4, 2008, we had $11.5 million borrowed to finance the Voyager Acquisition, to repay the related bridge loan and transaction expenses, and to fund capital expenditures generally. Monies advanced under the Revolving Loan mature in three years and bear interest at a rate equal to LIBOR plus 1.75% to 2.50%, as the case may be.

The Term Loan provides for a one-time advance to us of $22.0 million. We drew down the full amount on September 2, 2008 to finance the Voyager Acquisition and to repay the related bridge loan and transaction expenses. Monies borrowed under the Term Loan mature in three and one-half years and bear interest at a rate equal to LIBOR plus 5% during the first twelve months after closing and LIBOR plus 7.50%, thereafter.

The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2008 and 2007 and the twelve months ended June 30, 2008, and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2008, are based on the consolidated financial statements of ABC Funding, Inc. and Voyager Gas Corporation for the three months ended September 30, 2008 and 2007 and the twelve months ended June 30, 2008, and the adjustments and assumptions are described below.

2.	ABC/Voyager Pro Forma Adjustments:

The unaudited pro forma financial statements reflect the following adjustments:

(a)	Record the initial borrowings on the Revolving Loan of $11.5 million and the Term Loan of $22.0 million under the CIT Credit Facility.
(b)	Record the cash payment of fees in the amount of $510,000 to CIT on the Revolving Loan and Term Loan as deferred financing costs.
(c)	Record the cash payment of $290,000 in legal fees incurred for the financing of the CIT Credit Facility as deferred financing costs.
(d)
Record the fair value of $206,000 of the CIT one percent (1%) overriding royalty interest as a reduction in oil and gas property properties and a discount on the Term Loan to be amortized over the life of the loan.

(e)	Record the cash payment of $450,000 principal amount of the senior convertible debentures.
(f)	Record the conversion of $450,000 principal amount of the senior convertible debentures into our Series E Preferred.
(g)	Record the elimination of the derivative liability associated with the senior convertible debentures against additional paid-in capital.
(h)	Record the elimination of the discount on the senior convertible debentures and the unamortized deferred financing costs associated with the convertible debentures and charge interest expense.
(i)	Record the elimination of the change in fair value of the senior convertible debentures and charge change in fair value of derivatives.
(j)
Record the commission in the amount of $1,127,435as deferred financing costs to Global Hunter Securities pursuant to the CIT Credit Facility, the cash payment of $601,935 and the issuance of a non-interest bearing promissory note due March 15, 2009 in the principal amount of $557,500.

(k)	Record the cash payment in the amount of $12,239,193 to payoff Voyager’s credit facility and charge to oil and gas properties.
(l)	Record the cash payment of the $35.0 million purchase price to the Sellers after deducting the payoff of Voyager’s credit facility of $12,239,193 and the earnest money deposit of $800,000..
(m)	Transfer acquisition costs of $976,284 to oil and gas properties.
(n)	Record the elimination on Voyager of the earnest money deposit and accrued interest of $801,525.
(o)	Record the issuance of our Series D Preferred, convertible into 17.5 million shares of our common stock valued at $9.1 million to oil and gas properties.
(p)	Record elimination of Voyager’s credit facility paid at closing to oil and gas properties.
(q)	Record transfer of Voyager’s deferred tax liability to oil and gas properties.
(r)	Record elimination of Voyager’s additional paid-in capital and charge oil and gas properties.
(s)	Record elimination of Voyager’s retained earnings and charge oil and gas properties.
(t)	Record working capital of Voyager acquired in the acquisition and charge oil and gas properties.
(u)	Record fair value of outstanding tainted warrants and the derivative liability associated with such warrants..
(v)	Record mark-to-market of warrants issued to CIT Capital
(w)
Record amortization as interest expense of deferred financing costs of $550,696 and debt discounts of $58,860 and $1,891,895 over the three and one-half year term of the Term Loan portion of the CIT Credit Facility for the twelve months ended June 30, 2008

(x)
Adjust interest expense to reverse interest expense from the redeemed existing debt of Voyager and record interest expense associated with the CIT Credit Facility for the twelve months ended June 30, 2008.

(y)
Reverse Voyager’s depletion expense and record depletion expense utilizing the post-acquisition rate of $2.35 per equivalent Mcf for the twelve months ended June 30, 2008.  The initial depletion rate per equivalent Mcf will be $2.35 in the initial period following the acquisition.

(z)	Reverse Voyager’s depletion and record depletion expense utilizing the post-acquisition rate of $2.35 per equivalent Mcf for the three months ended September 30, 2008.
(aa)
Adjust interest expense to reverse interest expense from the redeemed existing debt of Voyager and record interest expense associated with the CIT Credit Facility for the months of July and August 2008.

(bb)
Record amortization as interest expense of deferred financing costs of $91,782 and debt discounts of $9,180 and $287,135 over the three and one-half year term of the Term Loan portion of the CIT Credit Facility for the months of July and August 2008.

(cc)	Reverse Voyager’s depletion and record depletion expense utilizing the post-acquisition rate of $2.35 per equivalent Mcf for the three months ended September 30, 2007.
(dd)
Adjust interest expense to reverse interest expense from the redeemed existing debt of Voyager and record interest expense associated with the CIT Credit Facility for the three months ended September, 2007.

(ee)
Record amortization as interest expense of deferred financing costs of $137,673 and debt discounts of $14,715 and $428,993 over the three and one-half year term of the Term Loan portion of the CIT Credit Facility for the three months ended September 30, 2007.

(ff)	Record discount on the CIT Term Loan related to warrants issued with debt.

The following table represents the pro forma cash amount paid at closing for the Voyager Acquisition:

Cash portion of purchase price	$35,000,000
Less:
Earnest money previously paid	(800,000)
Cash paid to retire Voyager’s credit facility	(12,239,193)
Cash portion of purchase price paid at closing	$21,960,807

    The allocation of the purchase price is preliminary, the estimates and assumptions are subject to change and the initial purchase price allocation may be adjusted within one year of the effective date of the acquisition for changes in estimates of fair value of assets acquired and liabilities assumed.

The following table represents the preliminary purchase price allocation for the Voyager Acquisition:

Proved oil and gas properties	$37,347,690
Cash portion of purchase price	35,000,000
Series D Preferred	9,100,000
Acquisition costs for legal, engineering and title	176,284
Less:
Payment of Voyager’s bank debt	(12,239,193)
Deferred tax liability	(4,876,267)
Elimination of Voyager’s additional paid-in capital	(7,140,000)
Elimination of Voyager’s retained earnings	(12,637,592)
Working capital	(2,594,652)
Value of CIT’s overriding royalty interest	(206,000)
Preliminary purchase price allocation	$41,930,270

ABC FUNDING, INC.
PRO FORMA SUPPLEMENTAL OIL AND NATURAL GAS DISCLOSURES

The following table sets forth certain unaudited combined supplemental oil and gas disclosures concerning our proved oil and gas reserves at April 1, 2008, giving effect to the Voyager Acquisition as if it had occurred on April 1, 2008.  The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests acquired by us in the Voyager Acquisition described above, and are located solely within the United States.  Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed oil and gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods.  Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

Disclosures of oil and gas reserves which follow are based on estimates as of April 1, 2008, prepared by Ralph E. Davis Associates, Inc., our independent third party engineering firm, and from information provided by the Sellers, in accordance with guidelines established by the SEC.  Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures.  These estimates do not include probable or possible reserves.  The information provided does not necessarily represent our estimate of expected future cash flows or value of proved oil and gas reserves.

Proved and Undeveloped Reserves

	Oil Reserves (Mbbls)
	ABC Funding	Voyager	Pro Forma
Balance, December 31, 2007	--	1,172	1,172
Revisions	--	(322)	(322)
Extensions/discoveries	--	--	--
Purchases in place	--	--	--
Sales in place	--	--	--
Production	--	(22)	(22)
Balance, April 1, 2008	--	828	828

Proved developed reserves at April 1, 2008	--	578	578

	Natural Gas Reserves (MMcf)
	ABC Funding	Voyager	Pro Forma
Balance, December 31, 2007	--	19,213	19,213
Revisions	--	(7,754)	(7,754)
Extensions/discoveries	--	--	--
Purchases in place	--	--	--
Sales in place	--	--	--
Production	--	(231)	(231)
Balance, April 1, 2008	--	11,228	11,228

Proved developed reserves at April 1, 2008	--	7,302	7,302

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows from the estimated proved oil and natural gas reserves is provided for the financial statement user as a common base for comparing oil and natural gas reserves of enterprises in the industry and may not represent the fair market value of the oil and natural gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates.  Those factors include changes in oil and natural gas prices from year end prices used as estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and natural gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and natural gas reserves as of April 1, 2008.  The standardized measure of future net cash flows as of April 1, 2008 is calculated using the price received by Voyager as of the end of this period.  The average prices used for Voyager were $105.56 per barrel of oil and $9.59 per Mcf of natural gas.

The resulting estimated cash flows are reduced by estimated future costs to produce and estimated proved reserves based upon actual end of period operating cost levels.  The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and natural gas properties.

	April 1, 2008
(Dollars in thousands)	ABC Funding	Voyager	Pro Forma
Future revenues	$--	$203,445	$203,445
Future production costs	--	(49,270)	(49,270)
Future development costs	--	(7,924)	(7,924)
Future net cash flows	--	146,251	146,251
10% discount factor	--	(70,617)	(70,617)
Standardized measure of discounted future net cash relating to proved reserves	$--	$75,634	$75,634

    The primary changes in the standardized measure of discounted future net cash flows for the Period beginning April 1, 2008 when compared to the year ended December 31, 2007 were as follows:

(Dollars in thousands)
Standardized measure, December 31, 2007	$87,762
Oil and gas sales, net of costs	(1,111)
Discoveries, extensions and transfers	--
Purchase of minerals in place	--
Sales of minerals in place	--
Changes in estimates of future development costs	(4,426)
Net changes in prices	117,840
Development costs incurred during the period	--
Revisions of estimates and other	(124,431)
Standardized measure, April 1, 2008	$75,634

MANAGEMENT ANALYSIS AND DISCUSSION

General Overview

On September 2, 2008, we completed the Voyager Acquisition, whereby Voyager was designated as our predecessor and we succeeded to substantially all of its business operations and properties, including ownership interests in oil and natural gas lease blocks in the Duval County, Texas (the “Duval County Properties”) covering approximately 14,300 net acres.  We paid cash consideration of $35.0 million, plus 10,000 shares of our Series D Preferred, having an agreed upon value of $7.0 million, in the Voyager Acquisition.  We fair valued the preferred stock on September 2, 2008, and recorded the fair value of the preferred stock of $9.1 million.

Having consummated the Voyager Acquisition, we intend to engage in the exploration, production, development, acquisition and exploitation of the crude oil and natural gas properties located in the Duval County Properties.  We believe that these properties and other assets acquired in the Voyager Acquisition will provide us a number of opportunities to realize increased production and revenues.  We also believe that the reserve base located in the Duval County Properties can be further developed through infill and step-out drilling of new wells, workovers targeting proved reserves and stimulating existing wells.  As such, we plan to investigate and evaluate various formations therein to potentially recover significant incremental oil and natural gas reserves and to create new drilling programs to exploit the full reserve potential of the reservoirs located therein.

To date, management has identified four non-productive wells with immediate capital recompletion or expense workover potential to new and/or existing formations.  We have prepared capital recompletion and expense workover procedures on three of these non-productive wells and have begun operations to return them to a productive status.  In addition, we have identified two currently producing wells whereby we intend to add additional perforations to the currently producing and/or new zones in anticipation of increasing production.  Our total estimated cost to perform the well work on these five identified projects is approximately $410,000.  Our estimated capital expenditures for the one remaining capital recompletion we have identified is $100,000.  In addition to the recompletions and workovers, we have identified drilling opportunities for six proved undeveloped locations and seven potential exploratory locations.  Total estimated capital expenditures for drilling of these 13 wells is $11.7 million.  These recompletions and drilling opportunities will be funded through a combination of cash flow from the Duval County Properties and borrowings under our Credit Facility.

We intend to utilize 3-D seismic analysis from our acquired seismic database and other modern technologies and production techniques to enhance our production and returns, and, although seismic indications of hydrocarbon saturation are generally not reliable indicators of productive reservoir rock and other modern technologies such as well logs are not always reliable indicators of hydrocarbon productivity, we believe use of such technologies and production techniques in exploring for, developing and exploiting oil and natural gas properties will help us reduce drilling risks, lower finding costs and provide for more efficient production of oil and natural gas from our properties.

We will continue to review opportunities to acquire additional producing properties, leasehold acreage and drilling prospects that are located in and around the Duval County Properties, or which might result in the establishment of new drilling areas.  When identifying acquisition candidates, we focus primarily on underdeveloped assets with significant growth potential.  We seek acquisitions which allow us to absorb, enhance and exploit properties without taking on significant geologic, exploration or integration risk.

The implementation of our foregoing strategy will require that we make significant capital expenditures in order to replace current production and find and develop new oil and gas reserves.  In order to finance our capital program, we will depend on cash flow from anticipated operations, cash or cash equivalents on hand, or committed credit facilities, as discussed below in “Liquidity and Capital Resources.”

If we are unable to raise additional capital from conventional sources, including lines of credit and sales of stock in the future, we may be forced to curtail or cease our business operations.  We may also be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency.  We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.  This is particularly a concern in light of the current illiquidity in the credit markets, as well as the current suppressed oil and natural gas pricing levels.  Even if we are able to continue our operations, the failure to obtain sufficient financing could have a substantial adverse effect on our business prospects and financial results.

Our forecasted operating needs and funding requirements, as well as our projected ability to obtain adequate financial resources, involve risks and uncertainties, and actual results could vary as a result of a number of factors.

Our business and prospects must also be considered in light of the risks and uncertainties frequently encountered by companies in the oil and gas industry.  The successful development of oil and natural gas fields is highly uncertain and we cannot reasonably estimate or know the nature, timing and estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence from, any oil and natural gas production from our existing fields or other fields, if any, acquired in the future.  Risks and uncertainties associated with oil and natural gas production include:

•	reservoir performance and natural field decline;
•	changes in operating conditions and costs, including costs of third party equipment or services such as drilling rigs and shipping;
•	the occurrence of unforeseen technical difficulties, including technical problems that may delay start-up or interrupt production;
•	the outcome of negotiations with co-venturers, governments, suppliers, or other third party operators;
•	our ability to manage expenses successfully;
•
regulatory developments, such as deregulation of certain energy markets or restrictions on exploration and production under laws and regulations related to environmental or energy security matters; and

•
volatility in crude oil and natural gas prices, actions taken by the Organization of Petroleum Exporting Countries to increase or decrease production and demand for oil and gas affected by general economic growth rates and conditions, supply disruptions, new supply sources and the competitiveness of alternative hydrocarbon or other energy sources.

Revenue and Expense Drivers

Revenue Drivers

Crude Oil and Natural Gas Sales.  Our revenues are generated from production of crude oil and natural gas which are substantially dependent upon prevailing prices.  Our future production is impacted by our drilling success, acquisitions and decline curves on our existing production.  Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of or demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control.  We enter into derivative instruments for a portion of our oil and natural gas production to achieve a more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas.

We generally sell our oil and natural gas at current market prices determined at the wellhead.  We are required to pay gathering, compression and transportation costs with respect to substantially all of our products or incur such costs to deliver our products to a sales point.  We market our products in several different ways depending upon a number of factors, including the availability of purchasers for the product at the wellhead, the availability and cost of pipelines near the well, market prices, pipeline constraints and operational flexibility.

Operating Expenses

Our operating expenses primarily involve the expense of operating and maintaining our wells.

•
Lease Operating  Our lease operating expenses include repair and maintenance costs, contract labor and supervision, salt water disposal costs, expense workover costs, compression, electrical power and fuel costs and other expenses necessary to maintain our operations.  Our lease operating expenses are driven in part by the type of commodity produced and the level of maintenance activity.  Ad valorem taxes represent property taxes on our properties.

•
Production Taxes.  Production taxes represent the taxes paid on produced oil and gas on a percentage of market (our price received from the purchaser) or at fixed rates established by federal, state or local taxing authorities.

•
General and Administrative Expenses.  General and administrative expenses include employee compensation and benefits, professional fees for legal, accounting and advisory services and corporate overhead.

•
Depreciation, Depletion and Amortization.  Depreciation, depletion and amortization represent the expensing of the capitalized cost of our oil and gas properties using the unit of production method and our other property and equipment.

Other Income and Expenses

Other income and expenses consist of the following:

Interest Income.  We generate interest income from our cash deposits.

Interest Expense   Our interest expense reflects our borrowings under our CIT Credit Facility, other short-term notes and amortization of debt discounts.

Risk Management  The results of operations and operating cash flows are impacted by changes in market prices for oil and natural gas.  To mitigate a portion of this exposure, we have entered into certain derivative instruments which have not been elected to be designated as cash flow hedges for financial reporting purposes.  Generally, our derivative instruments are comprised of fixed price swaps as defined in the instrument.  These instruments are recorded at fair value and changes in fair value, including settlements, have been reported as risk management in the statements of operations.

Change in Fair Value of Derivatives.  We mark-to-market our derivative liabilities each reporting period and record the change in the derivative liability to change in fair value of derivatives in the statements of operations.

Oil and Natural Gas Properties – Impact of Petroleum Prices on Ceiling Test

We review the carrying value of our oil and natural gas properties under the successful efforts accounting rules of the SEC on a quarterly and annual basis.  This review is referred to as a ceiling test.  Under the ceiling test, capitalized costs, less accumulated depletion and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects.  Any excess of the net book value, less deferred income taxes, is generally written off to expense as an impairment.

Results of Operations

Three Months Ended September 30, 2008 vs. Three Months Ended September 30, 2007

	Successor	Predecessor	Combined	Predecessor
	Period July 1, Through September 30, 2008	Period July 1, Through September 2, 2008	Period July 1, Through September 30, 2008	Period July 1, Through September 30, 2007
	(Restated)
Oil and gas revenue	$794,184	$ 3,851,191`	$4,645,375	$2,556,516

Operating costs and expenses:
Lease operating expenses	154,373	242,516	396,889	598,339
Production taxes	55,361	290,295	345,656	156,970
General and administrative expenses	707,345	158,306	865,651	192,669
Depreciation, depletion and amortization	206,451	758,151	964,602	1,774,952
Total operating costs and expenses	1,123,530	1,449,268	2,572,798	2,722,930
Income (loss) from operations	(329,346)	2,401,923	2,072,577	(166,414

Other income (expense):
Interest income	1,397	--	1,397	--
Interest expense	(1,297,426)	(237,412)	(1,534,838)	(194,782)
Risk management	683,391	--	683,391	--
Loss on extinguishment of debt	(804,545)	--	(804,545)	--
Change in fair value of derivatives	(7,970,436)	--	(7,970,436)	--
Total other income (expense)	(9,387,619)	(237,412)	(9,625,031)	(194,782)
Net income (loss)	$(9,716,965)	$2,164,511	$(7,552,454)	$(361,196)

Revenues.   Combined revenue for the three months ended September 30, 2008, was $4,645,375 compared to $2,556,516 for the three months ended September 30, 2007, an increase of $2,088,859, or 82%.  Sales of oil for the 2008 period increased over the 2007 period, primarily due to the successful recompletion of the Marchbanks-Cadena "B" Well No. 15 during the fourth quarter of 2007.  Sales of natural gas for the three months ended September 30, 2008 decreased when compared to the 2007 period, primarily due to normal production declines from the Duval County Properties.  We also experienced an increase in prices received for both oil and natural gas during the 2008 period when compared to the 2007 period.

Lease Operating Expenses.  Lease operating expenses for the three months ended September 30, 2008, were $396,889.  The primary components of lease operating expenses are salt water disposal, natural gas compression and generla lease and well maintenance and repair.

Production Taxes.  Production taxes for the three months ended September 30, 2008 were $345,656 compared to $156,970 for the 2007 period.  Production taxes increased due to the increase in revenue.  All of our revenue is attributable to the State of Texas.  Severance taxes in the State of Texas are based upon the value of crude oil sold and natural gas produced.  Crude oil is taxed at the rate of 4.6% of the value sold and natural gas is taxed at the rate of 7.5% of the natural gas produced.

Depreciation, depletion and amortization.  Depreciation, depletion and amortization for the three months ended September 30, 2008 was $964,602 compared to $1,774,952 for the 2007 period.  We experienced a decrease in the depletion rate per Mcfe during the 2008 period as a result of additions to our reserves during the fourth quarter of 2007.

General and Administrative Expenses.  General and administrative expenses were $865,651 for the three months ended September 30, 2008, compared to $192,669 for the three months ended September 30, 2007.  We experienced an increase in payroll and related costs when compared to the 2007 period due to the addition of three employees during the 2008 period.  In addition, during the 2008 period we incurred $337,984 for non-cash stock expense pursuant to stock options and restricted stock awards granted to our CEO and CFO.  We incurred professional fees during the 2008 period of $161,336 comprised of legal, accounting and engineering fees.  The increase in professional fees was a result of increased activity primarily attributable to the Voyager Acquisition and public company reporting.

Interest Expense.  Interest expense for the three months ended September 30, 2008, totaled $1,534,838 and was comprised of interest expense incurred pursuant to our CIT Credit Facility of $190,375, amortization of deferred financing costs and amortization of debt discounts.  Interest expense for the 2007 period was $194,782 which was comprised of accrued interest on Voyager's credit facility.

Risk Management.  The gain recorded from our risk management position for the three months ended September 30, 2008, was $683,391.  We mark-to-market our open swap positions at the end of each period and record the net unrealized gain or loss during the period in derivative gains or losses in our statements of operations.  For the three months ended September 30, 2008, we recorded gains of $634,528, related to our swap contracts.  These swap contracts are related to an agreement entered into on September 2, 2008, with Macquarie Bank Limited.  In the first contract we agreed to be the floating price payer (based on Inside FERC Houston Ship Channel) on specific quantities of natural gas over the period beginning October 1, 2008 through December 31, 2011 and receive a fixed payment of $7.82 per MMBTU.  In the second contract we agreed to be the floating price payer (based on the NYMEX WTI Nearby Month Future Contract) on specific monthly quantities of oil over the period beginning October 1, 2008 through December 31, 2011 and receive a fixed payment of $110.35 per barrel.

Fair value is estimated based on forward market prices and approximates the net gains and losses that would have been realized if the contracts had been closed out at period-end.  When forward market prices are not available, they are estimated using spot prices adjusted based on risk-free rates, carrying costs, and counterparty risk.

In addition to the above, we were required to unwind Voyager Gas Corporation’s hedge positions upon closing of the Voyager Acquisition on September 2, 2008.  We recorded a gain from unwinding Voyager’s hedge position of $48,863.

Loss on Extinguishment of Debt.  On August 31, 2008, we converted $450,000 principal amount of the Debentures to 10,000 shares of our Series E Preferred stock which will convert into 1,363,636 shares of our common stock upon the effectiveness of our Charter Amendment to be filed with the State of Nevada.  We fair valued the common stock at August 31, 2008, and recorded a loss on extinguishment of debt of $804,545.

Change in Fair Value of Derivatives.  We mark-to-market our derivative liabilities each period to report the change in fair value.  For the three months ended September 30, 2008, the change in fair value of our derivative liabilities was a loss of $7,970,436.  The derivative liabilities exist because we have insufficient authorized and unissued shares of our common stock to settle our contracts including the outstanding preferred stock (Series A, B, D, and E), our outstanding warrants and stock options and our outstanding convertible debt.  Upon the effectiveness of the Charter Amendment to increase our number of authorized shares of common stock from 24,000,000 to 149,000,000, we will have sufficient authorized and unissued shares to settle these contracts.  At that point, the derivative liability will be eliminated and we will record a gain on the change in fair value of derivatives.

Six Months Ended June 30, 2008 vs. Six Months Ended June 30, 2007

Revenues:  During January 2007, Voyager sold its property known as the Garza Lease located in Garza County, Texas and the following represents Voyager’s remaining operations from its Duval County Properties.  Revenue for the six months ended June 30, 2008, was $6,828,541 compared to $4,596,748 for the six months ended June 30, 2007.  Sales of oil for the 2008 period was 39,625 barrels compared to 24,862 barrels during the 2007 period, an increase of 14,763 barrels, or 59%.  The increase in oil sales was primarily attributable to the successful recompletion of the Marchbanks-Cadena “B” Well No. 15 during the second half of fiscal 2007.  Sales of natural gas for the six months ended June 30, 2008 was 430.9 Mmcf compared to 589.1 Mmcf for the 2007 period.  This was a reduction of 158.2 Mmcf, or 27%.  The reduced sales volumes of natural gas during the 2008 period when compared to the 2007 period was primarily attributable to normal production declines from the Duval County Properties.

Costs and expenses:  Total costs and expenses for the six months ended June 30, 2008 were $5,273,259 compared to $7,297,075 for the six months ended June 30, 2007.  Lease operating expenses for the 2008 period increased to $2,326,418 from $1,299,093 for the 2007 period.  Voyager continued its program of performing remedial workovers of certain wells located on the Duval County Properties in order to increase production from marginal and low producing wells.  The cost incurred for the workover program increased from $1,064,044 during the 2007 period to $1,618,332 during the 2008 period.  Incremental costs incurred during the 2008 period over the 2007 period were plugging costs of uneconomic properties of approximately $148,000, replacement of equipment and equipment repairs of approximately $123,000 and increased ad valorem taxes on the oil and gas properties.

Depletion, depreciation and amortization decreased from $4,824,815 during the six months ended June 30, 2007, to $1,699,409 during the six months ended June 30, 2008.  Voyager experienced a decrease in its depletion rate per equivalent Mcf (“Mcfe”) for $6.54 per Mcfe during the 2007 period to $2.54 during the 2008 period.  During fiscal 2007, Voyager drilled three successful wells and performed multiple recompletions to new zones which increased proved reserves resulting in a reduction in the depletion rate per Mcfe.

Interest expense increased from $308,224 for the six months ended June 30, 2007 to $401,707 for the six months ended June 30, 2008.  Voyager experienced a lower amount of borrowings from its credit facility during the 2008 period, but incurred higher interest ratesduring the period, resulting in increased interest expense.  General and administrative expenses for the period ended June 30, 2008, were $475,387, a reduction of $22,817 when compared to the 2007 period of $498,204.

Gain on sale of oil and gas properties:  During January 2007 Voyager sold its Garza Lease located in Garza County for cash proceeds of $29 million and recorded a gain on the sale of $12,702,811.  Proceeds from the sale were used to reduce Voyager’s borrowings under its credit facility.

Income tax expense:  Income tax expense for the six months ended June 30, 2007 were $4,402,795 which represented the taxes incurred resulting from the sale of its Garza Lease.

Net income (loss):  For the six months ended June 30, 2008, Voyager reported net income of $1,555,282 compared to net income of $5,599,689 for the six months ended June 30, 2007.

Twelve Months Ended December 31, 2007 vs. Twelve Months Ended December 31, 2006

Revenues:  Revenues for the year ended December 31, 2007 was $10,739,352 which was a decrease of $4,631,086 from the year ended December 31, 2006 revenue of $15,370,438.  Oil sales for the 2007 period were 45,960 barrels, a decrease of 89,040 barrels when compared to the year ended December 31, 2006 of 135,000 barrels.  During January 2007, Voyager sold its Garza Lease located in Garza County, Texas which was primarily an oil producing property.  The sale of this property was primarily attributable to the decrease in the sale of oil.  Sales of natural gas during the year ended December 31, 2007 were 1,068.0 Mmcf compared to 992.0 Mmcf for the year ended December 31, 2006.  In May 2006, Voyager acquired the Duval County Properties, which properties primarily produce natural gas.  The sales volumes of natural gas during 2007 represent twelve months of sales compared to seven months for the year ended December 31, 2006.  The company experienced a decline in natural gas production on a daily basis when comparing 2007 with 2006 as a result of normal well production declines which was partially offset by increases in production as a result of successful recompletions the drilling of two wells during 2007.

Costs and expenses:  Costs and expenses for the year ended December 31, 2007, were $10,095,286 compared to $12,204,198 for the year ended December 31, 2006.  Lease operating expenses, which are comprised of the cost of operating the wells, utilities, salt water disposal, natural gas compression and transportation, ad valorem taxes and well workover expenses.  Lease operating expenses for the year ended December 31, 2007 were $2,464,652, a decrease of $471,612 when compared to the year ended December 31, 2006 totaling $2,936,265.  Voyager experienced a decrease in equipment repairs, utilities and ad valorem taxes during 2007 which was partially offset by an increase in well workover expenses and natural gas compression and transportation.  The Garza Lease properties were primarily oil producing properties which required increased expenditures in the areas of equipment repairs, utilities to produce the wells and increased values for ad valorem taxation purposes.  During May 2006, the company acquired the Duval County Properties and, since they were primarily natural gas producing properties, incurred increased costs for natural gas compression and transportation.  In addition, the company initiated a well workover program which increased its workover costs when compared to the year ended December 31, 2006.

Production taxes for the year ended December 31, 2007, were $836,349 compared to $721,510 for the year ended December 31, 2006.  Severance tax rates in the State of Texas are based upon the value of the oil and natural gas produced with the rate for oil being 4.6% and natural gas being 7.5%.  Even though revenue from the sale of oil and natural gas for the year ended December 31, 2007, was considerably less than revenue for the year ended December 31, 2006, a majority of the revenue for 2007 was attributable to natural gas sales and taxed at a higher rate than revenue for the 2006 period.

Depletion, depreciation and amortization expense for the year ended December 31, 2007 was $4,834,352 compared to $5,440,973 for the year ended December 31, 2006.  The depletion rate per equivalent Mcf for the 2007 period was $3.60 per Mcfe compared to $3.02 per Mcfe for the 2006 period.

Interest expense for the year ended December 31, 2007 was $979,832 compared to $1,928,909 for the year ended December 31, 2006.  As previously discussed, Voyager sold its Garza Lease during January 2007 and received proceeds of approximately $29 million, proceeds it used to pay down its existing credit facility.  This resulted in the reduction in interest expense for 2007.

General and administrative expenses for the year ended December 31, 2007 were $970,701 compared to $785,059 for the year ended December 31, 2006, an increase of $185,642, or 24%.  The primary components of the increase were increased salaries, insurance and professional fees.

Gain on sale of oil and gas properties:  During January 2007 Voyager sold its Garza Lease located in Garza County for cash proceeds of $29 million and recorded a gain on the sale of $12,702,811.  Proceeds from the sale were used to reduce Voyager’s borrowings under its credit facility.

Income tax expense:  Income tax expense for the year ended December 31, 2007 were $4,764,334 which primarily represented the taxes incurred resulting from the sale of its Garza Lease.

Net income:  For the year ended December 31, 2007, Voyager reported net income of $8,582,543 compared to net income of $2,360,737 for the year ended December 31, 2006.

Liquidity and Capital Resources

Our main sources of liquidity and capital resources for the fiscal year 2009 will be cash, short-term cash equivalent investments on hand , anticipated internally generated cash flows from operations following the Voyager Acquisition and committed credit facilities.

Credit Facility

On September 2, 2008 we entered into the Credit Facility, consisting of a $50 million senior secured revolving loan (“Revolving Loan”) and a $22 million term loan (“Term Loan”).

The Revolving Loan is subject to an initial borrowing base of $14.0 million, or an amount determined based on semi-annual reviews of our proved oil and gas reserves.  As of September 2, 2008, we had borrowed $11.5 million under the Revolving Loan to finance the Voyager Acquisition, to repay the related bridge loan and transaction expenses, and to fund capital expenditures generally.  Monies advanced under the Revolving Loan mature on September 1, 2011 and bear interest at a rate equal to LIBOR plus 1.75% to 2.50%, as the case may be.  On September 4, 2008, we obtained a three month LIBOR rate expiring December 4, 2008, resulting in an annual interest rate of 5.31%.  On September 30, 2008, we repaid $1 million of principal on the Revolving Loan and on October 22, 2008, we borrowed $1 million on the Revolving Loan.

The Term Loan provides for a one-time advance to us of $22.0 million.  We drew down the full amount on September 2, 2008, to finance the Voyager Acquisition and to repay the related bridge loan and transaction expenses.  Monies borrowed under the Term Loan mature on March 1, 2012 and bear interest at a rate equal to LIBOR plus 5% during the first twelve months after closing and LIBOR plus 7.50%, thereafter.  On September 4, 2008, we obtained a three month LIBOR rate expiring December 4, 2008, resulting in an annual interest rate of 7.81%.

All borrowings under the Revolving Loan are secured by a first lien on all of our assets and those of our subsidiaries.  All borrowings under the Term Loan are secured by a second lien on all of our assets and those of our subsidiaries.

The loan instruments evidencing the Revolving Loan contain various restrictive covenants, including financial covenants requiring that we will not: (i) as of the last day of any fiscal quarter, permit our ratio of EBITDAX for the period of four fiscal quarters then ending to interest expense for such period to be less than 2.0 to 1.0; (ii) at any time permit our ratio of total debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0; and (iii) permit, as of the last day of any fiscal quarter, our ratio of (a) consolidated current assets (including the unused amount of the total commitments, but excluding non-cash assets under FAS 133) to (b) consolidated current liabilities (excluding non-cash obligations under SFAS No. 133 and current maturities under the Credit Facility) to be less than 1.0 to 1.0.

The loan instruments evidencing the Term Loan also contain various restrictive covenants, including financial covenants requiring that we will not: (i) permit, as of the last day of any fiscal quarter, our ratio of (a) consolidated current assets (including the unused amount of the total commitments, but excluding non-cash assets under SFAS No. 133) to (b) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under the Credit Facility) to be less than 1.0 to 1.0; and (ii) as of the date of any determination permit our ratio of total reserve value as in effect on such date of determination to total debt as of such date of determination to be less than 2.0 to 1.0

Upon our failure to comply with covenants, the lender has the right to refuse to advance additional funds under the revolver and/or declare any outstanding principal and interest immediately due and payable.  We were in compliance with all covenants as of September 30, 2008.

CIT Capital, as lender, is entitled to a one percent (1%) overriding royalty interest (“ORRI”) of our net revenue interest in the oil and gas properties acquired in the Voyager Acquisition.  The overriding royalty interest is applicable to any renewal, extension or new lease taken by us within one year after the date of termination of the ORRI Properties, as defined in the overriding royalty agreement covering the same property, horizons and minerals.

CIT Capital also received, and is entitled to receive in its capacity as administrative agent, various fees from us while monies advanced or loaned remain outstanding, including an annual administrative agent fee of $20,000 for each of the Revolving Loan and Term Loan and a commitment fee ranging from 0.375% to 0.5% of any unused portion of the borrowing base available under the Revolving Loan.

Under the Credit Facility, we were required to enter into hedging arrangements mutually agreeable between us and CIT Capital.  On September 2, 2008 and effective October 1, 2008, we entered into hedging arrangements with a bank whereby we hedged 65% of our proved developed producing natural gas production and 25% of our proved developed producing oil production from October 1, 2008 through December 31, 2011 at $7.82 per Mmbtu and $110.35 per barrel, respectively.

Convertible Debentures (Bridge Loan)

On May 21, 2008, we entered into the Bridge Loan, whereby we issued the Debentures and used the proceeds to fund our payment of the deposit required under the Voyager Acquisition.

The Debentures matured the earlier of September 29, 2008 and the completion of the Voyager Acquisition, and may be satisfied in full by our payment of the aggregate redemption price of $900,000 or, at the election of the purchasers, by the conversion of the Debentures into shares of our common stock, at an initial conversion price of $0.33 subject to adjustments and full-ratchet protection under certain circumstances.

On September 2, 2008, we repaid $450,000 principal amount of the Debentures in cash from our Credit Facility and issued, in full satisfaction of our obligation with respect to the other $450,000 principal amount, 10,000 shares of our Series E Preferred.  Each share of preferred stock automatically converted into 136.3636 shares of our common stock, for an aggregate of 1,363,636 shares of our common stock, on the Charter Amendment Effective Date, as provided by the Certificate of Designation governing the Series E Preferred.

2007 Convertible Notes

On November 1, 2007, we sold $350,000 in convertible notes (the "2007 Notes"), which 2007 Notes mature on October 31, 2008 and bear interest at 10% per annum, payable in either cash or shares of our common stock based upon a conversion price of $0.35 per share.  The investors in the 2007 Notes also received 200,004 shares of common stock.  During May 2008, we exchanged 37,100 shares of our Series B Preferred in full satisfaction of our obligation under the 2007 Notes to pay $350,000 of principal and $21,000 of interest, with each share of such preferred stock becoming convertible into 28.58 shares of our common stock, for an aggregate of 1,060,318 shares of our common stock, on the Charter Amendment Effective Date.

2006 Convertible Notes

As a result of the May 2006 Merger, we assumed $1,500,000 of convertible promissory notes (the "2006 Notes") previously sold by Energy Venture.  The 2006 Notes had an original maturity date of August 31, 2007, carried an interest rate of 10% per annum, payable in either cash or shares, and were convertible into shares of common stock at a conversion price of $0.50 per share at the option of the investor.  Each investor also received a number of shares of common stock equal to 20% of his or her investment divided by $0.50.  Thus, a total of 600,000 shares were initially issued to investors in the 2006 Notes.

On August 31, 2007 (the original maturity date), we repaid in cash six of the holders of the 2006 Notes an aggregate amount of $424,637, of which $410,000 represented principal and $14,637 represented accrued interest.  On September 4, 2007, an additional $44,624 of accrued and current period interest was repaid through the issuance of 89,248 shares of our common stock.  The remaining holders of the 2006 Notes entered into an agreement with us whereby the maturity date of the 2006 Notes was extended to February 28, 2008 and, beginning September 1, 2007 until the 2006 Notes are paid in full, the interest rate on the outstanding principal increased to 12% per annum.  In addition, we agreed to issue to the remaining holders of the 2006 Notes, 218,000 shares of our common stock with a value of $98,100 as consideration for extending the 2006 Note's maturity date.

On February 28, 2008, $1,090,000 of the 2006 Notes came due and we were unable to repay them.  We continued to accrue interest on the notes at 12%, the agreed upon rate for the extension period.  On March 6, 2008, we issued 130,449 shares of common stock in lieu of cash in payment of $65,221 of accrued and current period interest to holders of 2006 Notes.  On April 22, 2008, we repaid $100,000 principal amount in cash to one of the holders of the 2006 Notes in satisfaction thereof.  During May 2008, we exchanged 99,395 shares of our Series A Preferred for the remaining 2006 Notes in payment of the $965,000 of principal and $28,950 of interest thereunder.  Each share of Series A Preferred is automatically convertible into 20 shares of our common stock, for an aggregate of 1,987,900 shares of our common stock, upon the Charter Amendment Effective Date, as provided by the Certificate of Designation with respect to the Series A Preferred filed with the State of Nevada on May 15, 2008.  At September 30, 2008, $25,000 principal amount of the 2006 Notes held by one note holder remained outstanding.

We believe our short-term and long-term liquidity is adequate to fund operations, including capital expenditures and interest during our fiscal year ending June 30, 2009.

Should our estimated capital needs prove to be greater than we currently anticipate, our cash flow from operating activities be less than we currently anticipate or should we change our current operations plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  Although we anticipate that adequate funds will remain available to us under the Credit Facility, if we were unable to access such funding by reason of our failure to satisfy borrowing covenants thereunder we would have to use other alternative resources.  To the extent it becomes necessary to raise additional cash in the future if our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or our equity securities, funding from joint venture or strategic partners, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  The sale of additional equity securities or convertible debt securities would result in dilution to our shareholders.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations in such circumstances.  Any assurance as to our present ability to raise additional capital outside of our existing credit facility and business operations is particularly uncertain given the current instability in the financial and equity markets and current oil and natural gas pricing levels.

Recent Accounting and Reporting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (SFAS No. 161”).  SFAS No. 161 requires additional disclosures about derivative and hedging activities and is effective for fiscal years and interim periods beginning after November 15, 2008.  The Company is evaluating the impact the adoption of SFAS No. 161 will have on its financial statement disclosures.  The Company’s adoption of SFAS No. 161 will not affect its current accounting for derivative and hedging activities.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”.  This statement requires assets acquired and liabilities assumed to be measured at fair value as of the acquisition date, acquisition-related costs incurred prior to the acquisition to be expensed and contractual contingencies to be recognized at fair value as of the acquisition date.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact, if any, the adoption of this statement will have on its financial position, results of operations or cash flows.

Off-Balance-Sheet Arrangements.

We currently have no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to any investor in our securities.

INTERESTS OF CERTAIN PERSONS
IN ACTIONS BEING TAKEN

Our executive officers and directors do not have any interest in the Actions, including the Charter Amendment increasing the number of authorized shares of our Common Stock, except as follows:

•	Respective interests as stockholders, as disclosed elsewhere in this Information Statement under “Security Ownership of Certain Beneficial Owners and Management” and

•
Respective interests as holders, as applicable, of the Outstanding Derivative Securities, as disclosed elsewhere in this Information Statement under “Description of Outstanding Derivative Securities.”  None of the Outstanding Derivative Securities, however, vest or otherwise become exercisable or convertible, as the case may be, until the effectiveness of the Charter Amendment.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. You may read and copy this Information Statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.  The SEC maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the SEC such as us.

                                                                                                                                                                                                                             By order of the Board of Directors,

Date: February [__], 2009	By:	/s/ Robert P. Munn
Robert P. Munn
Chairman

EXHIBIT A
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ABC FUNDING, INC.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate. biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
                                                 USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                               ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  ABC Funding, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The Articles of Incorporation of the Corporation are hereby amended by replacing in its entirety Article I thereof with the following new Article I:

"Article I:  "The name of Corporation is: “Cross Canyon Energy Corp."

The Articles of Incorporation of the Corporation are further amended to increase the number of authorized shares of common stock by replacing paragraph a) of Article IV thereof with the following new paragraph a):

"Article III:  a)  The Corporation shall be authorized to issue the following shares:

Class    Number of Shares    Par Value

Common    149,000,000    $.001 per share
Preferred      1,000,000      $.001 per share”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:   14,151,000

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5. Officer Signature (Required):                         x _______________________
Robert P. Munn, Chief Executive Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

A-1

EXHIBIT B

ABC FUNDING, INC.

2008 STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

    1.1 Purpose.  The ABC Funding, Inc. 2008 Stock Incentive Plan (the “Plan”) is intended to promote the interests of ABC Funding, Inc., a Nevada corporation, (the “Company”) and its stockholders by encouraging Employees and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

    1.2 Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

        “Affiliate” means (i) with respect to the issuance of Incentive Options, any “parent corporation” of the Company (as defined in Section 424(e) of the Code), or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code); (ii) with respect to the issuance of Non-Qualified Options or Stock Appreciation Rights, any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears; and (iii) with respect to all other Awards, any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference.  If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by such entity or person as is designated by the Board.  For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(i)           A merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such a merger or consolidation have beneficial ownership or less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

(ii)           The sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the Compensation Committee appointed by the Board to administer the Plan or, if none, the Board; [provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code].

“Common Stock” means the common stock of the Company, $.001 par value per share.

“Covered Employee” shall mean each of the Employees/officers of the Company as described in Section 162(m) of the Code and applicable rules, regulations and guidance issued thereunder.

“Disability” means either (i) an inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than 3 months under the Company's accident and health plan.

“Effective Date” means the date that is (i) adopted by the Board; and (ii) approved by shareholders of the Company, provided that such shareholder approval occurs not more than one-year period prior to or after the date of such adoption.  The provisions of the Plan are applicable to all Awards granted on or after the Effective Date.

“Employee” means any common law employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee to the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value or FMV Per Share”.   The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the OTC Bulletin Board, or other over-the-counter market, or national securities exchange, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing price quoted on such over-the-counter market for the most recent trade prior to the determination date.  If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Fair Market Value or FMV Per Share shall be determined by the Committee (i) with respect to Incentive Stock Options, in good faith within the meaning of Section 422 of the Code or (ii) with respect to other Awards, in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are not Employees of the Company or any Affiliate.  Non-Employee Director shall include any non-elected director emeritus serving in an advisory capacity to the Board.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Participant” means any Employee and Non-Employee Director granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Stock” means an Award of the right to receive cash or shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VI of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Spread” means the amount determined pursuant to Section 6.1(a) of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

    1.3 Shares Subject to the Plan.  The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 8,750,000 shares of Common Stock (subject to adjustment as described below).  In addition, during any calendar year, the number of shares of Common Stock issued or reserved for issuance as options under the Plan to any one Participant plus the number of such shares underlying Stock Appreciation Rights that may be granted to that same Participant shall not exceed 2,000,000 shares.  Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award; provided, however, that such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share; provided, further, that outstanding Incentive Options shall be adjusted only in accordance with Sections 422 and 424 of the Code and the regulations thereunder, and that outstanding Non-Qualified Options and Stock Appreciation Rights shall be adjusted only in accordance with Section 409A of the Code and the regulations thereunder.  The Committee’s determinations shall be subject to approval by the Board.  In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards.  Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan.  Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.  No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

    1.4 Administration of the Plan.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan.  No member of the Committee shall vote or act upon any matter relating solely to himself.  Grants of Awards to any Participant, the terms thereof and any amendment thereto shall be subject to approval by the Board.

    1.5 Amendment and Discontinuance of the Plan.  The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material amendment” of the Plan (as determined by the Committee, subject to applicable rules and regulations of the OTC Bulletin Board, if any, governing the use of such term in the context of employee benefit plans) shall be subject to shareholder approval.

    1.6 Granting of Awards to Participants.  Subject to approval of the Board, the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan.  In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

    1.7 Term of Plan.  If not sooner terminated under the provisions of the Plan, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

    1.8 Leave of Absence.  If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract.  If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

    2.1 Eligibility.  All Employees and Non-Employee Directors shall be eligible for grants of Options according to the terms set forth below.  Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Non-Qualified Options were granted.

    2.2 Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option.  The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 10.13.

    2.3 Terms and Conditions of Options.  Options shall be in such form as the Committee may from time to time recommend and the Board shall approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions as are not inconsistent with this Article II:

(a) Option Period and Conditions and Limitations on Exercise.  No Option shall be exercisable later than the Option Expiration Date.  To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as may be determined at the time such Option is granted.

(b) Manner of Exercise.  To exercise an Option, the person or persons entitled to exercise it shall provide notice to the Company at its principal executive office, directed to the Committee, such exercise to be effective at the time of receipt of such notice at the Company’s principal executive office during normal business hours, stating the number of shares with respect to which the Option is being exercised together with payment for such shares plus any required withholding taxes, unless other arrangements for withholding tax liability have been made with the Committee.  The notice shall be delivered in person, by certified or regular mail, or by such other method as determined from time to time by the Committee or Plan Administrator.

(c) Payment of Exercise Price and Required Withholding.  In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased, and (ii) unless other arrangements have been made with the Committee, any required withholding taxes.  The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the optionee for more than six (6) months prior to exercise), or (iii) with the consent of the Committee and subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale.  In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise.  If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(d) Options not Transferable.  Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian).  Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee.  With Committee approval, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of a Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(e) Listing and Registration of Shares.  Each Option shall be subject to the requirement that if at any time the Committee determines that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

    2.4 Option Repricing.  With Board and shareholder approval, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate; provided that such new Non-Qualified Options are structured to be either exempt from or in compliance with Section 409A of the Code.

    2.5 Amendment.  Subject to Board approval, the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.  Subject to Board approval, the Committee may at any time or from time to time, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

    2.6 Acceleration of Vesting.  Any Option granted hereunder which is not otherwise vested shall vest  (unless specifically provided to the contrary in the document or instrument evidencing an Option granted hereunder) upon (i) termination, removal or resignation of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of the Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options.  Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

    3.1 Eligibility.  Incentive Options may only be granted to Employees.

    3.2 Exercise Price.  The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

    3.3 Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).  To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    3.4 10% Stockholder.  If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant.  For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

    3.5 Options Not Transferable.  No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

    3.6 Compliance with 422.  All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.  The maximum aggregate number of Incentive Stock Options that may be issued under the Plan is 2,000,000 shares of Common Stock.

    3.7 Limitations on Exercise.  No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

    4.1 Eligible Persons.  Subject to approval by the Board, the Committee shall have the authority to sell shares of Common Stock to such Employees and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV.  Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may recommend and the Board may approve for the particular sale transaction.

    4.2 Purchase Price.  Subject to approval by the Board, the price per share of Common Stock to be purchased by a Participant under this Plan shall be determined by the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

    4.3 Payment of Purchase Price.  Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

    The Committee may, from time to time and subject to the provisions of the Plan and approval by the Board, grant shares of Bonus Stock to Employees and Non-Employee Directors.  Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Article XI.  Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.  Payment of Bonus Stock shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s taxable year in which the Bonus Stock is earned under the Plan or (ii) the date that is 2½ months after the end of the Company’s taxable year in which the Bonus Stock is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

    6.1 Stock Appreciation Rights.  All Employees and Non-Employee Directors shall be eligible to receive grants of Stock Appreciation Rights on the following terms and conditions.

(a) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the FMV Per Share on the date of grant (the “Spread”).  Notwithstanding the foregoing, the Award may provide, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

(b) Rights Related to Options.  A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of the amount of the Spread computed pursuant to Subsection 6.1(a) hereof.  That Option shall then cease to be exercisable to the extent surrendered.

(c) Terms.  The Award shall set forth the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

    6.2 Phantom Stock Awards.  All Employees and Non-Employee Directors shall be eligible to receive grants of Phantom Stock Awards, which are rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions.  Satisfaction (vesting) of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award.  In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a “substantial risk of forfeiture” as determined in accordance with Code Section 409A), if any, as the Committee (with Board approval) may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee (with Board approval) may determine.  Phantom Stock Awards shall not be transferable (other than by will or the laws of descent and distribution).

(b) Forfeiture.  Except as otherwise may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to a deferral period (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee (with Board approval) may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee (with Board approval) may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals.  To the extent that any Award granted pursuant to this Article VI is intended to constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

(d) Timing of Distributions.  To the extent a Phantom Stock Award is subject to a substantial risk of forfeiture, such Phantom Stock Award shall be paid to the Participant in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which such substantial risk of forfeiture lapses.  Otherwise, a Phantom Stock Award shall be paid in a manner which is either exempt from or in compliance with Code Section 409A as specified in the Phantom Stock Award.  Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate in the same manner as payable to the Participant.

(e) Unsecured General Creditor.  Participant’s rights to any Phantom Stock Award shall not rise above those of a general unsecured creditor of the Company.

ARTICLE VII

RESTRICTED STOCK

    7.1 Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to receive grants of Restricted Stock.

    7.2 Restricted Period and Vesting.

    (a) The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as shall be set forth in such Award.  Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares.  The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination, resignation or removal of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of a Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed.  The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares.  Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

    "The shares represented by this certificate have been issued pursuant to the terms of the ABC Funding, Inc. 2008 Stock Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or award dated __________, 20__."

ARTICLE VIII

PERFORMANCE AWARDS

    8.1 Performance Awards.  All Employees and Non-Employee Directors shall be eligible to receive Performance Awards.  Performance Awards may be based on performance criteria measured over a period of not less than one year and not more than ten years.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

    8.2 Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee and approved by the Board.  In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance are such that the achievement of performance goals is “substantially uncertain” at the time of grant.  Performance Awards shall be granted and/or settled upon achievement of any one or more such performance goals.  Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.  The value of any cash-denominated Performance Award issued to any one Covered Employee in any one year shall not exceed $1,000,000.

(b) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used in establishing performance goals for Performance Awards granted to a Participant:

(i) Total shareholder return;

(ii) Return on assets, equity, capital, capital employed, or investment;

(iii) Pre-tax or after-tax profit levels, including:  earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; net operating profits after tax, and net income;

(iv) Cash flow, free cash flow, and cash flow return on investment;

(v) Operational measures including growth in reserves for the prior period and percentage or absolute increase in production for the prior period;

(vi) Levels of cost including finding and development costs, and cash costs (interest expense, G&A, and LOE) expressed in relationship to Mcfe/produced during the Performance Period.

    Any of the above goals shall be determined on the absolute or relative basis or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified in the Award.  Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period.  Payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s taxable year in which the Performance Award is earned under the Plan or (ii) the date that is 2½ months after the end of the Company’s taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.  The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee if such Award states that it is intended to comply with Section 162(m) of the Code.  The Award shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant and shall be subject to approval by the Board.  The Committee may not delegate any responsibility relating to any Performance Awards to a Covered Employee.

(f) Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

    All Employees and Non-Employee Directors are eligible to receive Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and approval by the Board, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.  To the extent that any such Award includes a vesting schedule, Payment of such Award shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s taxable year in which the Award is earned under the Plan or (ii) the date that is 2½ months after the end of the Company’s taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.  Any Other Stock or Performance-Based Awards not subject to a vesting schedule shall be paid in a manner which is either exempt from or in compliance with Code Section 409A as specified in such Award.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

    10.1 General.  Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein.  All Awards and any amendments thereto shall be subject to the approval of the Board.  Any Award or the exercise thereof, shall be subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee (with Board approval) shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award.

Subject to approval by the Board, the Committee may, without the consent of the holder of the Award, amend, modify or terminate an Award; provided, however, no amendment, modification or termination of an Award shall not, without the consent of the holder of the Award, reduce or diminish the value of such Award determined as if the Award was exercised, vested, cashed-in, paid or otherwise settled on the date of such amendment or termination.  Subject to the approval of the Board and the terms of the Plan or Award, the Committee shall retain the power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

    10.2 Stand-Alone, Additional, Tandem, and Substitute Awards.  Subject to Section 2.4 of the Plan, Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.  Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation; or (iii) any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

    10.3 Term of Awards.  In no event shall the term of any Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

    10.4 Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award shall be made in a single payment.  The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement.  Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement.  Installment or deferred payments may be provided for in the Award agreement or permitted with the consent or at the election of the Participant.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares.  Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.  The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

    10.5 Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant.  The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award is earned and payable, as applicable.

    10.6 Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 (as promulgated under the Exchange Act) as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

    10.7 Securities Requirements.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements.  The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

    10.8 Transferability..

     (a) Non-Transferable Awards.  Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Purchased Stock, Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature.  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights.  Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan.  The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

    10.9 Rights as a Stockholder.

    (a) No Stockholder Rights.  Except as otherwise provided in Section 7.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record.  Except as otherwise provided in Section 7.2(c), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

    10.10 Listing and Registration of Shares of Common Stock.  The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

    10.11 Termination of Employment, Death and Disability.

(a) Termination of Employment.  Except as otherwise provided in the Award or in this Section 10.11, if Employment of an Employee or service of a Non-Employee Director is terminated under circumstances that do not cause the Participant to become fully vested in the Award, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur.  Any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the expiration of twelve (12) months after the date of termination of Employment or service in the case of any Award other than an Incentive Option or three (3) months after the date of termination of Employment in the case of an Incentive Option; provided, however, that in the event of death or Disability of a Participant after termination of employment or service and before the expiration of such Award the expiration of the Award shall occur twelve months after the date of such death or Disability; and provided further, however, that in the event of termination of an Employee or removal of a Director for Cause, such Awards shall expire at 12:01 a.m. on the date of termination.  Notwithstanding the previous sentence, no Award shall have an expiration date which would cause such Award to fail to satisfy Code Section 409A.

(b) Continuation.  The Committee, subject to the approval of the Board, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee and approved by the Board in the event that a Participant ceases to be an Employee or Non-Employee Director.

    10.12 Change in Control.  Unless otherwise provided in the Award and subject to approval by the Board, in the event of a Change in Control:

             (i) the Committee may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised;

(ii)  the Committee may waive all restrictions and conditions of all Restricted Stock and Phantom Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control, with such payment made within 45 days after the date of the Change in Control; and

(iii) the Committee may determine to amend Performance Awards and Other Stock or Performance-Based Awards, or substitute new Performance Awards and Other Stock or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Stock or Performance-Based Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full, with such payment made within 45 days after the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

    Notwithstanding the above provisions of this Section 10.12, the Committee shall not be required to take any action described in the preceding provisions of this Section 10.12 and any decision made by the Committee not to take some or all of the actions described in the preceding provisions of this Section 10.12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

    10.13 Adjustments.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and the exercise price with respect to any Awards as provided in Section 1.3; provided however, that the Committee shall not take any actions otherwise under this Section 10.13 to the extent such action would cause (A) an Award not subject to Code Section 409A to be subject to such Code Section, or (B) an Award subject to Code Section 409A to violate such Code Section.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto.  Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the person for more than six (6) months prior to exercise), or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

    12.1 No Rights to Awards.  No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

    12.2 No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate.  Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    12.3 Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Nevada, without regard to any principles of conflicts of law.

    12.4 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

    12.5 Other Laws.  The Company may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

    12.6 Code Section 409A.  Notwithstanding any other provision of the Plan to the contrary, any Award subject to Section 409A of the Code is intended to satisfy the application of Section 409A of the Code to the Award.

    12.7 No Guarantee of Tax Consequences.  None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

    12.8 Specified Employee under 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A and the regulations thereunder) becomes entitled to a payment under the Plan which is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A and the regulations thereunder), such payment shall not occur until the date that is six months plus one day from the date of such Separation from Service.  Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest

EXHIBIT C

Ralph E. Davis Associates, Inc.
1717 St. James Place
Suite 460
Houston, Texas 77056

May 13, 2008

ABC Funding, Inc.
c/o Mr. Matt Cohen
Thompson & Knight, LLP
919 Third Avenue, 39th Floor
New York, NY 10022

Attention: Dr. Amiel David

Re:   Estimated Reserves and Non Escalated Future
    Net Revenue Remaining as of April 1, 2008
    Voyager Gas Corporation

Dear Dr. David:

At your request the firm of Ralph E. Davis Associates, Inc. of Houston, Texas has prepared an estimate of the oil and natural gas reserves on specific leaseholds in which Voyager Gas Corporation (Voyager) has certain interests.  The interests evaluated are applicable to specific oil and gas properties in which Voyager may or may not be the operator.  The attached summaries present our estimate of the proved developed producing, non-producing and undeveloped reserves anticipated to be produced from those leaseholds.

The reserves associated with these estimates have been classified in accordance with the definitions of the Securities and Exchange Commission as found in Rule 4-10(a) of regulation S-X of the Securities Exchange Act of 1934 and attached hereto.  We have also estimated the future net revenue and discounted present value associated with these reserves as of April 1, 2008, utilizing a scenario of non-escalated product prices as well as non-escalated costs of operations, i.e., prices and costs were not escalated above current values as detailed later in this report.  The present value is presented for your information and should not be construed as an estimate of the fair market value.

The results of our study may be summarized as follows:

Non Escalated Pricing Scenario
Estimated Reserves and Future Net Income
Net to Voyager Gas Corporation
As of April 1, 2008

	Estimated Net Reserves		Estimated Future Net Income ($1,000)
Reserve Category	MBbls	Mmcf	Undiscounted	Discounted @ 10%
Proved Reserves
Producing	246.93	3,731.56	$44,756.55	$32,603.84
Non-Producing	331.36	3,570.99	53,735.40	16,229.38
Undeveloped	249.28	3,925.76	47,759.48	26,801.08
Total Proved	827.57	11,228.31	$146,251.43	$75,634.30

Liquid volumes are expressed in thousands of barrels (MBbls) of stock tank oil.  Gas volumes are expressed in millions of standard cubic feet (MMSCF) at the official temperature and pressure bases of the areas wherein the gas reserves are located.

DATA SOURCE

Basic well and field data used in the preparation of these summaries were furnished by Voyager or were obtained from commercial sources.  Records as they pertain to factual matters such as acreage controlled, the number and depths of wells, reservoir pressure and production history, the existence of contractual obligations to others and similar matters were accepted as presented.

Additionally, the analyses of these properties utilized not only the basic data on the subject wells but also data on analogous properties as provided.  Well logs, ownership interest, revenues received from the sale of products and operating costs were furnished by Voyager.  No physical inspection of the properties was made nor any well tests conducted.

Operating cost data for the previous twelve month period for which data was available were provided by Voyager along with an average of each property’s lease operating expense and well operating expense for the same time period.  This data was utilized to determine the direct cost of operation for each property or producing unit.

RESERVE ESTIMATES

The estimate of reserves is based primarily upon production history or analogy with wells in the area producing from the same or similar formations.  In addition to individual well production history, geological, 3D seismic and well test information, when available, were utilized in the evaluation.

The accuracy of reserve estimates is dependent upon the quality of available data and upon the independent geological and engineering interpretation of that data.  Reserve estimates presented in these summaries are calculated using acceptable methods and procedures and are believed to be reasonable; however, future reservoir performance may justify revision of these estimates.

PRODUCING RATES

Estimated reserves are scheduled for recovery primarily on the basis of actual producing rates or appropriate well test information.  They were prepared giving consideration to engineering and geological data such as reservoir pressure, anticipated producing mechanisms, the number and types of completions, as well as past performance of analogous reservoirs.

These and other future rates may be subject to regulation by various agencies, changes in market demand or other factors; consequently, reserves recovered and the actual rates of recovery may vary from the estimates included herein.

PRICING PROVISIONS

Crude Oil and Condensate - The unit price used for crude oil and condensate is based upon the posted price for liquids in effect as of March 31, 2008, the last trading day of the month.  A crude oil posted price for West Texas Intermediate crude of $105.56 per barrel was held constant throughout the producing life of the property.  A pricing differential from this posted price for each producing property had been developed based upon historical sales information.  This pricing differential was similarly held constant.  Prices for liquid reserves scheduled for initial production at some future date were estimated using current prices on the same properties.

Natural Gas - The unit price used for natural gas is based upon an initial gas price of $9.59 per MMBtu, the March 31, 2008, NYMEX natural gas price in effect.  A similar pricing differential for each property had been developed, and this differential as well as the price for gas was held constant throughout the producing life of the property.  Prices for gas reserves scheduled for initial production at some future date were estimated using this same price.

FUTURE NET INCOME

Future net income is based upon gross income from future production, less direct operating expenses and taxes (production, severance, ad valorem or other).  Estimated future capital for development and workover costs was also deducted from gross income at the time it will be expended.  No allowance was made for depletion, depreciation, income taxes or administrative expense.

Direct lease operating expense includes direct cost of operations of each lease or an estimated value for future operations based upon analogous properties.  Lease operating expense and/or capital costs for drilling and/or major workover expense were held constant throughout the remaining producing life of the properties.  Neither the cost to abandon onshore properties nor the salvage value of equipment was considered.

Future net income has been discounted for present worth at values ranging from 0 to 100 percent using yearly discounting.  The future net income is discounted at a primary rate of ten (10.0) percent.

GENERAL

Voyager Gas Corporation has provided access to all of its accounts, records, geological and engineering data, reports and other information as required for this investigation.  The ownership interests, product classifications relating to prices and other factual data were accepted as furnished without verification.

No consideration was given to either gas contract disputes including take or pay demands or gas sales imbalances.

No consideration was given to potential environmental liabilities which may exist, nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to arrange a visit so that he can evaluate the assumptions made and the completeness and extent of the data available on which the estimates are made.

This has been prepared for the exclusive use of Voyager Gas Corporation and shall not be reproduced, distributed or made available to any other company without the written consent of Ralph E. Davis Associates, Inc.  Such consent will not be unreasonably withheld if the information is utilized in its entirety.

Very truly yours,
RALPH E. DAVIS ASSOCIATES, INC.

/s/ Allen L. Kelley
Allen L. Kelley
Senior Geologist

CLASSIFICATION OF RESERVES

 Proved Oil and Gas Reserves

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made.  Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

1.
Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test.  The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

2.
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

3.
Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Developed Oil and Gas Reserves

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as proved developed reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.  Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.  Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.  Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(Classification of reserves as found in Rule 4-10(a) of Regulation S-X of the per Securities and Exchange Act)

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ralph E. Davis Associates, Inc.
1717 St. James Place
Suite 460
Houston, Texas 77056

February 12, 2009

ABC Funding, Inc.
6630 Cypresswood Drive, Suite 200
Spring, Texas 77379

Attn:   Board of Directors

To Whom It May Concern:

The undersigned consents to the use of the name Ralph E. Davis Associates, Inc. and to the inclusion of our summary report, dated May 13, 2008, of the Estimated Reserves and Non Escalated Future Net Revenue Remaining as of April 1, 2008 of Voyager Gas Corporation (the “Reserve Report”) as an exhibit to the Schedule 14C Information Statement (Amendment No. 3) of ABC Funding, Inc. initially filed with the Securities and Exchange Commission on or about February 12, 2009.

Very truly yours,

RALPH E. DAVIS ASSOCIATES, INC.

_/s/  Allen L. Kelley_____________
Allen L. Kelley
Senior Geologist

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ABC Funding, Inc.
Houston, Texas

We consent to the inclusion in this Schedule 14C Information Statement (Amendment No. 3) of ABC Funding, Inc. (the “Company”), initially filed with the Securities and Exchange Commission on or about February 12, 2009, of our report dated September 8, 2008, relating to the consolidated balance sheets of ABC Funding, Inc. as of June 30, 2008 and 2007, and the related consolidated statements of operations, cash flows and changes in stockholder’s deficit for the years ended June 30, 2008 and 2007, and for the period from February 21, 2006 (inception) through June 30, 2008, respectively.

/s/  Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 12, 2009

Montgomery Coscia Greilich LLP
Certified Public Accountants
2701 Dallas Parkway, Suite 300
Plano, Texas 75093
972.378.0400 p
972.378.0416 f

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ABC Funding, Inc.
Houston, Texas

We consent to the inclusion in this Schedule 14C Information Statement (Amendmnet No. 3) of ABC Funding, Inc. (the “Company”), initially filed with the Securities and Exchange Commission on or about February 12, 2009, of our report dated May 8, 2008, relating to the balance sheets of Voyager Gas Corporation as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended.

/s/  Montgomery Coscia Greilich LLP
Montgomery Coscia Greilich LLP
Plano, Texas
February 12, 2009